QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Upbancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $5,073
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROXY STATEMENT
OF
UPBANCORP, INC.
4753 NORTH BROADWAY
CHICAGO, ILLINOIS 60640

April 18, 2003

Dear Shareholder:

        We cordially invite you to attend the annual meeting of shareholders of Upbancorp. The meeting will be held at the main office of Uptown National Bank of Chicago located at 4753 North Broadway, Chicago, Illinois, on Tuesday, May 20, 2003 at 9:45 a.m.

        At the annual meeting, you will be asked to approve an agreement and plan of merger, which provides that Upbancorp will be merged with a subsidiary of Bridgeview Bancorp, Inc. If the merger is completed, you will receive a cash payment for each share of Upbancorp stock that you own in an amount determined in accordance with the terms of the merger agreement. Upon completion of the merger, you will not own any stock or other interest in Upbancorp, nor will you receive, as a result of the merger, any shares of Bridgeview stock.

        You will also be asked to vote on the possible adjournment of the annual meeting, if necessary, to solicit proxies for additional votes in favor of the merger agreement, and on the election of two Class II directors for Upbancorp at the annual meeting. Your board of directors has nominated Stephen W. Edwards and Alfred E. Hackbarth, Jr., to fill these positions.

        Your exchange of shares of Upbancorp stock for cash generally will cause you to recognize income for federal, and possibly state and local, tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

        Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals and adoption of the merger agreement by the affirmative vote of holders of a majority of our outstanding shares of common stock.

        We urge you to read the attached proxy statement carefully. It describes the merger agreement in detail and includes a copy of the agreement and plan of merger as Annex A.

        Certain of our shareholders holding shares representing over 11.25% of our outstanding voting stock have agreed to vote their shares in favor of the merger.

        Your board of directors has unanimously approved the merger and unanimously recommends that you vote "FOR" the adoption of the merger agreement because the Board believes it to be in the best interest of our shareholders. Your board also recommends that you vote "FOR" the director nominees named herein and "FOR" the possible adjournment of the annual meeting.

        This proxy statement is furnished in connection with the solicitation by the board of directors of Upbancorp, of proxies for use at the annual meeting. The record date for determining stock ownership is April 15, 2003. Only shareholders of record as of April 15, 2003, will be entitled to notice of, and to vote at, the annual meeting.

        Upbancorp's 2002 Annual Report on Form 10-K, including financial statements consolidated with those of Uptown National Bank of Chicago, is being transmitted to each shareholder with this proxy statement. This proxy statement (and the accompanying proxy) is being mailed to all shareholders on or about April 18, 2003.

        It is very important that your shares be represented at the annual meeting. Whether you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided.

        On behalf of the Board, I thank you for your prompt attention to this important matter.

Sincerely,

Richard K. Ostrom Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2003

To Upbancorp Shareholders:

        The annual meeting of shareholders of Upbancorp, Inc. will be held at the main office of Uptown National Bank of Chicago, located at 4753 North Broadway, Chicago, Illinois 60640, on May 20, 2003, at 9:45 a.m. local time.

        At the meeting, we will ask you to act on the following matters:

  1.
  Merger.    To consider and vote on a proposal to approve and adopt the agreement and plan of merger, dated February 14, 2003, by and between Bridgeview Bancorp, Inc., and Bridgeview Acquisition Corp., a wholly owned subsidiary of Bridgeview, and Upbancorp, as described in the attached proxy statement, and providing for the merger of Bridgeview Acquisition Corp. with and into Upbancorp and the payment of cash to the shareholders of Upbancorp for their shares of Upbancorp common stock upon the consummation of the merger. A copy of the agreement and plan of merger is attached as Annex A to this proxy statement.

  2.
  Election of Directors.    To elect Stephen W. Edwards and Alfred E. Hackbarth, Jr., to serve as Class II directors until the annual meeting of shareholders to be held in 2006.

  3.
  Adjournment.    To vote on the potential adjournment of the annual meeting, if necessary, to solicit proxies for additional votes in favor of the merger agreement.

  4.
  Transaction of Other Business.    To transact such other business as may properly come before the meeting and adjournment or adjournments thereof.

        As of the date of this document, the Upbancorp board of directors knows of no business that will be presented for consideration at the Upbancorp annual meeting, other than matters described in this document.

        The board of directors of Upbancorp unanimously recommends that you vote "For" approval and adoption of the Agreement and Plan of Merger, "For" the nominees to become directors named herein and "For" the potential adjournment of the annual meeting.

        If you were a shareholder of record at the close of business on April 15, 2003, you may vote at the annual meeting or at any postponement or adjournment of the meeting. All shareholders have a right to dissent from the merger and obtain payment of the fair value of their shares by complying with the Delaware law provisions contained in Annex C.

        To ensure that your shares are voted at the annual meeting, please promptly complete, sign and return the proxy card in the enclosed envelope.

Chicago, Illinois April 18, 2003	By Order of the board of directors

Evy Alsaker, Vice President

i

Termination; Amendment; Waiver	36
Stockholder Voting Agreement	37
Interests of Certain Persons in the Merger and Effect of the Merger on Employee Benefit Plans	38
Bridgeview Bancorp, Inc.	41
Election of Directors	41
Information About Directors and Nominees and Executive Officers	41
Nominees	41
Continuing Directors	41
Executive Officers	42
Board Committees and Meetings	43
Audit Committee Report	44
Executive Compensation	45
Directors' Fees	45
Retirement Benefits	46
Supplemental Executive Retirement Plan	46
Employment Agreements; Change-In-Control Agreements	46
Executive Compensation Committee	48
Executive Compensation Committee Report	48
Compensation Committee Interlocks and Insider Participation	49
Comparison of Five-Year Cumulative Total Return	49
Certain Relationships and Related Transactions	50
Security Ownership of Certain Beneficial Owners and Management	50
Compliance With Section 16(a) of the Exchange Act	51
Relationship With Independent Public Accountants	52
Audit Fees	52
Financial Information Systems Design and Implementation Fees	52
All Other Fees	52
Adjournment of the Annual Meeting	52
Cautionary Statement Regarding Forward-Looking Statements	53
Where You Can Find More Information	53
Shareholders' Proposals for 2004 Annual Meeting	53
Annexes:
Annex A:	Agreement and Plan of Merger, dated as of February 14, 2003, by and between Bridgeview Bancorp., Inc., and Bridgeview Acquisition Corp., a wholly owned subsidiary of Bridgeview, and Upbancorp, Inc. (excluding exhibits)
Annex B:	Fairness Opinion of Howe Barnes Investment, Inc.
Annex C:	Relevant portions of Section 262 of the Delaware General Corporation Law relating to Dissenters' Rights

ii

Questions And Answers About The Merger

Q:
What am I being asked to vote on?

A:
Upbancorp shareholders are being asked to vote on the election of two Class II directors, the agreement and plan of merger, which, if approved, will result in Upbancorp being acquired by Bridgeview, and the potential adjournment of the annual meeting, if necessary, to solicit proxies for additional votes in favor of the merger agreement. You may be asked to consider other matters as may properly come before the annual meeting. Upbancorp does not know of any other matters that will be presented for consideration at its annual meeting.

Q:
What will I receive for my shares of Upbancorp common stock?

A:
You will receive cash for each share of Upbancorp common stock that you own upon the completion of the merger. The per share price is subject to adjustment and will be determined at the time of the closing. If the merger had been consummated as of March 31, 2003, Upbancorp estimates that the cash price per share would have been approximately $67.90 to $69.46 per share. See "The Merger—Merger Consideration" beginning on page 15.

Q:
Why does Upbancorp want to merge?

A:
The Upbancorp board of directors believes that the merger is consistent with Upbancorp's goal of achieving enhanced shareholder returns and that the merger will create a more competitive company better able to serve its customers and communities.

Q:
When do you expect the merger to be completed?

A:
We hope to complete the merger in the second quarter of 2003, assuming the required shareholder approval is obtained. The merger is also subject to the approval of applicable federal and state banking regulatory authorities and the satisfaction of other closing conditions. We cannot assure you as to if and when all the conditions to the merger will be met nor can we predict the exact timing. It is possible we will not complete the merger.

Q:
When and where will the annual meeting take place?

A:
The annual meeting will be held at 9.45 a.m., local time, on May 20, 2003, at the main office of Uptown National Bank of Chicago, located at 4753 North Broadway, Chicago, Illinois.

Q:
What shareholder approvals are needed?

A:
Holders of at least a majority of the outstanding shares of our common stock as of the close of business on April 15, 2003, must approve and adopt the agreement and plan of merger at the annual meeting. To be elected a director, a director nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the annual meeting. The vote to adjourn the annual meeting must receive the favorable vote of a majority of the votes present at the annual meeting.

Q:
What is the recommendation of the Upbancorp board of directors?

A:
The board of directors of Upbancorp encourages you to vote "For" the approval and adoption of the merger agreement, "For" the director nominees listed in the proxy statement and "For" the potential adjournment.

Q:
How do the directors and executive officers of Upbancorp plan to vote?

A:
All of Upbancorp's directors and executive officers have agreed to vote their shares in favor of the merger. These individuals collectively hold, as of the record date for the annual meeting, 93,938 shares, or approximately 11.25% of Upbancorp common stock eligible to vote. The Upbancorp pension plan is the record owner of 48,400 shares (5.8%). Certain directors of Upbancorp serve as trustees of the pension plan. The affirmative vote of a majority of the shares, or 417,528 shares, of Upbancorp's issued and outstanding common stock eligible to vote is needed to approve the merger. For a description of the interests of certain directors and officers of Upbancorp, see "The Merger—Interests of Certain Persons in the Merger and Effect of the Merger on Employee Benefit Plans" beginning on page 38.

Q:
What do I need to do now?

A:
After reviewing this document, submit your proxy by executing and returning the enclosed proxy card. To enable their shares to be represented at the annual meeting, all owners of shares of Upbancorp common stock should execute the enclosed proxy card. By submitting your proxy, you authorize the individuals named in the proxy to represent you and vote your shares at the annual meeting in accordance with your instructions. These persons also may vote your shares to adjourn the annual meeting from time to time and will be authorized to vote your shares at any adjournment of the annual meeting.

  Your proxy vote is important. Whether you plan to attend your annual meeting, please submit your proxy promptly in the enclosed envelope.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if you instruct your broker on how to vote. Your broker will send you directions on how you can instruct your broker to vote. Your broker cannot vote your shares without instructions from you.

Q:
How will my shares be voted if I return a blank proxy card?

A:
If you sign, date and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote "For" the proposals identified in this document, including in favor of the merger agreement, the director nominees named herein and the potential adjournment of the annual meeting, and in the discretion of the persons named as proxies on any other matters presented for a vote at the annual meeting.

Q:
What will be the effect if I do not vote?

A:
If you abstain or do not return your proxy card or do not otherwise vote at your annual meeting, your failure to vote will have the same effect as if you voted against the approval and adoption of the merger agreement.

Q:
Can I vote my shares in person?

A:
Yes, if the shares you own are registered in your name, you may attend the annual meeting and vote your shares in person rather than signing and mailing the proxy card. However, in order to ensure that your vote is counted at the annual meeting, we recommend that you sign, date and promptly mail the enclosed proxy card. If your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of the shares on the record date for voting at your annual meeting.

Q:
Can I change my mind and revoke my proxy?

A:
Yes, you may revoke your proxy and change your vote at any time before the polls close at the annual meeting by:

•
signing another proxy with a later date,

  •
  giving written notice of the revocation of your proxy to Evy Alsaker, Vice President of Upbancorp, prior to the annual meeting, or

  •
  voting in person at the annual meeting.

  Your latest dated proxy or vote will be counted.

  You may request a new Upbancorp proxy card by calling Evy Alsaker, Vice President, at (773) 989-5723.

Q:
What regulatory approvals are required to complete the merger?

A:
In order to complete the merger, Bridgeview and Upbancorp must first obtain the prior written approval of the Federal Deposit Insurance Corporation, the FDIC and the Illinois Office of Banks and Real Estate of the merger of Uptown National Bank of Chicago, a wholly owned subsidiary of Upbancorp, with and into Bridgeview Bank and Trust Company, a wholly owned subsidiary of Bridgeview. The FDIC has approved the merger of the two subsidiaries. The application for the approval of the Illinois Office of Banks and Real Estate is currently pending. In addition, the Federal Reserve Bank of Chicago must confirm that prior approval of the Federal Reserve Board of the merger of Bridgeview Acquisition Corp. with and into Upbancorp is not required under the Bank Holding Company Act of 1956. A request for this confirmation is currently pending.

Q:
What are the tax consequences of the merger to Upbancorp shareholders?

A:
You will recognize income for federal, and possibly state and local, tax purposes on the exchange of your Upbancorp shares for cash. You will recognize gain or loss equal to the difference between the amount of cash you receive and your tax basis in the Upbancorp common stock. You should determine the actual tax consequences of the merger for you. Your tax consequences will depend on your specific situation and factors not within our control. To review the tax consequences to Upbancorp, see "The Merger—Certain Federal Tax Consequences," beginning on page 27. You should consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

Q:
What risks should I consider before I vote on the merger?

A:
We encourage you to read carefully the detailed information about the merger contained in this proxy statement.

Q:
What if I oppose the merger? Do I have dissenter's rights?

A:
Upbancorp shareholders who do not vote in favor of the merger agreement and who otherwise comply with all of the procedures of Section 262 of the Delaware General Corporation Law will be entitled to receive a payment in cash of the estimated fair value of their Upbancorp shares as ultimately determined under the statutory process. A copy of these provisions is attached as Annex C to this document. This value could be more than, but also could be less than, the merger consideration.

Q:
Has Upbancorp retained a financial advisor with respect to this transaction?

A:
Yes. Upbancorp retained the services of Howe Barnes Investment, Inc. Howe Barnes delivered its opinion, dated February 14, 2003, to the board of directors of Upbancorp that, subject to certain assumptions, limitations and qualifications stated therein, the consideration to be received by Upbancorp shareholders was fair to Upbancorp shareholders from a financial point of view. This opinion was updated by Howe Barnes on April 18, 2003, and is included as Annex B to this document.

  Upbancorp retained Howe Barnes by engagement letter agreement dated November 1, 2001, to render certain investment-banking services in connection with one or more possible business-combination transactions whereby Upbancorp would be acquired by another entity. In connection with this engagement,

  Upbancorp paid Howe Barnes a cash retainer fee of $25,000 and a cash fairness opinion fee of $150,000 following delivery of its February 14, 2003 fairness opinion and the execution of the merger agreement. Upon the closing of the merger, Upbancorp will pay Howe Barnes a cash completion fee of approximately $395,000. Upbancorp also agreed in the engagement letter agreement to reimburse Howe Barnes for its out-of-pocket expenses reasonably incurred in connection with its engagement and to indemnify Howe Barnes against certain liabilities, including liabilities under securities laws.

Q:
Should I send in my Upbancorp stock certificates now?

A:
No. Shortly before the closing, Bridgeview's exchange agent will send you a letter of transmittal with instructions informing you how to send in your stock certificates. You should use the letter of transmittal to exchange Upbancorp stock certificates for the merger consideration. Do not send in your stock certificates with your proxy card.

Q:
Who can answer my questions about the merger?

A:
You should contact:

  Upbancorp, Inc.
  4753 North Broadway
  Chicago, IL 60640
  Attn: Evy Alsaker, Vice President
  (773) 989-5723

Summary

        This brief summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the annexes, and the other documents to which we refer. For more information about Upbancorp, see "Where You Can Find More Information" beginning on page 53. Each item in this summary contains a page reference directing you to a more complete description of that item.

General

        This proxy statement relates to the proposed acquisition by Bridgeview of Upbancorp. Upbancorp believes that the merger will enhance shareholder value by allowing Upbancorp shareholders to receive cash in exchange for their shares of Upbancorp common stock.

The Companies

Upbancorp, Inc.
4753 North Broadway
Chicago, Il 60640
(773) 878-2000

        Upbancorp, a Delaware corporation, is a registered bank holding company headquartered in Chicago, Illinois. Upbancorp conducts its principal activities through its banking subsidiary, Uptown National Bank of Chicago, a national banking association, which operates a general banking business from six offices located in greater Chicago and two offices located in Arizona (one in Phoenix and one in Tempe). At December 31, 2002, on a consolidated basis, Upbancorp had assets of approximately $407.1 million, deposits of approximately $344.7 million and shareholders' equity of approximately $33.68 million. Upbancorp common stock is traded on the OTCBB under the symbol "UPBN."

Bridgeview Bancorp, Inc. and Bridgeview Acquisition Corp.
7940 South Harlem Avenue
Bridgeview, Illinois 60455
(708) 594-7400

        Bridgeview, a Delaware corporation, is a registered bank holding company headquartered in Bridgeview, Illinois. Its only direct subsidiary is Bridgeview Bank and Trust Company, an Illinois banking corporation. Bridgeview's principal markets for financial services presently are in Cook, Lake, DuPage and Kendall Counties, Illinois. At December 31, 2002, Bridgeview had, on a consolidated basis, assets of approximately $545.7 million, deposits of approximately $461.8 million and shareholders' equity of approximately $41.1 million. Bridgeview common stock is not traded on any exchange.

        Bridgeview Acquisition Corp., a Delaware corporation, and wholly owned subsidiary of Bridgeview, does not conduct any ongoing operations. The primary purpose of Bridgeview Acquisition Corp. is to facilitate the merger.

The Annual Meeting (Page 9)

        The annual meeting of the Upbancorp shareholders will be held at 9:45 a.m., local time, on May 20, 2003, at the main office of Uptown National Bank of Chicago, located at 4753 North Broadway, Chicago, Illinois. Holders of Upbancorp common stock outstanding as of the close of business on April 15, 2003, are entitled to vote at the meeting and will be asked to consider and vote upon:

  •
  the approval and adoption of the agreement and plan of merger;

  •
  the election of two Class II directors;

  •
  the potential adjournment of the annual meeting, if necessary, to solicit proxies for additional votes in favor of the merger agreement; and

  •
  any other matters properly presented at the Upbancorp annual meeting.

Record Date; Vote Required (Page 10)

        The record date for the annual meeting is April 15, 2003. Only shareholders of record as of this date will be entitled to notice of and to vote at the annual meeting. As of April 15, 2003, Upbancorp's directors, executive officers and their affiliates held, in the aggregate, approximately 93,938 shares (11.25%) of the outstanding Upbancorp common stock. The Upbancorp pension plan is the owner of record of 48,400 shares (5.8%). Certain directors of Upbancorp serve as trustees of the pension plan. The directors and executive officers of Upbancorp have agreed to vote their shares in favor of the merger.

        At the annual meeting, the agreement and plan of merger must be approved by the affirmative vote of the holders of at least a majority of the shares of Upbancorp common stock outstanding. To be elected a director, a director nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the annual meeting. The vote to adjourn the annual meeting must receive the favorable vote of a majority of the votes cast at the annual meeting.

Revocability of Proxies (Page 10)

        You may revoke your proxy at any time before it is exercised by: (1) filing with Evy Alsaker, Vice President of Upbancorp a written notice of revocation of your proxy; (2) submitting a duly executed proxy bearing a later date; or (3) voting in person at your annual meeting.

The Merger (Page 14)

        At the effective time of the merger, Bridgeview Acquisition Corp. will merge with and into Upbancorp. Bridgeview will issue cash to the holders of common stock of Upbancorp in exchange for their shares of Upbancorp common stock upon the completion of this merger.

Holders Of Upbancorp Common Stock Will Receive Cash In The Merger (Page 15)

        You will receive cash for each share of Upbancorp common stock that you own at the effective time of the merger. The per share price is subject to adjustment and will be determined at the time of the closing. If the merger had been consummated as of March 31, 2003, Upbancorp estimates that the cash price per share would have been approximately $67.90 to $69.46 per share. See "The Merger—Merger Consideration" beginning on page 15.

Material Federal Income Tax Consequences Of The Merger To Upbancorp Shareholders (Page 27)

        You will recognize income for federal, and possibly state and local, tax purposes on the exchange of your Upbancorp shares for cash. You will recognize gain or loss equal to the difference between the amount of cash you receive and your tax basis in the Upbancorp common stock. You should determine the actual tax consequences of the merger for you. Tax matters are very complicated. Your tax consequences will depend on your specific situation and factors not within our control. You are urged to consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Reasons For The Merger (Page 21)

        The Upbancorp board of directors believes that in the rapidly changing environment of the banking industry, merging with Bridgeview is consistent with Upbancorp's long-term goal of enhancing shareholder value.

In addition, the Upbancorp board of directors believes that the customers and communities served by Upbancorp will benefit from the merger.

        You can find a more detailed discussion of the background to the merger agreement and Upbancorp's reasons for the merger in this document under "The Merger—Background of the Merger" beginning on page 17, and "—Recommendation of the Upbancorp Board of Directors and Reasons for the Merger" beginning on page 21.

Opinion Of Upbancorp's Financial Advisor (Page 22)

        Among other factors considered in deciding to approve the merger, the Upbancorp board of directors reviewed the written opinion of Howe Barnes, its financial advisor, that, as of February 14, 2003 (the date on which the Upbancorp board of directors approved the merger and related agreements), and updated through the date of this document, the merger consideration was fair to the holders of Upbancorp common stock from a financial point of view. Howe Barnes's updated opinion is included as Annex B to this document. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Howe Barnes in providing its opinion.

Recommendation To Upbancorp Shareholders (Page 20)

        The Upbancorp board believes that the merger is fair to, and in the best interests of, Upbancorp and its shareholders and unanimously recommends that you vote "For" approval and adoption of the agreement and plan of merger, "For" the director nominees listed herein and "For" the adjournment, if necessary, of the annual meeting.

Conditions To The Merger (Page 34)

        Upbancorp and Bridgeview will complete the merger only if certain conditions are satisfied. Some of these conditions include:

  •
  approval of the agreement and plan of merger by Upbancorp's shareholders;

  •
  the receipt of certain regulatory approvals and the expiration of any waiting periods;

  •
  absence of an injunction or regulatory prohibition to completion of the merger;

  •
  accuracy of the respective representations and warranties of Bridgeview and Upbancorp in the merger agreement;

  •
  compliance in all material respects by Bridgeview and Upbancorp with their respective covenants and agreements in the merger agreement; and

  •
  Upbancorp shall not have suffered a material adverse effect since February 14, 2003.

        Where the law permits, a party to the merger agreement could elect to waive a condition to its obligations to complete the merger although that condition has not been satisfied. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived or that the merger will be completed.

Right To Terminate (Page 36)

        The boards of directors of Bridgeview and Upbancorp may jointly agree in writing to terminate the merger agreement without completing the merger. In addition (except as noted below), either company can individually terminate the merger agreement prior to the completion of the merger if:

  •
  the other party materially breaches the merger agreement and has failed to cure the breach;

  •
  the merger is not completed by August 1, 2003;

  •
  the parties do not obtain the required regulatory approvals;

  •
  Upbancorp's shareholders do not approve the merger agreement; or

  •
  other conditions to closing the merger have not been satisfied.

Takeover Proposal And Termination Fee (Page 33)

        Upbancorp may owe a termination fee to Bridgeview if the merger is terminated because of Upbancorp's actions regarding a competing takeover proposal from a third party. The amount of the termination fee is $2,500,000.

We May Amend The Terms Of The Merger And Waive Certain Conditions (Page 36)

        Prior to the annual meeting, Bridgeview and Upbancorp may jointly amend the terms of the merger agreement, and each of us may waive the right to require the other party to adhere to those terms, to the extent legally permissible. However, after you approve and adopt the merger agreement, any subsequent amendment or waiver that reduces or changes the amount or form of the consideration that Upbancorp shareholders will receive as a result of the merger cannot be completed without the additional approval of the Upbancorp shareholders of this subsequent amendment or waiver.

Regulatory Approvals (Page 28)

        In order to complete the merger, Bridgeview and Upbancorp must first obtain the prior written approval of the FDIC and the Illinois Office of Banks and Real Estate of the merger of Uptown National Bank of Chicago, a wholly owned subsidiary of Upbancorp, with and into Bridgeview Bank and Trust Company, a wholly owned subsidiary of Bridgeview. The FDIC has approved the merger of the two subsidiaries. The application for the approval of the Illinois Office of Banks and Real Estate is currently pending. In addition, the Federal Reserve Bank of Chicago must confirm that prior approval of the Federal Reserve Board of the merger of Bridgeview Acquisition Corp. with and into Upbancorp is not required under the Bank Holding Company Act of 1956. A request for this confirmation is currently pending.

Interests Of Upbancorp's Directors And Officers In The Merger That Are Different Than Yours (Page 38)

        When considering the Upbancorp board's recommendation that Upbancorp's shareholders vote to approve and adopt the merger agreement, you should be aware that certain Upbancorp directors and officers may have interests in the merger that are different from and in addition to their interests as shareholders. These interests exist because of the rights that certain officers have to receive severance payments under the terms of various agreements with Upbancorp. These interests also arise from provisions of the merger agreement relating to director and officer indemnification and insurance.

        Upbancorp's board of directors knew about and considered these additional interests in approving the merger agreement.

Effect On Upbancorp's Employees (Page 38)

        The merger agreement provides that after the consummation of the merger, the benefits to be provided to the employees of Upbancorp will be provided by the benefit plans and programs provided to similarly situated employees of Bridgeview.

Dissenters' Rights (Page 12)

        Upbancorp shareholders who perfect their appraisal rights by complying with all of the provisions of Section 262 of the Delaware General Corporation Law will be entitled to receive, in lieu of the merger consideration contemplated in the merger agreement, following the commencement and conclusion of a statutory appraisal proceeding in the Delaware Court of Chancery, the amount of the fair value of their shares as determined by the court in the appraisal proceeding. In order to demand appraisal and payment for shares of Upbancorp common stock, a Upbancorp shareholder (a) must deliver a written demand for appraisal of his or her shares to Upbancorp before the vote on the Agreement and Plan of Merger and (b) must not vote in favor of the agreement and plan of merger. All written demands for appraisal should be delivered to Upbancorp at its principal executive offices at 4753 North Broadway, Chicago, Illinois 60640, Attention: Evy Alsaker, Vice President. Voting in favor of the merger agreement, or delivering a proxy in connection with the Upbancorp annual meeting (unless the proxy votes against or expressly abstains from the vote on the merger agreement) will constitute waiver of a shareholder's appraisal rights.

        If you dissent from the merger and the conditions outlined above are met, your shares of Upbancorp common stock will not be exchanged for cash in the merger, and your only right will be to receive the fair value of your shares as determined by mutual agreement between you and Bridgeview or by appraisal of a court if you are unable to agree. You should be aware that submitting a signed proxy card without indicating a vote with respect to the merger will be deemed a vote "For" the merger and a waiver of your dissenters' rights. A vote "Against" the merger does not dispense with the requirements to request an appraisal under the Delaware General Corporation Law.

        The appraised value may be more or less than the consideration you would have received under the terms of the agreement and plan of merger.

Accounting

        The merger will be accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

Market Price Data

        Upbancorp common stock is traded on the OTCBB under the symbol "UPBN". On February 13, 2003, the business day immediately preceding the public announcement of the execution of the agreement and plan of merger setting forth the terms of the merger, and on April 14, 2003, the most recent practicable date prior to the printing of this document, the market prices of Upbancorp common stock were as follows:

Price per share:	Upbancorp
February 13, 2003	$42.05
April 14, 2003	$66.01

Annual Meeting

        This document and the accompanying proxy card are being furnished to you in connection with the solicitation by the board of directors of Upbancorp of proxies to be used at the annual meeting of shareholders to be held at 9:45 a.m., local time, on May 20, 2003, at the offices of Uptown National Bank of Chicago, located at 4753 North Broadway, Chicago, Illinois, and at any adjournments thereof. This document, the enclosed notice of annual meeting and proxy card are first being sent to you on or about April 18, 2003.

Purposes of the Meeting

        The purposes of the annual meeting of shareholders are to:

  •
  consider and vote upon the proposal to approve and adopt the agreement and plan of merger, relating to the merger of Bridgeview Acquisition Corp. with and into Upbancorp (see "The Merger—Structure of the Merger" beginning on page 15);

  •
  elect two Class II directors (see "—Election of Directors" beginning on page 41);

  •
  vote on the potential adjournment of the annual meeting, if necessary, to solicit proxies for additional votes in favor of the merger agreement (see "—Adjournment of the Annual Meeting" beginning on page 52); and

  •
  such other matters as are properly brought before the annual meeting.

        As of the date of this document, the Upbancorp board of directors knows of no business that will be presented for consideration at the annual meeting, other than matters described in this document.

Record Date; Voting And Revocability Of Proxies

        The Upbancorp board of directors has fixed the close of business on April 15, 2003, as the record date for shareholders entitled to notice of and to vote at the annual meeting. Only holders of record of Upbancorp common stock on that date are entitled to notice of and to vote at the annual meeting. Each share of Upbancorp common stock you own entitles you to one vote. On the record date, 835,055 shares of Upbancorp common stock were outstanding and entitled to vote at the annual meeting, held by approximately 270 shareholders of record.

        If you are a registered shareholder, that is, if you hold your stock in your own name as registered with Upbancorp's stock transfer agent, Registrar and Transfer Company, you may vote at the annual meeting using any one of the following methods:

  •
  You May Vote by Mail.  You may properly complete and sign the accompanying proxy card and return it in the enclosed envelope. The enclosed envelope requires no additional postage if mailed in the United States.

  •
  You May Vote in Person at the Meeting.  If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. (If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of Upbancorp common stock on April 15, 2003, the record date for voting at the annual meeting.)

        If you hold shares of Upbancorp common stock in "street name," you must instruct your broker to vote your shares on the proposal to approve and adopt the merger agreement, following the directions provided to you by your broker. Your failure to instruct your broker to vote on the proposal to approve and adopt the merger agreement will be the equivalent of voting against the proposal. Therefore, you are encouraged to vote.

        Shareholders who execute proxies retain the right to revoke them at any time prior to their exercise. Unless revoked, the shares represented by proxies will be voted at the annual meeting and all adjournments thereof. Proxies may be revoked by:

  •
  written notice to Evy Alsaker, Vice President of Upbancorp, Inc., 4753 North Broadway, Chicago, Illinois 60640,

  •
  filing a later dated proxy prior to a vote being taken on a particular proposal at the Upbancorp annual meeting, or

  •
  attending the annual meeting and voting in person.

Your latest dated proxy or vote will be counted.

        Proxies solicited by the Upbancorp board will be voted in accordance with the directions given on the proxy cards. If you sign and return your proxy card but do not indicate your vote on the proxy card, your proxy will be voted "For" approval and adoption of the merger agreement, the director nominees named herein and the potential adjournment of the annual meeting.

        The proxies confer discretionary authority on the persons named on the proxy cards to vote your common stock with respect to matters incident to the conduct of the annual meeting. If any other business is presented at the annual meeting, proxies will be voted in accordance with the discretion of the proxy holders.

Vote Required; Quorum

        The affirmative vote of the holders of at least a majority of the Upbancorp common stock outstanding is required to approve and adopt the merger agreement. All of Upbancorp's directors and executive officers have agreed to vote their shares in favor of the merger. These individuals collectively hold, as of the record date for the annual meeting, 93,938 shares, or approximately 11.25% of Upbancorp common stock eligible to vote. The Upbancorp pension plan is the owner of record of 48,400 shares (5.8%). Certain directors of Upbancorp serve as trustees of the pension plan. For a description of the interests of certain directors and officers of Upbancorp, see "The Merger—Interests of Certain Persons in the Merger and Effect of the Merger on Employee Benefit Plans" beginning on page 38.

        Because approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the Upbancorp common stock outstanding, abstentions and failures to vote will have the same effect as votes against the proposal. If you do not return your proxy card or do not otherwise vote at the annual meeting, it will have the same effect as if you voted "Against" the approval and adoption of the merger agreement at the annual meeting. Proxies marked as abstentions will have the same effect as a vote against the proposal to approve and adopt the merger agreement at the annual meeting. Under the National Association of Securities Dealers, Inc. conduct rules, your broker may not vote your shares on the proposal to approve and adopt the merger agreement without instructions from you. Without your voting instructions, a broker non-vote will occur. Broker non-votes have the same effect as votes "Against" the merger.

        To be elected a director, a director nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the annual meeting. The vote to adjourn the annual meeting must receive the favorable vote of a majority of the votes cast at the annual meeting.

        A majority of the shares of Upbancorp common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at the annual meeting in order for a quorum to be present for purposes of transacting business. Abstentions and non-broker votes will be counted in determining whether a quorum is present. In the event that a quorum is not present, it is expected that the annual meeting will be adjourned or postponed to solicit proxies. The affirmative vote of the holders of a majority of the shares of Upbancorp common stock present and voting on the matter may authorize the adjournment of the annual meeting.

        No proxy that is voted against the proposal to approve and adopt the merger agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

Solicitation Of Proxies

        Upbancorp will pay all the costs of soliciting proxies. Upbancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Upbancorp common stock. In addition to solicitations by mail, directors, officers and employees of Upbancorp may solicit proxies personally or by telephone without additional compensation.

        Do not send in any stock certificates with your proxy cards. As soon as practicable after the completion of the merger, the exchange agent will mail transmittal forms with instruction for the exchange of Upbancorp stock certificates.

Dissenters' Rights of Appraisal

General

        Shareholders of a corporation that is proposing to merge or consolidate with another entity are sometimes entitled under relevant state laws to appraisal or dissenters' rights in connection with the proposed transaction depending on the circumstances. These rights generally confer on shareholders who oppose a merger or the consideration to be received in a merger the right to receive, in lieu of the consideration being offered in the merger, the fair value for their shares as determined in a judicial appraisal proceeding.

        Each Upbancorp shareholder has the right to demand the appraised value of his or her shares of Upbancorp common stock in cash if the shareholder follows all of the procedures set forth under Section 262 of the Delaware General Corporation Law, or the DGCL. A copy of this section is attached as Annex C hereto.

How to Dissent

        Under the DGCL, a Upbancorp shareholder may demand an appraisal of the fair value (as determined pursuant to Section 262 of the DGCL) of his or her shares of Upbancorp common stock and payment of such fair value to the shareholder in cash if the merger is consummated.

        Bridgeview will pay to such shareholder the fair value of such shareholder's shares of Upbancorp common stock if such shareholder (a) files with Upbancorp, prior to the vote at the annual meeting, a written demand for an appraisal of the fair value of his or her shares; (b) does not vote in favor of the approval and adoption of the merger agreement; (c) continues to hold his or her shares through the effective time of the merger; and (d) does not withdraw the demand for appraisal within a period of 60 days after the effective time. Such demand shall be sufficient if it reasonably informs Upbancorp of the identity of the shareholder and that the shareholder intends thereby to demand an appraisal of his or her shares.

        A proxy or vote against the approval and adoption of the merger agreement will not, by itself, be regarded as a written objection for purposes of asserting appraisal rights. A vote in favor of the approval and adoption of the merger agreement will constitute a waiver of a shareholder's appraisal rights.

        All written demands for appraisal should be addressed and delivered to: Upbancorp, Inc., 4753 North Broadway, Chicago, Illinois, 60640 Attention: Evy Alsaker, Vice President, before the taking of the vote concerning the merger at the annual meeting, and should be executed by, or on behalf of, the holder of record.

Who May Dissent

        To be effective, a demand for appraisal must be executed by or for the shareholder of record who held such Upbancorp shares on the date of making such demand, and who continuously holds such shares through the effective time of the merger, fully and correctly, as such shareholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such case, have the registered owner submit the required demand in respect of such shares.

        If Upbancorp common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If Upbancorp common stock is owned of record by more than one person, such as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds Upbancorp common stock as nominee for others may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Upbancorp common stock registered in the name of such record owner.

Withdrawal of Demand for Appraisal

        At any time within the 60-day period after the effective time, a shareholder may withdraw his or her demand for appraisal. If the shareholder does so, he or she will be deemed to have accepted the terms offered pursuant to the merger. After the 60-day withdrawal period, a shareholder may withdraw only with the consent of Bridgeview.

Notice from Bridgeview

        Within 10 days after the effective time of the merger, Bridgeview must give written notice that the merger has become effective to each Upbancorp shareholder who filed a written demand for appraisal and who did not vote in favor of the approval and adoption of the merger agreement. Within 120 days after the effective time, any shareholder who has validly perfected appraisal rights shall be entitled, upon written request, to receive from Bridgeview a statement setting forth the aggregate number of shares of Upbancorp common stock not voted in favor of the merger with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Bridgeview must respond to such request within 10 days after receipt or within 10 days after the date of the annual meeting, whichever is later.

Appraisal Proceeding

        Within 120 days after the effective time of the merger, Bridgeview or any Upbancorp shareholder seeking appraisal may file a petition in the Delaware Court of Chancery demanding a determination of the value of the Upbancorp common stock held by shareholders seeking appraisal. The DGCL contemplates a single proceeding in the Court of Chancery that will apply to all shareholders who have perfected their appraisal rights, whether or not such shareholders have individually filed a petition seeking appraisal with the Court of Chancery. If neither Bridgeview nor any of the Upbancorp shareholders who have perfected their appraisal rights has filed a petition in the Court of Chancery within the 120-day period following the effective time, such appraisal rights will be waived, and the shareholders will be entitled to receive, upon surrender of the certificates evidencing their shares of Upbancorp common stock, cash equal to the merger consideration. Bridgeview has no present intention to file such a petition with the Delaware Court of Chancery.

        If a petition for appraisal is filed by an Upbancorp shareholder, a copy of the petition will be served on Bridgeview, which then will have 20 days after such service to file with the office of the Register in Chancery a verified list of Upbancorp shareholders who have perfected appraisal rights but have not yet reached agreement as to value with Bridgeview. If the petition is filed by Bridgeview, such verified list must accompany the filing. The Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for hearing of the petition, by registered or certified mail, to Bridgeview and each Upbancorp shareholder named on the verified list. Such notice shall also be published at least one week prior to the hearing in one or more newspapers of general circulation in Wilmington, Delaware and in such other publications as directed by the Court.

        The Court will conduct a hearing on the petition for appraisal at which the Court will determine the Upbancorp shareholders who have properly perfected appraisal rights with respect to their shares and may require such shareholders to submit the certificates evidencing their shares of Upbancorp common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding. Failure to comply with such direction may result in dismissal of the proceeding as to such non-complying shareholder. After determining the shareholders entitled to appraisal, the Court, after taking into account all relevant factors, will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Upon application of either Bridgeview or any of the shareholders entitled to appraisal, the Court may permit discovery or other pretrial proceedings and may proceed to trial prior to a final determination of the shareholders entitled to appraisal. Any Upbancorp shareholder whose name appears on the verified list submitted by Bridgeview and who has submitted such shareholder's certificates of stock to the Register in Chancery, if such is required, may participate in the appraisal proceedings until it is finally determined by the Court that that shareholder is not entitled to appraisal rights. The judgment shall be payable only upon and simultaneously with the surrender to Bridgeview of the certificate(s) representing such shares of Upbancorp common stock. Upon payment of the judgment, the shareholder who sought appraisal shall cease to have any interest in such shares or in Upbancorp.

Fair Value

        Section 262 of the DGCL provides fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." The Delaware Supreme Court has construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and are not the product of speculation, may be considered." Shareholders who are considering seeking an appraisal should bear in mind that the fair value of their shares of Upbancorp common stock determined under Section 262 could be more than, the same as or less than the merger consideration if they seek appraisal of their shares of common stock, and that an opinion of an investment banking firm as to fairness is not an opinion as to fair value under Section 262.

Expenses; Interest

        Costs of the appraisal proceeding may be assessed against the parties thereto (i.e., Bridgeview and the Upbancorp shareholders participating in the appraisal proceeding) by the Court as the Court deems equitable in the circumstances. Upon the application of any shareholder, the Court may determine the amount of interest, if any, to be paid upon the value of the stock of shareholders entitled thereto. Upon application of a shareholder, the Court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Rights as an Upbancorp Shareholder Following the Merger

        Any Upbancorp shareholder who has demanded appraisal rights will not, after the effective time of the merger, be entitled to vote the stock subject to such demand for any purpose or to receive payment of dividends or any other distribution with respect to such shares (other than dividends or distributions, if any, payable to holders of record as of a record date prior to the effective time of the merger) or to receive the payment of the merger consideration. However, if no petition for an appraisal is filed within 120 days after the effective time or if such shareholder delivers to Bridgeview a written withdrawal of such shareholder's demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or thereafter with the written approval of Bridgeview, then the right of such shareholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any shareholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        Failure to comply strictly with these procedures will cause an Upbancorp shareholder to lose his or her appraisal rights. Consequently, any shareholder who desires to exercise his or her appraisal rights is urged to consult a legal advisor before attempting to exercise such rights.

        The preceding discussion is a summary of the provisions regarding appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL which is attached hereto as Annex C. Upbancorp shareholders who are interested in perfecting appraisal rights pursuant to the DGCL in connection with the merger should consult with their counsel for advice as to the procedures required to be followed.

The Merger

        The following description summarizes all material terms of the agreement and plan of merger, which is dated as of February 14, 2003. We urge you to read the agreement and plan of merger, a copy of which is attached as Annex A to this document and is incorporated by reference into this document.

Structure of the Merger

        Upon consummation of the merger, Bridgeview Acquisition Corp., a wholly owned subsidiary of Bridgeview, will merge with and into Upbancorp. Each share of issued and outstanding Upbancorp common stock (other than shares with respect to which dissenters' rights have been perfected and treasury and other shares held by Upbancorp and Bridgeview) will be converted into the right to receive cash as described below.

        Following the merger, Bridgeview will own all of the stock of Upbancorp and will either merge Upbancorp into Bridgeview or liquidate Upbancorp and transfer Upbancorp's assets and liabilities to Bridgeview. Thereafter, Bridgeview will merge Uptown National Bank of Chicago, the wholly owned subsidiary of Upbancorp, or the Bank, into Bridgeview Bank and Trust Company, Bridgeview's wholly owned subsidiary.

Corporate Governance

        After the merger is completed, the directors and officers of Bridgeview Acquisition Corp., a wholly owned subsidiary of Bridgeview, who were in office prior to the effective time of the merger will continue to serve as the directors and officers, respectively, of Upbancorp for the term for which they were elected.

Merger Consideration

        Each share of Upbancorp common stock (excluding treasury and other shares held by Bridgeview or Upbancorp, and shares with respect to which dissenters' rights have been perfected), that is issued and outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive cash. The per share cash payment will depend on the amount of Upbancorp's shareholders' equity as calculated in accordance with a formula contained in the merger agreement.

        The merger agreement provides that the total cash price to be paid for all of the outstanding shares of common stock of Upbancorp is $56.7 million, with such total to be: (a) increased on a dollar-for-dollar basis by the amount by which Upbancorp's shareholders' equity is greater than $32 million; or (b) reduced by 1.77 times the amount by which Upbancorp's shareholders equity is less than $32 million. The payment for each share of outstanding common stock will be equal to the total purchase price, divided by the number of shares of Upbancorp common stock, which is expected to be 835,055 at the closing.

        Upbancorp will initially calculate shareholders' equity as of the end of the month preceding the closing. When calculating its shareholders' equity, Upbancorp must (i) reflect the full payment or accrual, net of taxes, of all professional fees incurred by Upbancorp in connection with the merger agreement and the consummation of the transactions contemplated thereunder; (ii) reflect any costs, net of taxes, associated with terminating the rights of any employee under any existing change-in-control agreement, regardless of whether such contract has in fact been terminated unless the employee has waived all rights under such employment contract, exclusive of the Retirement Agreement with Richard K. Ostrom (see "The Merger Agreement—Interests of Certain Persons in the Merger and the Effect of the Merger on Employee Benefit Plans," beginning on page 38); (iii) reduce such sum by the amount by which the allowance for loan and lease losses is less than the amounts required by the merger agreement; (iv) exclude from consideration as part of total shareholders' equity any funds net of taxes from the sale of securities or any extraordinary income of any kind, excluding recoveries on loans, to the extent such gain or extraordinary income occurred on or after October 1, 2002; and (v) exclude any security deposits and other deposits and prepaid rent and expenses or escrows therefor received from tenants or lessees of any of Upbancorp's real properties for taxes, insurance, common area maintenance expenses or tenant improvements to the extent they have been recorded as income by Upbancorp.

        The shareholders' equity as calculated will be increased by an amount equal to: (i) the amount of net income of Upbancorp earned during the period January 1, 2003 through March 31, 2003; (ii) divided by ninety (90); and then (iii) multiplied by the number of days that transpire from the end of the calendar month immediately preceding the closing when the shareholders' equity was initially calculated until the date of the closing.

        If Upbancorp and Bridgeview disagree over the calculation of the amount of shareholders' equity, an independent certified public accounting firm will calculate the shareholders' equity. The fees and expenses of this accounting firm will be borne pro rata by Upbancorp and Bridgeview in proportion to the allocation of the dollar amount of amounts in dispute between Upbancorp and Bridgeview made by the accounting firm. If resolution of this dispute delays the closing, the party with whom the accounting firm agrees more closely shall receive a payment from the other party equal to: (i) the average monthly net income of Upbancorp during the first quarter of 2003; (ii) times a fraction the denominator of which shall be thirty and the numerator of which shall be the number of days by which the closing date is delayed to a maximum of thirty; and (iii) times the proportion by which the accounting firm shall have allocated the disputed amounts in favor of the party with whom the accounting firm agreed more closely.

        If the statement by the accounting firm is to be delivered after the last business day of the month in which the shareholders' equity calculation was delivered by Upbancorp to Bridgeview, then the statement of the accounting firm shall also include a recalculation of the shareholders' equity as of the last business day of the month preceding the proposed date of the delivery of the statement of the accounting firm and such shareholders' equity calculation shall be final and binding on the parties.

        If the merger had been consummated as of on March 31, 2003, Upbancorp estimates that the cash price per share would have been approximately $67.90 to $69.46 per share.

Effective Time of the Merger

        Unless we agree otherwise, the effective time of the merger will occur within 10 business days after the end of the month in which all conditions contained in the merger agreement have been met or waived, including the expiration of all applicable waiting periods. Bridgeview and Upbancorp anticipate the effective time of the merger to occur during the second quarter of 2003. Upbancorp and Bridgeview each will have the right, but not the obligation, to terminate the merger agreement if the effective time of the merger does not occur on or before August 1, 2003, provided that the terminating party is not in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement.

Exchange of Certificates

        At or before the effective time of the merger, Bridgeview will deposit, or cause to be deposited, with an exchange agent cash to be paid, in exchange for the shares of Upbancorp common stock. The selected entity will act as the exchange agent for the benefit of the holders of certificates of Upbancorp common stock.

        After the effective time of the merger, Upbancorp shareholders will cease to have any rights as a holder of Upbancorp common stock, and their sole rights will pertain to the rights to receive cash as described above.

        Within three business days after the latter to occur of: (i) the approval of the Upbancorp shareholders of the merger; or (ii) the receipt of all required regulatory approvals, the exchange agent will send to Upbancorp shareholders a notice and letter of transmittal for use in submitting to the exchange agent, certificates formerly representing shares of Upbancorp common stock to be exchanged for cash which each Upbancorp shareholder is entitled to receive as a result of the merger. You will also receive instructions for handling share certificates which have been lost, stolen, destroyed or mislaid. Upon receipt of the certificates (or, in the case of lost, stolen, destroyed or mislaid share certificates, such documentation as is reasonably required by Bridgeview) representing Upbancorp common stock, subject to any applicable escheat or similar laws relating to unclaimed funds, the exchange agent will forward to you cash as described above, without interest. You should not submit share certificates for Upbancorp common stock until you have received written instructions to do so.

        At the effective time of the merger, the stock transfer books of Upbancorp will be closed and no transfer of Upbancorp common stock will be made on Upbancorp's stock transfer books. If a certificate formerly representing Upbancorp common stock is presented to Upbancorp or Bridgeview, it will be forwarded to the exchange agent for cancellation and exchange for cash.

Background of the Merger

        In connection with its normal planning process, Upbancorp has periodically reviewed its business alternatives, devoting particular attention to the continuing consolidation and increasing competition in the banking and financial services industries in the Chicago area. The Chicago banking market is home to numerous large, aggressive multi-national and regional commercial banking entities. This market has been subject to significant consolidation in the last decade. As a result, competition in the local banking and financial services industries has continued to intensify, especially for smaller institutions like Upbancorp.

        During the first quarter of 2001, Upbancorp's board of directors decided the time was right to explore its strategic options. Four investment banks were invited to present strategic alternatives to the board, including a sale valuation. In May 2001, Howe Barnes presented to Upbancorp's board the results of its analysis, including an overview of the market for bank and thrift mergers, an assessment of Upbancorp's then current strategic business plan, identification of alternative strategies, an assessment of the range of potential value were Upbancorp to pursue a strategic merger. After weighing the four proposals, Howe Barnes was selected by the board of directors to sell Upbancorp. An engagement letter was signed on November 1, 2001.

        Howe Barnes then completed its due diligence of Upbancorp and prepared an information memorandum to be sent to prospective buyers. The initial marketing of the company was delayed in late 2001/early 2002 by the resignation of two senior level executives at the Bank. Upbancorp subsequently promoted several employees to assume these duties. In November/December 2001, Upbancorp was approached by a large, multi-national institution (hereinafter, "Institution #1") and a second suitor, a regional bank holding company ("Institution #2"). Both companies were interested in exploring a negotiated merger with Upbancorp.

        After several meetings between the board and Howe Barnes to discuss each company's interest in Upbancorp, the board authorized Howe Barnes to engage in preliminary discussions with Institution #1. In late January 2002, Institution #1, using publicly available information, made a non-binding offer. This offer, which included a period of exclusivity, was subsequently judged by the board to be inadequate. Several weeks later, Institution #1 increased its bid substantially. The second offer was on the low-end of Howe Barnes's valuation range and was judged by the executive committee of the board of directors to be insufficient to warrant proceeding to more formal discussions without first conducting a survey of other potential merger partners to ascertain their level of interest.

        Beginning in May and early May of 2002, with the authorization of Upbancorp's board, Howe Barnes contacted 15 institutions which were considered to be viable potential strategic merger partners, including Institutions #1 and #2. After executing confidentiality agreements, each of the 15 potential merger partners received a binder of financial and other information concerning Upbancorp and was asked to provide a non-binding expression of interest. Four of the potential merger partners, including Institutions #1 and #2, submitted expressions of interest. On May 13, 2002, Howe Barnes met with the executive committee of the board of directors to review the expressions of interest, including the terms originally indicated to senior management of Upbancorp by Institution #1.

        Based on that meeting, Upbancorp's board elected to have Institutions #1 and #2 proceed with due diligence and then prepare a final expression of interest. The other two expressions of interest were cash offers valued at approximately $47.90 per share; these bids were rejected as inadequate.

        Due diligence visits were held for both Institutions #1 and #2 at Upbancorp and an off-site location. Institution #2 declined to present a formal bid due to its consideration of another acquisition opportunity.

        Institution #1 submitted two bids. The first bid was for $43.11 per share in stock for the Chicago area banking franchise. As part of the bid, Upbancorp would be required to separately sell and/or have its shareholders retain its Arizona banking operations. The second bid was for $38.32 per share in stock for the Chicago banking operations. The second alternative did not include Institution #1's purchase of Upbancorp's headquarters building, two adjacent parking lots and the Arizona banking operations.

        Howe Barnes evaluated and discussed with Upbancorp's board both alternatives from a total purchase price standpoint and deal execution risks. While executing either alternative was feasible, numerous issues complicated the assessment, including:

  •
  The difficulty in finding a buyer in Arizona at the same time as selling the Chicago banking operations;

  •
  The risk/return trade-off of a higher overall purchase price versus the substantial risks inherent in selling its assets independently;

  •
  A discussion of the consequences of what may happen to the overall transaction if the purchase of Arizona could not be arranged quickly and the probability that Upbancorp will need to file for a new banking charter in Arizona;

  •
  Disassembling the integration of back office and data processing systems that had already been completed in both states;

  •
  Issues surrounding the replacement of deposits, FHLB and fed funds borrowings that have funded Arizona's loan portfolio;

  •
  The substantial tax penalty of selling a branch in which Upbancorp had no financial basis; and

  •
  The valuation implications of the leasing terms required by Institution #1 with respect to the Chicago headquarters building.

        Based upon these and other considerations, Upbancorp's board rejected both alternatives put forth by Institution #1. Talks with Institution #1 ended in September 2002.

        In October of 2002, Howe Barnes re-canvassed several banks on its initial target list and sent confidentiality agreements to three new financial institutions that had expressed interest in Upbancorp, including Bridgeview. At that time, Bridgeview was the only institution to show interest in acquiring Upbancorp. Howe Barnes met with Bridgeview on October 10 and 11, 2002 to discuss Upbancorp's sale. A confidentiality agreement was signed on October 10, 2002, and an information memorandum given to Bridgeview.

        Since cash was the only consideration that Bridgeview would offer, Howe Barnes indicated a price level that Bridgeview must meet before due diligence could proceed. On November 8, 2002, Bridgeview submitted a non-binding indication of interest in Upbancorp. The letter indicated a purchase price of $55.0 million ($65.86 per share) plus all retained earnings from November 1, 2002, until closing less certain transaction related costs. The letter also indicated that Upbancorp's equity capital would have to be $32.0 million at closing (exclusive of SFAS 115 gains or losses) and total assets could not exceed $420.0 million. Finally, the letter offered CEO Richard K. Ostrom a buy-out of his contract and a contribution to the costs of the change in control agreements for senior officers, Kathleen L. Harris, Steven D. Olson and Evy Alsaker, should they be terminated in the first 90 days after consummation.

        After negotiations, a price of $56.7 million ($67.90 per share) plus all retained earnings (less certain transaction related expenses) from November 1, 2002, until closing was negotiated. Bridgeview was then given the opportunity to perform due diligence on Upbancorp and reiterate that bid in a final letter. On November 17, 2002, Bridgeview confirmed that bid. In an effort to keep management intact, Bridgeview agreed to offer employment contracts to the senior officers, Kathleen L. Harris, Steven D. Olson and Evy Alsaker. Additionally, Upbancorp agreed with Bridgeview to pay stay bonuses to critical employees of Upbancorp

        One concern expressed by the executive committee of Upbancorp's board of directors and Howe Barnes was the ability of Bridgeview to finance an acquisition that nearly doubled its size. In response to this concern, Bridgeview, prior to a definitive agreement being negotiated, raised $15.0 million through the sale of trust preferred securities in a private placement. Additionally, commitment letters issued to Bridgeview and its ownership group by another bank demonstrated to Upbancorp that Bridgeview had the financial capacity to complete the transaction.

        While negotiations were being conducted with Bridgeview, one of the original target list bank holding companies communicated an interest in acquiring Upbancorp. Howe Barnes presented this institution with an updated information memorandum and clearly articulated where Upbancorp was in its sale process. Upbancorp and Howe Barnes met with the senior management of this institution to discuss philosophy and answer any questions they might have. This particular financial institution had a strong track record with acquisitions and offered Upbancorp 40% to 60% of the purchase price in a publicly traded common stock.

        After an exchange of financial information, an offer of approximately $60.00 per share was orally given to Howe Barnes in mid December 2002 by this company. Howe Barnes was told that this offer was the top end of their range and after due diligence may be reduced. This offer was evaluated by Howe Barnes and discussed in detail with Upbancorp's executive committee. Upbancorp's executive committee rejected this offer and decided to negotiate exclusively with Bridgeview. The executive committee of the board decided against continuing the negotiations with this party for the following reasons: (1) the substantial risk of losing the existing offer from Bridgeview; (2) the offer of $60.00 per share may be reduced after due diligence; and (3) the proposed purchase price, after factoring in the tax advantages of the common stock offered, was comparable but not superior to the price offered by Bridgeview.

        Bridgeview and Upbancorp, with the assistance of outside advisors, negotiated the terms of the merger agreement. On February 14, 2003, at a meeting of Upbancorp's board of directors, Richard K. Ostrom reviewed with Upbancorp's board the reasons for, and the potential benefits of the merger; Upbancorp's legal counsel reviewed the terms of the merger agreement, related agreements and the transactions contemplated thereby; and Howe Barnes made a presentation regarding the financial terms of the merger agreement and the fairness, from a financial point of view, of the exchange ratio to holders of Upbancorp common stock.

        After a thorough discussion and consideration of the factors discussed below under "—Recommendation of Upbancorp Board and Directors and Reasons for the Merger," the Upbancorp directors unanimously approved the merger agreement and the transactions contemplated thereby, and authorized the execution of the merger agreement. The merger agreement was executed by the parties on the evening of February 14, 2003.

        On April 3, 2003, Howe Barnes received an unsolicited letter from a bank holding company headquartered in the Chicago area expressing an interest in acquiring our company. Under the terms of the merger agreement with Bridgeview, we are prohibited from negotiating with a third party concerning a competing proposal unless certain conditions are satisfied, including a determination by our board of directors that the competing proposal is a "superior proposal." For the purposes of the merger agreement, a superior proposal means any competing proposal that the board of directors determines in its good faith judgment (based on, among other things, the advise of a financial advisor of nationally recognized reputation) to be more favorable to our shareholders than the merger (see "—Takeover Proposals; Termination Fee" beginning on page 33").

        The board of directors of Upbancorp met on April 11, 2003, to review the proposal. Representatives of Howe Barnes and Upbancorp's legal counsel, Hinshaw & Culbertson, attended the meeting. After reviewing the letter and discussing various matters, including the expression of interest in relation to the merger, the board of directors unanimously determined that the expression of interest was not a superior proposal and, therefore, elected not to proceed further.

        In making its determination, the board of directors considered and reviewed with its outside advisors a number of factors including, among other things, the following:

  •
  The expression of interest required that the prospective buyer be allowed to undertake a due diligence review of the company which could take up to 21 days; Bridgeview has already completed its due diligence of our company.

  •
  The expression of interest was subject to the negotiation and execution of a definitive acquisition agreement; Bridgeview has already negotiated and entered into a definitive agreement with our company.

  •
  The expression of interest was subject to regulatory approvals; Bridgeview has filed its applications with the FDIC and the Illinois Office of Banks and Real Estate. Upbancorp anticipates that the approval of these agencies will be received shortly. In fact, Bridgeview advised Upbancorp after the board meeting that the FDIC had approved the merger of the Bank and Bridgeview Bank and Trust Company on April 10, 2003, and that Bridgeview anticipated receiving the approval of the Illinois Office of Banks and Real Estate by the end of the month (see "—Regulatory Approvals" beginning on page 28).

  •
  The potentially negative impact that pursuing a competing proposal after working with Bridgeview since February 14, 2003 would have upon employees of our company and the company's customers.

  •
  The delay involved in attempting to pursue another transaction with a third party, which would require the completion of due diligence, the negotiation of an acquisition agreement and the receipt of regulatory approvals. The board believes the merger with Bridgeview will be consummated in late May or early June whereas, in the board's opinion, assuming the due diligence is satisfactory and an acceptable agreement can be negotiated, the other offer would not be consummated for several months.

  •
  The uncertainty of the value of the offer made by the third party. The offer stated that it was for $62 million but the offer was subject to a due diligence review and the negotiation of a definitive agreement, raising the question of whether the purchase price would actually be $62 million. The letter did not address whether any or all of the following would be deducted from the purchase price: the $2.5 million termination fee that Upbancorp would have to pay to Bridgeview if it pursued this proposal; the fees and expenses that Upbancorp has incurred to date with respect to the merger and that Upbancorp would incur in pursuing this proposal; and the costs associated with the termination or resolution of executive contracts (see "—Merger Consideration").

  •
  The possible payment of the termination fee plus the additional fees and expenses that our company would incur if it elected to pursue the other proposal.

  •
  If Upbancorp pursued the other offer, Bridgeview might attempt to terminate the merger agreement, which could cause Upbancorp to lose a transaction that was fairly close to being completed without any guarantee that Upbancorp would be able to reach an agreement with the proposed buyer.

  •
  Bridgeview advised Upbancorp on April 8, 2003, that in its view the proposal was not a superior proposal and that it intended to make sure that its rights under the merger agreement were fully honored and that it would take appropriate action to protect its rights.

  •
  The anticipated current purchase price that the shareholders would receive in the event the transaction with Bridgeview was consummated (estimated to be between $56.7—$58 million).

        This summary is not meant to be an exhaustive description of the information and factors considered by our board of directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered by our board of directors, it is not possible to quantify or to give relative weights to the various factors. After taking into consideration all the factors set forth above, as well as other factors not specifically described above, the board of directors unanimously concluded that the proposed offer was not a superior proposal. The board also reaffirmed its conclusion that the Bridgeview transaction is fair to, and in the best interests of, Upbancorp's shareholders.

Recommendation of Upbancorp Board of Directors and Reasons for the Merger

        During the course of reaching its decision to approve the merger and the merger agreement, our board of directors considered and reviewed with our senior management and outside advisors a number of general factors relevant to the merger, including our strategic business plan, our financial position, and our potential for growth in revenues and earnings.

        Our board of directors also considered a number of potentially positive factors in its deliberations, including, among other matters:

  •
  the current and historical market prices of our common stock relative to the $67.90 per share merger consideration (the estimated per share price at February 13, 2003), and the fact that it represented a 162% premium over the $42.05 closing price of our common stock on February 13, 2003 (the day before the merger agreement was approved by the board of directors);

  •
  the belief by our board of directors that we have obtained the highest price per share that Bridgeview is willing to pay;

  •
  our assessment as to the low likelihood that a third party would offer a higher price than Bridgeview;

  •
  the fact that the merger consideration is all cash, which provides certainty of value to holders of our common stock compared to a transaction in which shareholders would receive stock;

  •
  the view of management that the trading value for shares of our common stock was not likely to exceed the $67.90 per share merger consideration in the near term if we remained independent;

  •
  the financial analyses of Howe Barnes presented orally to our board of directors on February 14, 2003, and the written opinion of Howe Barnes delivered on February 14, 2003, to our board of directors that, as of February 14, 2003, based upon and subject to the matters set forth in its opinion, the consideration to be received by holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders;

  •
  discussions with our management and Howe Barnes regarding the potential transaction with Bridgeview and our business, financial condition, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of our business and the industry in which we compete, and current industry, economic and market conditions, both on an historical and on a prospective basis;

  •
  the fact that the merger would be subject to the approval of our shareholders and that if a higher offer were to be made to our shareholders prior to the completion of the merger, our shareholders (other than those shareholders that are parties to the stockholder voting agreement) would be free to reject the transaction with Bridgeview;

  •
  the prices and premiums paid in comparable acquisition transactions involving other financial institutions of which our board was aware, based, among other things, on information supplied by Howe Barnes;

  •
  the terms of the merger agreement and the other documents to be executed in connection with the merger;

  •
  the availability of appraisal rights for our shareholders who properly exercise their statutory appraisal rights;

  •
  the terms of the merger agreement, as reviewed by our board of directors with our legal advisors, including:

  •
  sufficient operating flexibility for us to conduct our business in the ordinary course between signing and closing; and

  •
  our ability to furnish information to and conduct negotiations with a third party, as more fully described under "Takeover Proposals; Termination Fee," beginning on page 33;
  •
  management's assessment, after its review and discussion with Howe Barnes, among others, that Bridgeview has the financial capability to complete the merger; and

  •
  the view of our board of directors, based upon the advice of management after consultation with our legal counsel, that the regulatory approvals necessary to complete the merger could be obtained.

        Our board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

  •
  that we will no longer exist as an independent company and our shareholders will no longer participate in our growth;

  •
  that, under the terms of the merger agreement, we can not solicit other acquisition proposals; we must pay to Bridgeview a termination fee if the merger agreement is terminated under certain circumstances; and certain holders of our common stock have agreed to vote, in the aggregate, approximately 11.25% of our outstanding common stock for the merger, all of which may deter others from proposing an alternative transaction that may be more advantageous to our shareholders;

  •
  the fact that gains from an all-cash transaction would be taxable to our shareholders for U.S. federal income tax purposes; and

  •
  that if the merger does not close, our employees will have expended extensive efforts to attempt to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction.

        Our board of directors viewed these considerations as not being sufficient, individually or in the aggregate, to outweigh the advantages of the merger.

        During its consideration of the transaction with Bridgeview, our board of directors was also aware that our directors and executive officers have interests in the merger that are, or may be, different from, or in addition to, those of our shareholders generally, as described under "Interests of Certain Persons in the Merger and the Effect of the Merger on Employee Benefit Plans" beginning on page 38.

        This summary is not meant to be an exhaustive description of the information and factors considered by our board of directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered by our board of directors, it is not possible to quantify or to give relative weights to the various factors. After taking into consideration all the factors set forth above, as well as other factors not specifically described above, our board of directors approved the merger and the merger agreement and the transactions described in the merger agreement because of their belief that the merger is advisable to, and in the best interests of, our shareholders.

        After considering all of these factors as of the date of this proxy statement, our board of directors continues to believe that the merger is fair to, and in the best interests of, Upbancorp's shareholders and unanimously recommends that the holders of Upbancorp common stock vote "For" approval and adoption of the merger agreement and plan of merger.

Opinion of Upbancorp's Financial Advisor

        At the request of the board of directors of Upbancorp on February 14, 2003, at which the terms of the proposed merger were discussed and considered, Howe Barnes rendered an opinion to Upbancorp's board of directors that, as of the date of such opinion and based upon the matters set forth in such opinion, the merger consideration pursuant to the merger agreement was fair, from a financial point of view, to the holders of Upbancorp common stock.

        The full text of Howe Barnes' opinion dated the date hereof, which sets forth assumptions made, procedures followed, matters considered, and limits on the review undertaken by Howe Barnes, is attached as Annex B and is incorporated herein by reference. The description of the Howe Barnes opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Upbancorp shareholders are urged to read the Howe Barnes' opinion in its entirety.

        Howe Barnes's opinion as expressed herein is limited to the fairness, from a financial point of view, of the merger consideration pursuant to the merger agreement to the holders of Upbancorp common stock and does not address Upbancorp's underlying business decision to proceed with the merger, nor does it express an opinion as to the prices at which shares of Upbancorp common stock acquired in the merger may trade if and when they are issued or at any future time. The opinion is directed only to the merger consideration in the merger and does not constitute a recommendation to any holder of Upbancorp common stock as to how such holder should vote with respect to the merger agreement at any meeting of holders of Upbancorp common stock.

        Howe Barnes, as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, and valuations for other purposes. The Upbancorp board of directors selected Howe Barnes on the basis of its familiarity with the financial services industry, its qualifications, ability, previous experience, and its reputation with respect to such matters.

        For purposes of its opinion dated February 14, 2003, and updated on April 18, 2003, in connection with its review of the proposed transaction with Bridgeview, Howe Barnes, among other things:

  •
  reviewed the merger agreement and the specific terms of the merger;

  •
  participated in discussions with representatives of Upbancorp concerning the company's financial condition, businesses, assets, earnings, prospects, and such senior management's views as to its future financial performance;

  •
  reviewed certain publicly available financial statements, both audited (where available) and unaudited, and related financial information of Upbancorp and Bridgeview, including those included in their most recent three Annual Reports and/or Form 10-K and the respective Quarterly Reports on Form 10-Q or FR Y-6 for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002, and FR Y-9 for December 31, 2002, as well as other internally generated reports relating to asset/liability management, asset quality, and so forth;

  •
  reviewed certain financial forecasts and projections of Upbancorp prepared by its management and reviewed publicly available information for Upbancorp;

  •
  discussed and reviewed certain aspects of the past and current business operations, financial condition, and future prospects of Upbancorp with certain members of management;

  •
  reviewed reported market prices and historical trading activity of Upbancorp common stock;

  •
  reviewed certain aspects of the financial performance of Upbancorp and compared such financial performance of Upbancorp, together with stock market data relating to Upbancorp common stock, with similar data available for certain other financial institutions and certain of their publicly traded securities; and

  •
  reviewed certain of the financial terms, to the extent publicly available, of certain recent business combinations involving other financial institutions.

        In conducting its review and rendering its opinion dated the date hereof, Howe Barnes assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to Howe Barnes by Upbancorp, Bridgeview, and their respective representatives, and of the publicly available information that was reviewed by Howe Barnes. Howe Barnes is not an expert in the evaluation of allowances for loan losses and has not independently verified such allowances, and has relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of Upbancorp and Bridgeview at December 31, 2002, are adequate to cover such losses and complied fully with applicable law, regulatory policy, and sound banking practice as of the date of such financial statements. Howe Barnes was not retained to and did not conduct a physical inspection of any of the properties or facilities of Upbancorp or Bridgeview, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Upbancorp or Bridgeview, was not furnished with any such evaluation or appraisal, and did not review any individual credit files. Howe Barnes' opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.

        The following is a brief summary of the analyses presented by Howe Barnes to Upbancorp's board of directors in connection with Howe Barnes' written opinion.

        Comparable Transaction Analysis.    As part of its analyses, Howe Barnes reviewed 11 completed or pending comparable mergers and acquisitions of financial institutions headquartered throughout the United States announced from November 1, 2002 to February 10, 2003, in which total assets of the acquired company were in the approximate range of $200 million to $650 million ("Comparable Transactions"). The Comparable Transactions included the following transactions:

Date	Seller	Buyer
02/10/03	PanAsia Bank NA	Woori Financial Group
02/03/03	Charter Banking Corp.	F.N.B. Corporation
01/23/03	First Georgia Holding Inc.	United Community Banks Inc.
01/16/03	Advance Bancorp Inc.	Charter One Financial
01/16/03	Premier Bancorp Inc.	Fulton Financial Corp.
12/16/02	South Central Bancshares, Inc.	First Southern Bancorp, Inc.
12/11/02	First Colony Bancshares, Incorporated	Main Street Banks, Inc.
12/10/02	Banc Services Corporation	Wayne Bancorp Inc.
11/18/02	Bridge View Bancorp	Interchange Financial Services Corporation
11/04/02	South Holland Bancorp Inc.	MB Financial Inc.
11/01/02	CoVest Bancshares, Inc.	Midwest Banc Holdings Inc.

        For each transaction for which data was available, Howe Barnes calculated the multiple of the offer value to the acquired company's: (i) EPS for the twelve months preceding ("LTM"); (ii) premium to core deposits; (iii) book value per share; and (iv) tangible book value per share. Howe Barnes compared these multiples with the corresponding multiples for the merger, valuing the merger consideration at $67.90 per share or $56.7 million. In calculating the multiples for the merger, Howe Barnes used Upbancorp's EPS of $5.00 per share for the twelve months ended December 31, 2002, and a $32.0 million equity capital base to calculate book value per share, tangible book value per share and core deposits as of December 31, 2002. The $32.0 million in equity capital is the minimum capital, exclusive of SFAS 115 gains or losses, Upbancorp is required to deliver to Bridgeview at closing. The current level of equity capital at year-end 2002 for Upbancorp is $33,682,000 and after adjusting for SFAS 115 gains is $33,094,000.

	Sale Price/LTM EPS Ratio (x)	Core Deposit Premium (%)	Sale Price/Book Value (%)	Sale Price/Tangible Book Value (%)
High:	26.87	37.68	376.17	391.55
Low:	15.38	4.52	131.28	136.02
Mean:	19.43	17.69	234.24	256.59
Median:	17.91	15.26	201.26	266.28
Merger consideration for Upbancorp:	13.59	7.17	177.19	179.02

        No company or transaction used in the above analyses as a comparison is identical to Upbancorp, Bridgeview or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial operating characteristics, including, among other things, differences in revenue composition and earnings performance among the companies, and other facts that could affect the public trading value of the companies to which they are being compared.

        Comparable Company Analysis.    Howe Barnes calculated, reviewed, and compared selected publicly-available financial data and ratios (at or for the twelve months ended either December 31, 2001 or December 31, 2002) and trading multiples (as of April 14, 2003) for Upbancorp to the corresponding ratios and multiples of publicly-traded Illinois, Michigan, Missouri and Wisconsin financial institutions with total assets between $300 and $600 million (the "Upbancorp Peer Group") consisting of:

Ticker	Company Name	City	State
BKHB	Blackhawk Bancorp, Inc.	Beloit	WI
CASS	Cass Information Systems, Inc.	Bridgeton	MO
DEAR	Dearborn Bancorp, Inc.	Dearborn	MI
FETM	Fentura Financial, Inc.	Fenton	MI
FBTT	First Bankers Trustshares, Incorporated	Quincy	IL
FWBW	First Manitowoc Bancorp, Inc.	Manitowoc	WI
FNHM	FNBH Bancorp, Inc.	Howell	MI
FBCP	Franklin Bancorp, Inc.	Southfield	MI
MWFS	Mid-Wisconsin Financial Services, Inc.	Medford	WI
OKFC	O.A.K. Financial Corporation	Byron Center	MI
PFI	Pelican Financial, Inc.	Ann Arbor	MI
PSBH	Peoples State Bank	Madison Heights	MI
PNBC	Princeton National Bancorp, Inc.	Princeton	IL
PSBQ	PSB Holdings, Inc.	Wausau	WI
SOMC	Southern Michigan Bancorp, Incorporated	Coldwater	MI
UBMI	United Bancorp, Inc.	Tecumseh	MI

        The companies in the Upbancorp Peer Group are similar in size to Upbancorp, and operate in an economic, geographic, and demographic environment that Howe Barnes deemed to be similar to the environment in which Upbancorp operates. Comparative financial statistics were reviewed and particular attention was given to the one-year period leading up to the date of the fairness opinion.

        The financial performance and trading multiples used in comparing Upbancorp to the Upbancorp Peer Group averages were:

	Price to 2001 EPS (x)	Price to 2002 EPS (x)	Price to Book Value (%)	Price to Tangible Book Value (%)
High:	29.09	30.73	237.72	254.24
Low:	3.21	7.92	90.38	92.75
Mean:	14.74	14.95	149.26	156.21
Median:	12.94	13.29	147.40	148.14
Upbancorp	10.19	7.78	107.81	109.03

        Discounted Cash Flow Analysis.    Using discounted cash flow analysis, Howe Barnes estimated the future dividend streams that Upbancorp could produce over the period from January 1, 2003 through December 31, 2007, assuming annual asset growth rates and further assumed Upbancorp performed in accordance with recent historical trends and the future outlook of Upbancorp management. Howe Barnes calculated terminal values as a perpetuity with an asset growth rate of 3.0%. The dividend streams and terminal value were discounted to present values using discount rates which reflect different assumptions regarding the required rates of return to holders and prospective buyers of Upbancorp common stock. Howe Barnes estimated a range of terminal values by applying multiples to estimated fiscal year-end 2007 net income. The range of terminal multiples was chosen based on past and current trading multiples of institutions similar to Upbancorp and past and current multiples of comparable merger and acquisition transactions. The range of present values of Upbancorp resulting from this analysis was then compared with the merger consideration.

	Growth Rate	Discount Rate	Long-Term Growth Rate	Terminal Multiples		Calculated Values
High:	5.00%	15.00%	3.00%	22	x	$59.4 million
Low:	3.00%	12.00%	3.00%	18	x	$51.0 million

        The foregoing is a summary of the material financial analyses performed by Howe Barnes and presented to the Upbancorp board of directors, but does not purport to be a complete description of the analyses performed by Howe Barnes. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, Howe Barnes did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Howe Barnes's opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Howe Barnes's view of the actual value of Bridgeview, or the current or future trading price for Upbancorp Common Stock.

        In performing its analyses, Howe Barnes made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of

Upbancorp and Bridgeview. The analyses performed by Howe Barnes are not necessarily indicative of actual values of future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Howe Barnes's analysis of the fairness of the merger consideration, from a financial point of view, to the holders of Upbancorp common stock. The analyses do not purport to be appraisals or to reflect the prices at which a company or its securities may actually be bought or sold.

        Pursuant to the terms of a letter agreement dated November 1, 2001, Upbancorp agreed to pay Howe Barnes for its services in connection with the merger, including the rendering of its opinion. Pursuant to its engagement of Howe Barnes, Upbancorp agreed to pay Howe Barnes an upfront cash fee of $25,000, a cash fee of $150,000 upon execution of the merger agreement and rendering of the fairness opinion and approximately $395,000 payable on the closing date, for advisory services rendered in connection with reaching the merger agreement. In addition, Upbancorp agreed to indemnify Howe Barnes against certain liabilities arising out of its engagement, including liabilities under the federal securities laws.

Certain Federal Income Tax Consequences

        The following is a summary of the material U.S. Federal income tax consequences of the merger to shareholders whose shares of our common stock are converted into the right to receive cash under the merger. The discussion does not purport to consider all aspects of U.S. Federal income taxation that might be relevant to our shareholders. The discussion is based on current law which is subject to change, possibly with retroactive effect. The discussion applies only to shareholders who hold shares of our common stock as capital assets. This discussion does not apply to certain types of shareholders (such as insurance companies, tax-exempt organizations, financial institutions, traders, broker-dealers, persons who hold or have held our common stock as part of a straddle or a hedging, integrated constructive sale or conversion transaction for tax purposes) who may be subject to special rules.

        This discussion does not discuss the tax consequences to any shareholder who, for U.S. Federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

        The receipt of cash for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. Federal income tax purposes. In general, a shareholder who surrenders shares of our common stock for cash pursuant to the merger will recognize a capital gain or loss for U.S. Federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the shares of our common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a shareholder's holding period for such shares is more than one year at the time of the completion of the merger. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

        Capital gains recognized by an exchanging individual shareholder generally will be subject to tax at capital gain rates applicable to the shareholder (currently up to a maximum of 38.6% for short-term capital gains and 20% for long-term capital gains (18% in the event of shares held at least 5 years)), and capital gains recognized by an exchanging corporate shareholder generally will be subject to tax at a maximum rate of 35%.

        We have not requested or nor will we request a ruling from the Internal Revenue Service as to any of the tax effects to our shareholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to our shareholders with respect to any of the tax effects of the merger to shareholders.

        Backup Federal withholding tax generally will be withheld from all cash payments to which a holder of shares or other payee is entitled pursuant to the merger agreement, if (1) the IRS notifies us or our paying agent that the taxpayer identification number (typically, the social security number in the case of individuals, or employer identification number, in the case of other shareholders) provided by the holder of shares of common stock or other payee is incorrect; (2) the holder does not have a taxpayer identification number and does not provide one to us within 60 days of signing the Substitute W-9; (3) the holder of shares of common stock or other payee underreports interest and dividend payments that he or she receives on his or her tax return and the IRS notifies us or our paying agent that withholding is required; (4) the holder or other payee fails to certify under penalties of perjury that he or she is not subject to backup withholding; or (5) the holder or other payee fails to certify under penalties of perjury that he or she is a U.S. person or U.S. resident alien. Each of our shareholders should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the exchange agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the exchange agent.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. Federal income tax liability provided that you furnish the required information to the IRS.

        The United States federal income tax consequences set forth above are for general information purposes only and are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, we urge each shareholder to consult with their tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the merger, including the application of state, local and foreign tax laws.

Regulatory Approvals

Federal Reserve Board; OBRE

        The merger is subject to approval of an application requesting the FDIC to approve the merger of Uptown National Bank of Chicago, or the Bank, with and into Bridgeview Bank and Trust Company, which Bridgeview submitted to the FDIC on February 24, 2003. In reviewing this application, the FDIC takes into consideration, among other things, competition, the financial and managerial resources and future prospects of the banks and the convenience and needs of the communities to be served. Federal law prohibits the FDIC from approving the merger if the merger would result in undue concentration of resources or decreased or unfair competition, unless the anti-competitive effects of the merger are clearly outweighed by the benefits to the public.

        The FDIC has the authority to deny Bridgeview's application if the FDIC concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the FDIC must also evaluate the record of Bridgeview in meeting the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation. All of Bridgeview's banking subsidiaries have "satisfactory" Community Reinvestment Act evaluations. The FDIC has approved the merger of the two subsidiaries.

        In addition, the Federal Reserve Bank of Chicago must confirm that prior approval of the Federal Reserve Board of the merger of Bridgeview Acquisition Corp., a wholly owned subsidiary of Bridgeview, with and into Upbancorp is not required under the Bank Holding Company Act of 1956. A request for this confirmation is currently pending.

        The bank merger is also subject to the approval by the Illinois Office of Banks and Real Estate, or the OBRE. Bridgeview submitted its application for OBRE approval on March 5, 2003.

Statutory Waiting Period

        Under federal banking laws, a 30-day waiting period must expire following the FDIC's approval of the bank merger. Within that 30-day waiting period, the Department of Justice may file objections to the merger under federal antitrust laws. The FDIC may reduce the waiting period to 15 days with the concurrence of the Department of Justice. The Department of Justice could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser can be made. If the Department of Justice commences an action challenging the merger on antitrust grounds during either the 30-day or 15-day waiting periods, commencement of that action would stay the effectiveness of the regulatory approval, unless a court of competent jurisdiction specifically orders otherwise.

        The merger cannot proceed in the absence of these regulatory approvals and the expiration of the statutory waiting period. Bridgeview and Upbancorp are not aware of any reasons why these regulatory approvals will not be received. Bridgeview and Upbancorp have agreed to use their reasonable best efforts to obtain all necessary regulatory approvals. However, there can be no assurance that approvals will be obtained, nor can there be assurance as to the date of any approval. There also can be no assurance that any approvals will not contain non-standard conditions or restrictions.

Representations and Warranties

        In the agreement and plan of merger, Bridgeview and Upbancorp have made numerous representations and warranties to each other relating to, among other things, the following:

  •
  incorporation, good standing, corporate power and similar corporate matters;

  •
  authorization, execution, delivery and performance and the enforceability of the merger agreement and the absence of violations;

  •
  litigation; and

  •
  the ability to secure governmental approval of the merger.

In addition, Upbancorp made additional representations and warranties to Bridgeview relating to, among other things:

  •
  corporate records;

  •
  indemnification obligations;

  •
  capitalization;

  •
  conflicts under charter documents, required consents or approvals and violations of agreements or law;

  •
  employee benefit plans;

  •
  insurance;

  •
  absence of certain material adverse events, changes, effects, defaults or undisclosed liabilities;

  •
  allowance for loan losses;

  •
  compliance with laws, including environmental laws;

  •
  ownership of property;

  •
  the absence of material changes since December 31, 2001;

  •
  the accuracy of documents filed with the SEC and other regulatory agencies;

  •
  financial statements;

  •
  loan portfolio; and

  •
  investment securities.

Bridgeview made additional representations and warranties to Upbancorp relating to the following:

  •
  its ability to finance the purchase of the shares of Upbancorp common stock as required by the merger agreement; and

  •
  its ability to secure director and officer liability insurance for the directors, officers, employees and agents of Upbancorp and its subsidiaries as required by the merger agreement.

        The foregoing is an outline of the types of representations and warranties made by Bridgeview and Upbancorp contained in the merger agreement at Annex A. You should carefully review the entire agreement and in particular Articles II and III, containing the detailed representations and warranties of the parties.

Conduct of Business Pending the Merger and Certain Covenants

        Prior to the effective time of the merger, except as expressly contemplated or permitted by the merger agreement, Upbancorp has agreed to, and to cause its subsidiaries to:

General

  •
  carry on their respective businesses in, the usual, regular and ordinary course in substantially the same manner as conducted in the past, maintain their respective books in accordance with generally accepted accounting principles, use all reasonable efforts to preserve intact their present business organizations, to generally keep available the services of their present officers and employees and to preserve their relationships with customers, suppliers and others having business dealings with them;

  •
  have at the time of the closing an allowance for loan losses in the amount required by the merger agreement;

  •
  comply promptly with all federal or state law requirements with respect to the merger and promptly cooperate with and furnish information to Bridgeview, in connection with any requirements imposed upon Bridgeview in connection with the merger;

  •
  use their best efforts to obtain any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made by any of them in connection with the merger;

  •
  not knowingly or willfully take any action that would adversely affect the ability of Upbancorp to perform its obligations under the merger agreement;

  •
  file as soon as practicable this proxy statement with the Securities and Exchange Commission and use its best efforts to cause this proxy statement to be released by the Securities and Exchange Commission; and

  •
  promptly advise Bridgeview of any event or series of events which has resulted in or is reasonably likely to result in a material adverse effect (as defined in the merger agreement) to Upbancorp or which may adversely affect the satisfaction of any conditions to the consummation of the merger.

        Furthermore, prior to the effective time, except as expressly contemplated by the agreement and plan of merger or specified in a schedule to the agreement and plan of merger, Upbancorp has agreed that, without the consent of Bridgeview, it and the Bank will not, among other things:

Dividends; Stock Repurchases; Capital Stock

  •
  declare or pay any dividends on or make other distributions in respect of its capital stock, except for the regular quarterly cash dividend of $0.13 per share; and

  •
  issue, sell, authorize or propose the issuance of, or purchase or propose the purchase of, permit the conversion of or otherwise acquire or transfer for any consideration any shares of the capital stock of any class of Upbancorp or its subsidiaries or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, or to increase or decrease the number of shares of capital stock by split-up, reclassification, reverse split, stock dividend or change in par or stated value.

Assets

  •
  sell, lease or otherwise dispose of any assets, except in the ordinary course of business, which are material, individually or in the aggregate, to the business or financial condition of Upbancorp on a consolidated basis;

  •
  acquire any business or any corporation, partnership, association or other business organization or division thereof;

  •
  enter into, renew, extend, amend or modify any material lease or license with respect to any property; and

  •
  not enter into renew, extend, amend, or modify any continuing contract or series of related contracts involving in excess of $75,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause with less than ninety days' notice and without payment of any amount as a penalty, bonus, premium or other compensation for such termination except as contemplated or permitted by the merger agreement;

  •
  not enter into any contract or agreement to buy, sell, exchange or otherwise deal in any tangible assets in a single transaction or a series of related transactions in excess of $100,000 in aggregate value; provided, however, that nothing contained in this section of the merger agreement shall prohibit Upbancorp or its subsidiaries from honoring any contractual obligation in existence on the date of the merger agreement;

  •
  will not make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount or aggregate amount of which (as the case may be) is in excess of $50,000; provided, however, that nothing in this section of the merger agreement shall prohibit Upbancorp or its subsidiaries from honoring any contractual obligation in existence on the date of the Agreement;

  •
  fail to use its reasonable best efforts: (a) to maintain its properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted; and (b) to maintain and keep in full force and effect all policies of insurance presently in effect, including the insurance of accounts with the FDIC; and

  •
  take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to their insurance policies in order to preserve all rights thereunder with respect to all matters known by Upbancorp which could reasonably give rise to a claim.

Indebtedness

  •
  incur any liabilities in excess of $75,000 other than the taking of deposits and liabilities in the ordinary course of business or consistent with past practices or permit or suffer the imposition on any shares of stock held by Upbancorp or its subsidiaries of any lien, charge or encumbrance.

Directors; Officers and Employees

  •
  grant to any director, officer or employee any increase in compensation (except in accordance with past practices for those employees who are not executive or senior management), make contributions to any Upbancorp benefit plan (except in accordance with (i) past practices; (ii) the terms of such plans or agreements as currently in effect as of the date of the merger agreement or (iii) as required by applicable law; provided, however, that nothing contained in this section of the merger agreement shall be construed as prohibiting Upbancorp or the Bank from making the maximum contribution to the 401(k) plan or pay any bonus (except in accordance with past practices or plans or agreements with respect to employees other than executive or senior management) or increase any severance or termination pay, or enter into or amend any employment, special termination, retention, covenant not to compete or severance agreement with any such person;

  •
  except as required by applicable law and the merger agreement, enter into, renew, extend, amend or modify in any material respect any collective bargaining, employee pension, profit-sharing, retirement, employee stock ownership, insurance, incentive compensation, severance, vacation, stock option, or other plan, agreement, trust, fund or arrangement for the benefit of employees, except as contemplated in the merger agreement; and

  •
  enter into, increase or renew any loan or credit commitment (including letters of credit) to any executive officer of Upbancorp or its subsidiaries, any five percent stockholder of Upbancorp, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated by 12 U.S.C. 371c, 12 U.S.C. 371c-1, 12 U.S.C. 375a or 12 U.S.C. 375b and would cause the aggregate credit exposure to such person to increase by more than $100,000, that nothing in this section of the merger agreement shall prohibit Upbancorp or its subsidiaries from honoring any contractual obligation in existence on the date of the merger agreement.

Loans; Investments

  •
  enter into, renew or increase any loans or credit commitments (including letters of credit) to, or invest or agree to invest in, any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment: (i) to any person or entity in an amount in excess of $50,000, unless such a loan or credit commitment is fully secured by collateral and then only to the extent of $500,000, or in any amount which, when aggregated with any and all loans or credit commitments of Upbancorp and its subsidiaries to such person or entity, would be in excess of $500,000; (ii) to any person other than in accordance with its lending policies as in effect on the date hereof; or (iii) to any person or entity any of the loans or other extensions of credit to which, or investments in which, are on a "watch list" or similar internal report of Upbancorp or its subsidiaries; provided, however, that nothing in this section of the merger agreement shall prohibit Upbancorp or its subsidiaries from honoring any contractual obligation in existence on the date of the merger agreement; and

  •
  change in any material respect any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except for such changes as may be appropriate in the opinion of the Chief Executive

    Officer of Upbancorp, in each case, to respond to then current business, market or economic conditions or as may be required by the rules of the governmental authorities or by law.

Miscellaneous

  •
  fail to take any requisite action pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters known by Upbancorp which could reasonably give rise to a claim prior to the closing date;

  •
  file in a timely manner all required filings with all governmental authorities and cause such filings to be true and correct in all material respects;

  •
  cause the total assets of Upbancorp at the time of the closing to exceed $420,000,000; and

  •
  amend its certificate of incorporation, charter or by-laws or those similar documents of any of its subsidiaries.

Access

        Until the effective time of the merger, Upbancorp will give to Bridgeview reasonable access to its properties, books, contracts, commitments and records and will permit Bridgeview to discuss such information directly with Upbancorp's officers, directors, employees, attorneys and accountants. Upbancorp will allow two representatives of Bridgeview to attend as an observer all meetings of the board of directors of Upbancorp and the Bank and their committees. Bridgeview's representative will not have any voting rights with respect to matters discussed at these meetings.

        The foregoing is a summary of some of the negative and affirmative covenants of the merger agreement. You are encouraged to carefully read the terms of the merger agreement at Annex A, including the specific covenants contained in Sections 4.1 and 5.1.

Takeover Proposals; Termination Fee

        Under the terms of the merger agreement, neither Upbancorp or its subsidiaries nor any of their representatives may:

  •
  make, encourage facilitate, solicit, induce, assist or initiate any inquiry or proposal, or participate in any negotiations with, or provide any information to, any corporation, partnership, agent, attorney, financial advisor, or other person (other than Bridgeview, an affiliate of Bridgeview or any officer, employee or other authorized representative of Bridgeview or such affiliate, or counsel for Bridgeview or its directors and financial advisor, solely for use in connection with the transactions contemplated in the merger agreement) relating to any competing proposal (as defined below),

  •
  furnish any information to any person in connection with, or participate in any negotiations with respect to, or knowingly take any other action designed to facilitate, any competing proposal, or

  •
  participate in any discussions regarding any competing proposal.

        A "competing proposal" is a proposal relating to the disposition of all or a significant portion of Upbancorp's or any Upbancorp subsidiary's business or assets or the acquisition of 10% or more of Upbancorp's common stock or a merger, consolidation or similar business combination transaction involving Upbancorp or any Upbancorp subsidiary with a party other than Bridgeview.

        Prior to the approval of the merger agreement by the shareholders of Upbancorp, Upbancorp is allowed to provide information at the request of or enter into negotiations with a third party with respect to an unsolicited competing proposal if our board of directors determines, in good faith, that the exercise of its fiduciary duties to our shareholders under applicable law, as advised by counsel, requires it to take such action. We may, in response to a proposal that was not solicited by us and that did not otherwise result from a breach of the merger agreement, and that has been determined by our board of directors to be a superior proposal (as defined below), subject to giving Bridgeview at least two business days' written notice of its intention to do so, (x) furnish information about us to any person pursuant to a customary confidentiality agreement provided that a copy of all such information is delivered simultaneously to Bridgeview; and (y) participate in negotiations regarding such proposal. We may not provide to such third party any information which we have not provided to Bridgeview.

        For purposes of the merger agreement, a "superior proposal" means any competing proposal (or its most recently amended or modified terms, if amended or modified) that our board of directors determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to our shareholders than the merger, taking into account all relevant factors (including whether, in the good faith judgment of our board of directors, after obtaining the advice of a financial advisor of nationally recognized reputation, the third party is reasonably able to finance the competing proposal, and any proposed changes to the merger agreement that may be proposed by Bridgeview in response to such competing proposal).

        In the event the merger agreement is terminated (i) by us because our board of directors has elected to pursue a superior proposal as permitted by the merger agreement or due to the failure of our shareholders to approve the merger agreement; or (ii) by Bridgeview if our shareholders fail to approve the merger agreement or if Upbancorp fails to call a meeting of our shareholders to vote on the merger agreement, then we shall pay to Bridgeview $2,500,000, except that if the termination is caused by the failure of our shareholders to approve the merger agreement, then such payment shall be limited to $500,000 unless we have received, or a third party has commenced, a competing proposal.

        In the event the merger agreement is terminated because any of the conditions to a party's obligation to consummate any aspect of the merger cannot be satisfied by August 1, 2003, or by Bridgeview in the event of a breach by us of any representation, warranty, covenant or agreement which breach permits Bridgeview to terminate the merger agreement and both of the following conditions are satisfied:

  (i)
  we have received, or a third party has commenced, a competing proposal prior to the termination of the merger agreement; and

  (ii)
  we have entered into an agreement with a third party (the "Signing Event") within twelve months following the termination of the merger agreement,

then we will pay $2,500,000 to Bridgeview.

        The foregoing is a summary of the provisions of the merger agreement regarding discussions with third parties. You are encouraged to read the terms of the merger agreement at Annex A, including the specific provisions contained in Sections 4.2 and 7.2 of the merger agreement.

Conditions to Completion of the Merger

        Each party's obligation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions:

  •
  approval of the merger agreement by Upbancorp's shareholders;

  •
  receipt of all regulatory approvals required to complete the merger and all those approvals remaining in effect and all statutory waiting periods with respect to those approvals having expired;

  •
  no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the merger shall have been issued or remain in effect;

  •
  the representations and warranties of each party will be true and correct in all material respects as of February 14, 2003 and as of the closing date of the merger; and

  •
  each party shall have performed on all material respects all of its obligations and shall have complied in all material respects with all agreement and covenants required by the merger agreement to be performed or complied by it prior to the closing date of the merger.

        Upbancorp's obligation to affect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions:

  •
  Upbancorp shall have received the fairness opinion of Howe Barnes updated as of the date of the proxy statement;

  •
  Upbancorp shall have received evidence satisfactory to it that the merger consideration has been deposited with the exchange agent; and

  •
  Upbancorp shall have received proof that Bridgeview has secured the insurance coverage for its directors, officers, employees and agents as required by the merger agreement.

        In addition, Bridgeview's obligation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions:

  •
  all material violations, if any, to the real estate owned by Upbancorp or its subsidiaries shall have been corrected or funds accrued for the purpose of correcting the same;

  •
  all real properties owned by or subject to a ground lease for the benefit of Upbancorp or its subsidiaries will be in full compliance in all material respects with all real estate laws, or funds shall have been accrued for the purpose of correcting the same;

  •
  there shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit Bridgeview's ownership or operation of all or a material portion of Upbancorp's business or assets, or would compel Bridgeview to dispose of or hold separate all or a material portion of Upbancorp's business or assets or which would render Bridgeview or Upbancorp unable to consummate the transactions contemplated by the merger agreement;

  •
  to the extent any material lease, license, loan or financing agreement or other contract or agreement to which Upbancorp or any of its subsidiaries, as the case may be, is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by the merger agreement, such consent or waiver shall have been obtained;

  •
  there shall have been no change that would have or would reasonably be expected to have a material adverse effect on Upbancorp, provided that such material adverse effect was not caused by a material breach of the merger agreement by Bridgeview;

  •
  Upbancorp's assets not exceeding $420,000,000;

  •
  the merger agreement providing for the merger of the Bank into Bridgeview Bank and Trust Company shall have been duly authorized and approved by Upbancorp and the Bank and the other terms and conditions of such merger agreement shall have been satisfied so as to permit the bank merger to be consummated as contemplated thereby; and

  •
  any and all bills for fees and expenses of Upbancorp or the subsidiaries incurred or projected to be incurred by Upbancorp or its subsidiaries in connection with the merger agreement and the consummation of the transactions contemplated therein (including any and all legal, investment banking, audit and accounting fees and expenses) shall be presented and paid in full prior to the closing.

        We cannot assure you if, or when, we will obtain the required regulatory approvals necessary to consummate the merger, or whether all of the other conditions precedent to the merger will be satisfied or waived by the party permitted to do so. If the merger is not completed on or before August 1, 2003, either Bridgeview or Upbancorp may terminate the merger agreement, provided the terminating party is not in material breach of any representation, warrant, covenant or other agreement.

        The foregoing is a summary of the conditions of the merger agreement. You are encouraged to read the terms of the merger agreement at Annex A, including the specific provisions contained in Article VI of the merger agreement.

Termination; Amendment; Waiver

        The parties may terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after approval by the holders of Upbancorp common stock:

  •
  by written agreement of Bridgeview and Upbancorp, with the approval of the board of directors of each;

  •
  by Bridgeview or Upbancorp in the event that any of the conditions precedent to the obligations of the other to the merger are rendered impossible to be satisfied or fulfilled by August 1, 2003 (other than by reason of a breach by the party seeking to terminate);

  •
  by Bridgeview at any time after the shareholders of Upbancorp fail to approve the merger agreement or by Bridgeview because Upbancorp fails to call such a meeting in accordance with the merger agreement;

  •
  by Bridgeview or Upbancorp, in the event of a material breach by the other of any representation, warranty, covenant or agreement contained in the merger agreement, which breach would result in the failure to satisfy a closing condition;

  •
  by either party after August 1, 2003, in the event the merger has not been consummated by such date (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

  •
  by Upbancorp, if our board of directors has elected to pursue a superior proposal as permitted by the merger agreement;

  •
  by Bridgeview, if any third party shall have commenced or, made a competing proposal after February 14, 2003, and thereafter the board of directors of Upbancorp shall have withdrawn, or materially and adversely modified or changed its recommendation of the merger agreement or any aspect of the merger and the shareholders of the Upbancorp do not approve the Upbancorp and the merger; or

  •
  by (i) Upbancorp if Bridgeview commits a willful breach of its obligations under the merger agreement or by (ii) Bridgeview if Upbancorp commits a willful act or omission that constitutes a breach of its obligations under the merger agreement; and in each instance such willful act or omission that constitutes a breach is not cured within ten days after receipt by the breaching party of written demand for cure by the non-breaching party;

        As discussed above ("—Takeover Proposals; Termination Fee," beginning on page 33), we may owe to Bridgeview a termination fee of $2,500,000 if the merger agreement is terminated because of our actions regarding a competing proposal. In the event (i) the merger agreement is terminated by Bridgeview other than as permitted in the merger agreement and (ii) Bridgeview is acquired by another entity within twelve months following the termination of the merger agreement, then Bridgeview shall pay to Upbancorp $2,500,000.

        In the event the merger agreement is terminated by either Bridgeview or the Upbancorp on account of the inability of Bridgeview to obtain any necessary approval of the governmental authorities, Bridgeview shall pay to Upbancorp $250,000. This payment shall not be required in the event of the failure to obtain any such approval is the result of regulatory matters relating to Upbancorp and/or the Bank.

        Except as provided elsewhere in the merger agreement, Bridgeview and Upbancorp shall each bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated in the merger agreement, including fees and expenses for its own financial or other consultants, investment bankers, accountants and counsel.

        Subject to compliance with applicable law, Bridgeview and Upbancorp may amend the merger agreement by action taken or authorized by their respective boards of directors at any time before or after approval of the merger agreement by Upbancorp shareholders. However, after any approval of the merger agreement by the shareholders of Upbancorp merger agreement which reduces the amount or changes the form of the consideration to be delivered to the holders of Upbancorp common stock under the merger agreement.

        At any time prior to the effective time, Bridgeview and Upbancorp, by action taken or authorized by their respective boards of directors, may, if legally allowed:

  •
  extend the time for the performance of any of the obligations or other acts of the other party;

  •
  waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

  •
  waive compliance with any of the agreements or conditions contained in the Agreement and Plan of Merger.

        The foregoing is a summary of the termination, amendment and waiver provisions of the merger agreement. You are encouraged to read terms of the merger agreement at Annex A, including the specific provisions contained in Sections 7.1—7.3 (Termination), 7.5 (Amendment) and 7.6 (Waiver) of the merger agreement.

Stockholder Voting Agreement

        All of the directors and executive officers of Upbancorp have entered into a Stockholder Voting Agreement with Bridgeview. These individuals own, as of April 15, 2003, in the aggregate 93,938 shares representing approximately 11.25% of Upbancorp's issued and outstanding common stock. The Stockholder Voting Agreement requires these individuals to vote their shares of Upbancorp common stock in favor of the merger agreement at the annual meeting. In addition, each individual agreed not to sell or transfer any of his shares of Upbancorp common stock except as permitted by such agreement.

        The agreement binds the actions of these individuals only in their capacity as shareholders of Upbancorp. Those individuals who serve as directors of Upbancorp are not and could not be contractually bound to abrogate their fiduciary duties as directors of Upbancorp. Accordingly, while each Upbancorp director is contractually bound to vote as an Upbancorp shareholder in favor of the merger, his fiduciary duties as a director nevertheless require him to act in his capacity as a director in the best interest of Upbancorp when considering the merger. Also, the directors will continue to be bound by their fiduciary duties as Upbancorp's directors with respect to any further decisions they make in connection with the merger.

Interests of Certain Persons in the Merger and Effect of the Merger on Employee Benefit Plans

        As of April 15, 2003, directors and officers of Upbancorp beneficially owned, in the aggregate, 93,938 shares of Upbancorp common stock, representing approximately 11.25% of the outstanding shares of Upbancorp common stock. None of Bridgeview or its directors, officers or affiliates holds any shares of Upbancorp common stock.

        Some members of Upbancorp management and board of directors have interests in the merger that are in addition to their interests as Upbancorp shareholders generally. As described below, these individuals have entered into agreements that will, effective upon the completion of the merger, provide for certain benefits.

Supplemental Executive Retirement Plan

        The board of directors of Upbancorp adopted a Supplemental Executive Retirement Plan (the "SERP") for certain executive officers, effective February 1998. The payments are to be made under the SERP at a participant's retirement or death, but not for any other event of termination of employment. The only participant in the SERP is Richard K. Ostrom. Upon the consummation of the merger, the SERP will be terminated and the benefits paid to Mr. Ostrom. It is anticipated that Mr. Ostrom will receive a payment of approximately $572,857 from the SERP.

Employment Agreement

        In July of 1999, Upbancorp entered into a five-year employment agreement with Mr. Ostrom, which provides for automatic one-year extensions unless notice is given by either Mr. Ostrom or Upbancorp. This agreement expires on June 30, 2007. Upon a "Change-In-Control" of Upbancorp (as defined in the employment agreement), the term of the agreement will automatically be extended to the later of three years from the date of the Change-In-Control or June 30, 2006.

        If Mr. Ostrom is terminated or resigns for "good reason" after a Change-In-Control and within the extended term of the agreement, or resigns for any reason (or becomes disabled or dies) within a one-year period after a Change-In-Control, he will be entitled to receive the Accrued Obligations (as defined in the employment agreement) plus the following compensation and benefits for four years following his termination. He will be entitled to his annual base salary and annual bonus award; annual contributions to Upbancorp's retirement plans based on the rate of contributions to such plans for the calendar year immediately preceding the Change-In-Control or date of termination, whichever produces the greater amount; compensation for perquisites to which he was entitled in an amount equal to 7.5% of his annual salary; amounts paid by Upbancorp on his behalf for other benefits including club memberships and group medical benefits, as well as life and accident and disability insurance coverage, at Upbancorp expense; and outplacement counseling for a period of up to two years or until he secures employment, if less than 2 years, at a cost not to exceed $15,000. Mr. Ostrom has the option to have the total value of the above compensation and benefits made in a lump sum payment following a Change-In-Control.

        Mr. Ostrom will also be entitled to receive supplemental compensation in the event that, as a result of a Change-In-Control, he is subject to any excise tax for "excess parachute payments," as defined in the Internal Revenue Code. Upbancorp would be required to reimburse him so that on an after-tax basis, he receives the full value of the compensation to be paid to him following a Change-In-Control.

        The employment agreement also provides that during the term of the employment agreement and the one-year period immediately following termination of Mr. Ostrom's employment, he will not render services similar to those being performed for Upbancorp to any business located within a ten-mile radius of the headquarters of Upbancorp. This limitation does not apply to businesses located in the central loop area of Chicago.

        The consummation of the merger will constitute a "Change-In-Control" of Upbancorp. Since Mr. Ostrom will not be remaining with Upbancorp following the merger, he would be eligible to receive the benefits described above which would entitle him to payments totaling approximately $1,688,000 (exclusive of any supplemental compensation in the event he is subject to any excise tax for "excess parachute payments") and the SERP payment of $572,857.

        In connection with the execution of the merger agreement, Bridgeview requested that Mr. Ostrom agree to terminate his employment agreement upon the consummation of the merger and agree to enter into a retirement agreement and an agreement regarding post-employment restrictive covenants, or the non-compete agreement. Under the retirement agreement, upon the consummation of the merger, Mr. Ostrom will be paid $975,000 over a six year period and will receive the SERP payment of approximately $572,857. The agreement also provides that Mr. Ostrom will receive supplemental compensation in the event he is subject to any excise tax for "excess parachute payments" in connection with his receipt of the payments from the SERP, the retirement agreement and the non-compete agreement. Bridgeview will also pay any premium for medical coverage incurred by Mr. Ostrom under COBRA from the consummation of the merger until Mr. Ostrom is eligible to participate in Medicare and receive reimbursements thereunder. In no event shall such premium payments continue beyond August 2004. The estimated value of these premium payments is $4,300. Mr. Ostrom will also receive Upbancorp's interest in the split-dollar life insurance policy upon the payment by Mr. Ostrom to Upbancorp of the premiums paid by Upbancorp on this policy.

        Under the non-compete agreement, Mr. Ostrom has agreed not to compete with Bridgeview in the manner set forth in the non-compete agreement in the Chicago metropolitan area and the Phoenix-Mesa metropolitan area for a period of 72 months following the consummation of the merger. Mr. Ostrom will receive $565,000 payable over six years in exchange therefor.

Change in Control Agreements

        Two executive officers of Upbancorp, Kathleen L. Harris and Evy Alsaker, and one executive officer of the Bank, Steven D. Olson, have entered into change-in-control agreements with Upbancorp. These agreements provide that in the event an executive officer is terminated without cause or quits for any reason during the 90-day period following a change-in-control, the executive officer will be entitled to continue to receive his or her salary for 24 months and will be permitted to continue to participate in the existing pension, health and welfare plans of the Bank (to the extent such plans allow him or her to participate).

        The consummation of the merger will constitute a change-in-control under these agreements entitling these executives to receive the following payments assuming they quit or are terminated without cause within 90 days of the consummation of the merger: Harris—$310,000; Alsaker—$200,000; and Olson—$260,000.

        Bridgeview has requested that each of these officers terminate his or her change-in-control agreement and enter into a two-year employment agreement with Bridgeview Bank. If an executive agrees to this, he or she will receive cash payments as follows for terminating his or her change-in-control agreement at the time of the consummation of the merger: Harris—$155,000; Olson—$130,000; and Alsaker—$100,000. Each two-year employment agreement provides for a base salary comparable in amount to that currently earned by the executive and a continuation of salary payments during the term of a contract in the event of a termination without cause. Under each contract, each of these executives also releases Upbancorp and its subsidiaries from all prior employment contract obligations.

Deferred Directors' Fee Plan

        Upbancorp has established a deferred directors' fee plan for its directors, and the directors of its affiliates, to enable them to elect to defer a portion of the fees payable to the directors by Upbancorp, or any of its affiliates, on account of the directors' service. Directors participating in the plan are entitled to elect to defer certain portions of their fees during their service as directors and are generally entitled to receive payment of these deferred fees upon the earlier of the date that their service as a director terminates and the attainment of the age specified in their deferral election.

        The merger of Upbancorp and Bridgeview will trigger certain accelerated payment provisions of the plan entitling a participant to receive the entire unpaid balance of his deferred fee account in the form of a lump sum payment. Upon the closing of the merger, current members of the Upbancorp board will receive the following payments under this plan:

Name	Payment
Stephen W. Edwards	$41,400
Delbert R. Ellis	$45,650
James E. Heraty	$32,535

Continued Indemnification and D&O Insurance

        The merger agreement provides that for a period of not less than four years after the closing of the merger, Bridgeview will maintain all rights of indemnification currently provided by Upbancorp and its subsidiaries in favor of their current and former employees, directors, officers and agents on terms no less favorable than those provided in the chartering documents of Upbancorp, otherwise in effect on February 14, 2003, and the indemnity agreements between Upbancorp and its directors, or as otherwise required by Delaware law.

        Bridgeview also has agreed that before the consummation of the merger, Bridgeview will secure prior acts and omissions coverage under its directors' and officers' liability insurance for current and former employees, officers, directors and agents of Upbancorp and its subsidiaries for a period of at least three years following the closing of the merger. This insurance will contain at least the same coverage and amounts, and contain terms and conditions not less advantageous as that coverage currently provided by Upbancorp and its subsidiaries. Bridgeview will not be obligated to spend more than $120,000 for such insurance coverage. If it is unable to do so, it will obtain as much comparable insurance as possible for $120,000.

        Upbancorp board of directors knew about and considered these interests in approving the merger agreement.

Employee Benefit Plans in General

        From and after the effective time of the merger Bridgeview (or a subsidiary of Bridgeview) will:

  •
  become the sponsoring employer under those Upbancorp benefit plans with respect to which Upbancorp or any Upbancorp subsidiary is a sponsoring employer immediately prior to the effective time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in Upbancorp or any Upbancorp subsidiary with respect to each such plan;

  •
  provide to each employee of Upbancorp and any Upbancorp subsidiary as of the effective time, an Upbancorp employee, the opportunity to participate in each employee benefit plan and program maintained by Bridgeview or its subsidiaries for similarly-situated employees, provided that with respect to such Bridgeview benefit plans, Upbancorp employees shall be given credit for service with Upbancorp or any Upbancorp subsidiary in determining eligibility for and vesting in benefits thereunder, but not for purposes of benefit accrual;

  •
  not apply any waiting periods or pre-existing condition exclusions under the Bridgeview benefit plans to the extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under the Upbancorp benefit plans;

  •
  to the extent that the initial period of coverage for Upbancorp employees under any Bridgeview benefit plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, Upbancorp employees shall be given credit under the applicable Bridgeview benefit plans for any deductibles and co-insurance payments made by such Upbancorp employees under the Upbancorp benefit plans during the balance of such 12-month period of coverage; and

  •
  pay stay bonuses to specified Upbancorp employees within thirty days of the closing.

Bridgeview Bancorp, Inc.

        Bridgeview, a Delaware corporation, is a registered bank holding company headquartered in Bridgeview, Illinois. Its only direct subsidiary is Bridgeview Bank and Trust Company, an Illinois banking corporation. Bridgeview's principal markets for financial services presently are in Cook, Lake, DuPage and Kendall Counties, Illinois. At December 31, 2002, Bridgeview had, on a consolidated basis, assets of approximately $545.7 million, deposits of approximately $461.8 million, and shareholders' equity of approximately $41.1 million. Bridgeview common stock is not traded on any exchange.

Election of Directors

        Upbancorp has a staggered board of directors divided into three classes. One class is elected annually to serve for three years. At the annual meeting, two class II directors will be elected for terms of three years or until their successors are elected and qualified. The two nominees are indicated in the table below. The proxy provides instructions for voting for all director nominees or for withholding authority to vote for one or more director nominees. Unless instructed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees named as Class II directors. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the annual meeting. To be elected as a director, each director nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the annual meeting.

Information About Directors and Nominees and Executive Officers

        The following table contains certain information with respect to the nominees and the continuing directors, and the executive officers, including information furnished by them as to their principal occupations for the last five years, the number of shares of common stock of Upbancorp beneficially owned, directly or indirectly, as of April 15, 2003, and the year each nominee and continuing director became a director of Upbancorp or its predecessor, the Bank.

Nominees

        The following persons, if elected at the annual meeting, will serve as Class II directors for three years:

		Common Stock Beneficially Owned as of April 15, 2003(1)
Name, Age and Year Became Director of Upbancorp	Principal Occupation, Business Experience Past Five Year and Other Information
		No. of Shares	Percent of Class
Class II (Term Expires 2006)
Stephen W. Edwards Age 70—1985	Consultant, Planned Futures, Inc.; director of Upbancorp and the Bank	54,322	6.51	(2)
Alfred E. Hackbarth, Jr. Age 72—1988	Attorney and CPA, Partner, Hackbarth & Hudson, P.C.; director of Upbancorp, the Bank and, until September 2001, Heritage Bank(3)	45,186	5.41	(4)(5)(6)

Continuing Directors

The following persons will continue to serve as directors for the periods indicated:

		Common Stock Beneficially Owned as of April 15, 2003(1)
Name, Age and Year Became Director of Upbancorp	Principal Occupation, Business Experience Past Five Year and Other Information
		No. of Shares	Percent of Class
Class III (Term Expires 2004)
James E. Heraty Age 71—1984	Consultant to the temporary help industry since June 1996; prior thereto President, Ready Men, Inc.; director of Upbancorp and the Bank	68,439	8.20	(2)(7)
Richard K. Ostrom Age 63—1976	Chairman of the Board, President, Chief Executive Officer, director of Upbancorp and the Bank; Chairman of the Board and director, and from January 2001 until September 2001, President and Chief Executive Officer of Heritage Bank(3)	129,682	15.53	(2)(4)(6)(7)(8)
Class I (Term Expires 2005)
Delbert R. Ellis Age 70—1996	Retired, former Executive Vice President of Bank of America, Arizona; director of Upbancorp, and since September 2001, Director of the Bank; Vice Chairman of the Board and director of Heritage Bank until September 2001(3)	6,700	..80	(4)
Marvin L. Kocian Age 66—1982	President, Komar Screw Corporation; Vice President, Assistant Secretary and director of Upbancorp; Director of the Bank	62,655	7.50	(2)

Executive Officers

Set forth below is a list of all executive officers of Upbancorp other than those listed above.

		Common Stock Beneficially Owned as of April 15, 2003(1)
Name
	Position with Upbancorp, the Bank and Heritage	No. of Shares	Percent of Class
Kathleen L. Harris Age—39	Senior Vice President and Chief Financial Officer of Upbancorp since May 1998; prior thereto Vice President and Chief Financial Officer; Executive Vice President and Director of the Bank since September 2001; Regional President, Arizona Operations since May 2002; prior thereto Senior Vice President and Cashier, and from July 2000 until September 2001, Director of Heritage Bank(3)	600	0.07
Steven D. Olson Age—46	Executive Vice President of the Bank since December 2001; prior thereto Senior Vice	1,455	0.17

		Common Stock Beneficially Owned as of April 15, 2003(1)
Name
	Position with Upbancorp, the Bank and Heritage	No. of Shares	Percent of Class
	President of the Bank since December 1997
Evy Alsaker Age—56	Vice President of Upbancorp since February 1998; Senior Vice President and Cashier of the Bank; Secretary to the board of directors of Upbancorp and the Bank	3,290	0.39

(1)
The information contained in this column is based upon information furnished to Upbancorp by the individuals named above or was ascertained from an examination of Upbancorp's stock records. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. The above amounts do not include shares beneficially owned by the spouse and/or the adult children of the directors. Beneficial ownership of such shares is disclaimed by the directors. The above amounts include shares held in joint tenancy with certain members of the families of the directors. Shares so held are deemed to be shared as to voting and investment power.

(2)
The above amount includes 48,400 shares held by Upbancorp's pension plan for its employees. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Heraty, Kocian and Ostrom. Beneficial ownership of these shares is disclaimed by Messrs. Edwards, Heraty and Kocian. Mr. Ostrom is a vested participant in the pension plan.

(3)
Heritage Bank was merged with and into and under the charter of the Bank on September 1, 2001.

(4)
The above includes 4,500 shares held by H.E.O. Enterprises. Messrs. Ellis, Hackbarth and Ostrom are partners in H.E.O. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Ellis, Hackbarth and Ostrom.

(5)
The above amount includes 13,436 shares held by two trusts for which Mr. Hackbarth is co-trustee. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed.

(6)
The above amount includes 23,250 shares held by a charitable foundation of which Messrs. Ostrom and Hackbarth are directors and officers. Voting and investment power is shared. Beneficial ownership of these shares is disclaimed.

(7)
The above amount includes 12,600 shares held by J.R. Enterprises. Messrs. Heraty and Ostrom are partners in J.R. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Heraty and Ostrom.

(8)
The above amount includes 1,332 shares held in joint tenancy with Mr. Ostrom's adult children.

        All of Upbancorp's directors hold office for the terms indicated and all of Upbancorp's executive officers hold office for a term of one year, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the directors, executive officers, or any other person pursuant to which any of the directors or executive officers have been selected for their respective positions, except with respect to the employment agreement with Mr. Ostrom and change-in-control agreements with Ms. Harris and Ms. Alsaker as described below (see "—Employment Agreements; Change-In-Control Agreements" beginning on page 46).

Board Committees and Meetings

        The executive committee functions as an extension of the board between regular meetings of the board. Members of the executive committee are Messrs. Ellis, Hackbarth, Kocian and Ostrom. The executive committee counsels the chief executive officer in evaluating and recommending major changes in corporate policy. The executive committee has the authority to exercise all powers of the full board of directors except that it does not have the power to declare dividends, issue stock, amend the bylaws, recommend to the shareholders any action that requires shareholder approval, fill vacancies on the board, appoint or remove officers, amend or rescind prior action of the board.

        The executive committee serves as the directors nominating committee and the executive compensation committee. This committee met twelve times during 2002. The nominating committee will consider nominees recommended by the shareholders. Recommendations should be forwarded to Evy Alsaker, Vice President, Upbancorp, Inc., 4753 North Broadway, Chicago, Illinois 60640.

        Upbancorp has a standing audit committee. Members of the audit committee are Messrs. Edwards, Ellis, Hackbarth, Heraty and Kocian. The functions of the audit committee consist of reviewing, with Upbancorp's independent auditors, the scope and results of Upbancorp's procedures for internal auditing, the scope and results of the auditing engagement and the adequacy of Upbancorp's system of internal controls. The audit committee also makes a recommendation on the selection of Upbancorp's independent auditors to the board of directors. This Committee met six times during 2002.

        The board of directors of Upbancorp met six times during 2002. All of the present directors attended more than 75% of the meetings of the board and of the committees of the board on which they served during 2002.

Audit Committee Report

        Under the guidance of a written charter adopted by the board of directors, the audit committee is responsible for overseeing Upbancorp's financial reporting process of the board of directors.

        The audit committee has (i) reviewed and discussed Upbancorp's audited financial statements for the fiscal year ended December 31, 2002, with management and with Upbancorp's independent auditors; (ii) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from Upbancorp's independent auditors required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on such review and discussions, the audit committee recommended to the board of directors that the audited financial statements of Upbancorp be included in Upbancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The board of directors in its business judgment has determined that all members of the audit committee are independent as determined in accordance with the listing standards of the National Association of Securities Dealers, Inc.

Submitted by the Audit Committee:
Stephen W. Edwards Delbert R. Ellis Alfred E. Hackbarth, Jr. James E. Heraty Marvin L. Kocian
March 7, 2003

        This Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

Executive Compensation

        The following table sets forth compensation information about Upbancorp's chairman of the board, president and chief executive officer, senior vice president and chief financial officer and vice president of Upbancorp and the executive vice president of the Bank. No other executive officers of Upbancorp or its subsidiaries received more than $100,000 in salary and bonus during 2002.

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	All Other Compensation(1)
Richard K. Ostrom
Chairman of the Board, President and Chief Executive Officer of Upbancorp and the Bank; Chairman of the Board and Director, and from January 2001 until September 2001, President and Chief Executive Officer of Heritage Bank(2)	2002 2001 2000	$275,000 250,000 250,000	$146,084 84,252 75,227	-0- -0- -0-	$16,508 14,485 13,465

Kathleen L. Harris
Senior Vice President and Chief Financial Officer of Upbancorp since May 1998; prior thereto Vice President and Chief Financial Officer; Executive Vice President and director of the Bank since September 2001; Regional President, Arizona Operations since May 2002; prior thereto Senior Vice President and Cashier, and from July 2000 until September 2001, Director of Heritage Bank(2)	2002 2001 2000	$155,000 135,000 125,000	$28,350 29,375 23,872	-0- -0- -0-	$5,511 4,942 4,727
Steven D. Olson Executive Vice President of the Bank since December 2001; prior thereto Senior Vice President since December 1997	2002 2001 2000	$130,000 98,917 90,744	$18,695 19,192 16,567	-0- -0- -0-	$4,583 3,533 3,211
Evy Alsaker Vice President of Upbancorp since February 1998; Senior Vice President and Cashier of the Bank; Secretary to the board of directors of the Bank and Upbancorp	2002 2001 2000	$100,000 93,000 89,000	$17,577 23,340 17,783	-0- -0- -0-	$3,519 3,486 3,199

(1)
The amount includes Upbancorp's 401(k) Flexible Compensation Plan match of the executive's contribution, limited to 3% of the individual's annual salary; Upbancorp's 401(k) optional contribution, and in the case of Mr. Ostrom, the reportable amount of the annual premium associated with a Split Dollar Life Insurance Policy, which in 2002, 2001 and 2000 was $10,508, $9,385 and $8,365, respectively.

(2)
Heritage Bank was merged with and into and under the charter of the Bank on September 1, 2001. No compensation was paid by Heritage Bank after September 1, 2001.

Directors' Fees

        All non-employee directors receive an annual retainer of $5,000 from Upbancorp and $5,000 from Uptown. In addition, they receive the following amounts for each board of director and committee meeting they attend: Upbancorp board of directors meeting—$700; audit committee—$500; executive committee—$600; retirement committee—$200; Bank board of directors meeting—$300; trust committee—$200; and loan and investment committee—$300. Employee directors do not receive an annual retainer or attendance fees for director or committee meetings.

        The board of directors of Upbancorp and the Bank have adopted and administer a directors' deferred compensation plan (the "Deferred Plan") in which participation is voluntary. The Deferred Plan is not a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Deferred Plan allows participants to defer director retainer and meeting fees for the benefit of the participants. Deferred fees paid to participants are placed in a cash reserve account. Payments are to be made under the Deferred Plan when a participant ceases to be a director for any reason. Currently, Messrs. Edwards, Ellis and Heraty participate in the Deferred Plan.

Retirement Benefits

        Substantially all employees of Upbancorp who have met a service requirement are participating in Upbancorp's noncontributory pension plan. The following table illustrates the estimated annual benefits payable upon retirement pursuant to the pension plan for specified average base salary rates and years of credited service classifications.

PENSION TABLE
Annual Retirement Benefits Based Upon
Years of Service

Remuneration	15	20	25	30	35	40
$125,000	$28,125	$37,500	$46,875	$56,250	$65,625	$75,000
$150,000	33,750	45,000	56,250	67,500	78,750	90,000
$175,000	39,375	52,500	65,625	78,750	91,875	105,000
$200,000	45,000	60,000	75,000	90,000	105,000	120,000
$225,000	50,625	67,500	84,375	101,250	118,125	135,000
$250,000	56,250	75,000	93,750	112,500	131,250	150,000
$300,000	67,500	90,000	112,500	135,000	151,500	180,000

        "Remuneration" is determined by averaging the employee's annual salary for the five consecutive plan years of the participant's benefit service that produces the highest average earnings preceding retirement. The statutory maximum recognizable compensation for 2002 was limited to $200,000. The actual salary paid to an employee considered in determining the employee's average annual remuneration includes base pay, overtime pay, commissions and bonuses. Benefits are computed on straight life annuity amounts; such benefits are not subject to any deduction for Social Security or other offsets. Richard K. Ostrom has forty years of credited service, Kathleen L. Harris has fourteen years of credited service, Evy Alsaker has thirty-two years of credited service and Steven D. Olson has fifteen years of credited service.

Supplemental Executive Retirement Plan

        The board of directors of Upbancorp adopted a Supplemental Executive Retirement Plan (the "SERP") for certain executive officers, effective February 1998. The SERP is not a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code, or the Code. The principal objective of the SERP is to ensure the payment of a competitive level of retirement income to attract, retain and motivate selected executives.

        Eligibility for participation in the SERP is limited to those executive employees whose earnings during any period exceed the maximum amount of earnings taken into account for pension plan purposes under Section 401(a) of the Code, or whose accrued benefit under Upbancorp's pension plan is limited by Section 415 of the Code. The payments are to be made under the SERP at a participant's retirement or death, but not for any other event of termination of employment.

Employment Agreements; Change-In-Control Agreements

        In July of 1999, Upbancorp entered into a five-year employment agreement with Mr. Ostrom, which provides for automatic one-year extensions unless notice is given by either Mr. Ostrom or Upbancorp. This agreement was amended on October 30, 2002, to increase the base salary paid to Mr. Ostrom from $250,000 to $275,000 per year. This agreement will now expire on June 30, 2007.

        The agreement provides that Mr. Ostrom's salary can be increased but not decreased during the term of the agreement. The agreement also provides that Mr. Ostrom will be eligible to participate in any incentive compensation programs and other benefit programs offered by the Corporation and that he will receive an automobile, life insurance (including split-dollar life insurance), club memberships and financial planning assistance.

        If Mr. Ostrom is terminated without "cause" or by giving notice of non-renewal or if he resigns for "good reason", he will be entitled to all accrued benefits plus a lump sum pro rata annual bonus award for the year in which the termination occurs, payable within thirty (30) days of the date of termination (the "Accrued Obligations"). He will also be entitled to severance pay equal to his base annual salary for the greater of one year or the remainder of the term of the agreement and group medical benefits, as well as life and accident and disability insurance coverage through the severance period, at Upbancorp's cost (the "Accrued Obligations"). In addition, he will be entitled to his split-dollar life insurance policy; to purchase the bank car he is using at its book value; and to outplacement counseling for a period of up to two years or until he secures employment, if less than 2 years, at a cost not to exceed $15,000. Severance pay will be paid regardless of whether Mr. Ostrom becomes employed following such termination. Additional severance pay and medical benefits may be provided for up to twelve additional months if he has not obtained employment.

        If Mr. Ostrom is terminated for "cause" or voluntarily terminates his employment, he is only entitled to receive payment of the Accrued Obligations. "Cause" is defined as the willful and continued failure to perform substantially his duties, willful engaging in illegal conduct or gross misconduct detrimental to Upbancorp or conviction of a felony involving moral turpitude.

        Upon a "Change-In-Control" of Upbancorp, the term of the agreement will automatically be extended to the later of three years from the date of the Change-In-Control or June 30, 2006. A "Change-In-Control" of Upbancorp is defined as a change-in-control which must be reported to the SEC or the Board of Governors of the Federal Reserve System, or the Federal Reserve Board or if (1) any person or entity acquires or controls 20% or more of Upbancorp's outstanding voting securities; (2) during any period of two consecutive years, the persons who were directors of Upbancorp immediately prior to such period cease to constitute a majority of the board of directors of Upbancorp; or (3) Upbancorp or the Bank is sold, merged or consolidated with another bank holding company or bank.

        If Mr. Ostrom is terminated or resigns for "good reason" after a Change-In-Control and within the extended term of the agreement, or resigns for any reason (or becomes disabled or dies) within a one-year period after a Change-In-Control, he will be entitled to receive the Accrued Obligations plus the following compensation and benefits for four years following his termination. He will be entitled to his annual base salary and annual bonus award; annual contributions to Upbancorp's retirement plans based on the rate of contributions to such plans for the calendar year immediately preceding the Change-In-Control or date of termination, whichever produces the greater amount; compensation for perquisites to which he was entitled in an amount equal to 7.5% of his annual salary; amounts paid by Upbancorp on his behalf for other benefits including club memberships and group medical benefits, as well as life and accident and disability insurance coverage, at Upbancorp's expense; and outplacement counseling for a period of up to two years or until he secures employment, if less than 2 years, at a cost not to exceed $15,000. Mr. Ostrom has the option to have the total value of the above compensation and benefits made in a lump sum payment following a Change-In-Control.

        Mr. Ostrom will also be entitled to receive supplemental compensation in the event that, as a result of a Change-In-Control, he is subject to any excise tax for "excess parachute payments," as defined in the Code. Upbancorp would be required to reimburse him so that on an after-tax basis, he receives the full value of the compensation to be paid to him following a Change-In-Control.

        "Good reason" occurs under the agreement in the following circumstances: (1) Upbancorp reduces Mr. Ostrom's salary; (2) Upbancorp discontinues his participation in any benefit and/or incentive program; (3) Upbancorp asks him to relocate; or (4) Upbancorp reduces his current duties, authority or status.

        If Mr. Ostrom dies other than during a one-year period following a Change-In-Control, he will not receive any special death benefits and his estate will receive the Accrued Obligations plus any life insurance proceeds. If he becomes disabled, other than during the one-year period following a Change-In-Control, he will be paid through the date of his termination. In addition, Upbancorp will maintain his split-dollar life insurance and he can purchase the bank car he was using at its book value.

        If Mr. Ostrom retires, Upbancorp will pay his medical and dental insurance. He will also be entitled to acquire the split-dollar life insurance policy and purchase the bank car he was using at its book value.

        The agreement provides that during the term of the agreement and the one-year period immediately following termination of Mr. Ostrom's employment, he will not render services similar to those being performed for Upbancorp to any business located within a ten-mile radius of the headquarters of Upbancorp. This limitation does not apply to businesses located in the central loop area of Chicago.

        In January, 2002, Upbancorp entered into change-in-control agreements with Evy Alsaker, vice president of Upbancorp, and Kathleen Harris, senior vice president and chief financial officer of Upbancorp. These agreements provide that in the event an executive officer is terminated without cause or quits for any reason during the 90-day period following a change-in-control of Upbancorp, the executive officer will be entitled to continue to receive his or her salary for 24 months and will be permitted to continue to participate in the existing pension, health and welfare plans of the Bank (to the extent such plans allow them to participate). A change-in-control in these agreement is identical to the change-in-control as defined above for Mr. Ostrom.

Executive Compensation Committee

        Upbancorp's executive committee serves as the Executive Compensation Committee. Upbancorp believes the compensation paid to Upbancorp's executive officers is competitive with companies within its industry that are comparable in size and by companies outside the industry with which Upbancorp competes for executive talent.

Executive Compensation Committee Report

        The committee is responsible for making recommendations to Upbancorp's board of directors concerning the compensation of Upbancorp's chief executive officer and, based upon recommendations received from Upbancorp's chief executive officer, the compensation of Upbancorp's other officers, consistent with employment contracts where appropriate.

        Upbancorp has a compensation program that consists of salary and performance bonus (which are generally reviewed annually). The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support Upbancorp's business strategy and long-term goals. Upbancorp believes it is essential to maintain an executive compensation program which provides overall compensation competitive with that paid executives with comparable qualifications and experience. This is critical to attract and retain competent executives. Annual cash bonuses are determined by action of the board of directors on recommendations made to it by its executive compensation committee.

        Upbancorp bases the chief executive officer's compensation on the same philosophy and policies as for all executive officers. In fiscal 2002, Mr. Ostrom received a base salary of $275,000 pursuant to his employment agreement with Upbancorp, other compensation of $16,508 and a cash bonus of $146,084 attributable to Upbancorp's financial results. Cash bonuses are based on Upbancorp's profits.

        The executive compensation committee regularly evaluates its policies with respect to executive compensation. The executive compensation committee believes that a combination of salary and bonus provides a mix of short- and long-term rewards necessary to attract, motivate and retain an excellent management team.

Submitted by the Executive Compensation Committee:
Delbert R. Ellis Alfred E. Hackbarth, Jr. Marvin L. Kocian Richard K. Ostrom
February 13, 2003

        This Executive Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the SEC or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any fling under the Act or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

Compensation Committee Interlocks and Insider Participation

        Richard K. Ostrom, chairman, president and chief executive officer of Upbancorp, serves on the executive compensation committee which makes recommendations to Upbancorp's board of directors concerning his compensation. Mr. Ostrom does not participate in discussions regarding his compensation and abstains from voting on any matters relating to his compensation.

Comparison of Five-Year Cumulative Total Return

        The following graph sets forth a comparison of the cumulative total stockholder return on the Corporation's Common Stock with the cumulative total return of the companies comprising the NASDAQ Composite Index and NASDAQ Bank Index.

Comparison of Five Year Cumulative Total Return among
Upbancorp, Inc., NASDAQ Composite
Index and the Peer Group

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Upbancorp, Inc.	$100.00	$114.85	$109.21	$107.63	$109.37	$142.25
NASDAQ Composite Index	100.00	140.10	260.52	158.58	125.59	86.41
NASDAQ Bank Index	100.00	89.84	84.70	99.27	111.71	119.51

Assumes $100 invested on December 31, 1997 in the Common Stock of Upbancorp, Inc., NASDAQ Composite Index and the Peer Group, including reinvestment of dividends, through the fiscal year ended December 31, 2002.

Measurement Period (Fiscal Year Covered)	Corporation(1)	NASDAQ Composite Index(1)	NASDAQ Bank Index(1)
1996	$100.00	$100.00	$100.00
1997	185.35	122.11	165.94
1998	212.89	171.08	149.08
2000	202.44	318.11	140.56
2001	199.50	193.64	164.73
2002	202.74	153.36	185.37

(1)
Assumes $100 invested on December 31, 1996 in the Common Stock of the Corporation, NASDAQ Bank Index and the Peer Group, including reinvestment of dividends, through the fiscal year ended December 31, 2002.

Certain Relationships and Related Transactions

        Directors and executive officers of Upbancorp and the Bank and their associates were customers of, and have had transactions with, the Bank in the ordinary course of business during 2002. Comparable transactions may be expected to take place in the future.

        All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships in such ordinary course of business, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and, in the opinion of management of Upbancorp, did not involve more than the normal risk of collectibility or present other unfavorable features. See Upbancorp's Annual Report on Form 10-K, Item 13.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of April 15, 2003, the total number of shares of common stock of Upbancorp beneficially owned, and the percent of such shares so owned, by each person known to Upbancorp to be the beneficial owner of more than 5% of the common stock of Upbancorp, and all officers and directors of Upbancorp as a group.

Name or Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Cede & Co. c/o Depository Trust Company New York, NY	359,279	(2)	43.03%
Richard K. Ostrom 4753 North Broadway Chicago, IL	129,682	(3)-(7)	15.53%
James E. Heraty 4753 North Broadway Chicago, IL	68,439	(5)(6)	8.20%
Marvin L. Kocian 4753 North Broadway Chicago, IL	62,655	(5)	7.50%
Stephen W. Edwards 4753 North Broadway Chicago, IL	54,322	(5)	6.51%
Alfred E. Hackbarth, Jr.	45,186	(3)(4)(8)	5.41%

Name or Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
4753 North Broadway Chicago, IL
All officers and directors (9 persons) as a group	182,279	21.83%

(1)
The information contained in this column is based upon information furnished to Upbancorp by the individuals named above or was ascertained from an examination of Upbancorp's stock records. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. The above amounts do not include shares beneficially owned by the spouse and/or the adult children of certain of the persons named above. Beneficial ownership of such shares is disclaimed. The above amounts include shares held in joint tenancy with certain members of the families of the persons named above. Shares so held are deemed to be shared as to voting and investment power.

(2)
Cede & Co. is a trust company holding common stock of Upbancorp for individuals and trustees, including the shares held by Upbancorp's pension plan for its employees.

(3)
The above amount includes 4,500 shares held by H.E.O. Enterprises. Messrs. Ellis, Hackbarth and Ostrom are partners in H.E.O. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Ellis, Hackbarth and Ostrom.

(4)
The above amount includes 23,250 shares held by a charitable foundation of which Messrs. Hackbarth and Ostrom are directors and officers. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed.

(5)
The above amount includes 48,400 shares held by Upbancorp's pension plan for its employees. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Heraty, Kocian and Ostrom. Mr. Ostrom is a vested participant in the pension plan. Beneficial ownership of these shares is disclaimed by Messrs. Edwards, Heraty and Kocian. Voting and investment power with respect to these shares is shared.

(6)
The above amount includes 12,600 shares held by J.R. Enterprises. Messrs. Heraty and Ostrom are partners in J.R. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Heraty and Ostrom.

(7)
The above amount includes 1,332 shares held in joint tenancy with Mr. Ostrom's adult children.

(8)
The above amount includes 13,436 shares held by two trusts for which Mr. Hackbarth is co-trustee. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed.

Compliance With Section 16(a) of the Exchange Act

        The directors, officers and beneficial owners of 10% or more of the equity securities of Upbancorp are required to file certain reports with the SEC pursuant to Section 16(a) of the Exchange Act. A Form 3 must be filed with the SEC within ten days after the event by which the person becomes a "reporting person" (i.e., director, officer, 10% owner); a Form 4 must be filed with the SEC on or before the tenth day after the end of the month in which a change in beneficial ownership has occurred for a reporting person; and a Form 5 must be filed with the SEC on or before the forty-fifth day after the end of Upbancorp's fiscal year for transactions or holdings that are required to be reported. For Upbancorp's fiscal year ended December 31, 2002, to the knowledge of Upbancorp, all Forms 3, 4 and 5 were timely filed with the SEC and Upbancorp knows of no failure to file a required form by any reporting person.

Relationship With Independent Public Accountants

        McGladrey & Pullen, LLP and its associated entity, RSM McGladrey, Inc., performed an audit of Upbancorp's annual financial statements and reviewed its Forms 10-Q during 2002. McGladrey & Pullen, LLP and RSM McGladrey, Inc. also performed non-audit services for Upbancorp consisting of the preparation of Upbancorp's 2002 income tax returns, human resources consulting, benefit plan audits and other services. A representative of McGladrey & Pullen, LLP will be present at the annual meeting. The board of directors has selected McGladrey & Pullen, LLP as Upbancorp's independent auditors for the fiscal year ending December 31, 2003, to provide a certified financial statement for 2003.

Audit Fees

        The aggregate fees billed by McGladrey & Pullen, LLP for professional services rendered for the audit of Upbancorp's annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in the Upbancorp's Forms 10-Q for the 2002 fiscal year amounted to $73,154.

Financial Information Systems Design and Implementation Fees

        No fees were paid to McGladrey & Pullen, LLP or RSM McGladrey, Inc. for professional services rendered to Upbancorp in fiscal year 2002 in connection with the design and implementation of financial information systems.

All Other Fees

        The aggregate fees billed by McGladrey & Pullen, LLP, and RSM McGladrey, Inc. for all other services for the 2002 fiscal year amounted to $83,946 for tax return preparation services, human resources consulting, benefit plan audits and other services.

        The audit committee has determined that the provision of non-audit services for the 2002 fiscal year by McGladrey & Pullen, LLP and RSM McGladrey, Inc., is compatible with maintaining that firm's independence as an independent accountant.

Adjournment of the Annual Meeting

        Each proxy solicited requests authority to vote for an adjournment of the annual meeting, if an adjournment is deemed to be necessary. We may seek an adjournment of the annual meeting so that we can solicit additional votes in favor of the merger agreement if the merger proposal has not received the requisite vote of shareholders at the annual meeting and has not received the negative votes of the holders of a majority of our common stock. If we desire to adjourn the annual meeting, we will request a motion that the meeting be adjourned with respect to the merger proposal (and solely with respect to the merger proposal, provided that a quorum is present at the annual meeting), and no vote will be taken on the merger proposal at the originally scheduled annual meeting. The time and place to which the annual meeting is adjourned will be announced at the annual meeting.

        Each proxy solicited, if properly signed and returned to us and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the annual meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

        Any adjournment will permit us to solicit additional proxies and will permit a greater expression of the shareholders' views with respect to the merger proposal. The adjournment would be disadvantageous to shareholders who are against the merger agreement because an adjournment will give us additional time to solicit favorable votes and thus increase the changes of passing the merger proposal.

        If a quorum is not present at the annual meeting no proposal will be acted upon and our board of directors will adjourn the annual meeting to a later date to solicit additional proxies on each of the proposals being submitted to shareholders.

        If the time and place to which the annual meeting is adjourned are announced at the annual meeting, the adjournment will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. We have no reason to believe that an adjournment of the annual meeting will be necessary at this time.

        Because the board of directors recommends that shareholders vote "For" the proposed merger agreement, the board of directors also recommends that shareholders votes "For" the possible adjournment of the annual meeting on the merger proposal. Approval of the proposal to adjourn the annual meeting on the merger proposal requires the approval of a majority of the votes cast on the adjournment proposal.

Cautionary Statement Regarding Forward-Looking Statements

        The information contained in this proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements about our ability to complete the merger.

        When used in this proxy statement, we intend the words "may", "believe", "anticipate", plan", "expect", "predict", "estimate", "require", "intend" and similar words to identify "forward-looking statements". These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, to be far different from that suggested by our forward-looking statements. Such risks and uncertainties include our inability to complete the merger, the possible increase or decrease in the merger consideration, and the other risks and factors identified from time to time in reports we file with the Securities and Exchange Commission or in public statements issued by us. You should not place undue reliance on our forward-looking statements. We disclaim any obligation to update any of these factors or to publicly announce the results of any revisions to any of these forward-looking statements, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Where You Can Find More Information

        Upbancorp files annual, quarterly and current reports, proxy statements and other information with the SEC. Shareholders may read and copy reports, proxy statements and other information filed by Upbancorp at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549; The Woolworth Building, 233 Broadway, New York, New York 100279; or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Upbancorp's reports, proxy statements and other information are also available from commercial document retrieval services and at the SEC's website located at http://www.sec.gov.

Shareholders' Proposals for 2004 Annual Meeting

        Shareholders may submit proposals appropriate for stockholder action at the 2004 annual meeting consistent with the regulations of the SEC. All such proposals should be directed to Evy Alsaker, Vice President, Upbancorp, Inc., 4753 North Broadway, Chicago, Illinois 60640, by December 19, 2003.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information contained in this proxy statement to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 18, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not create any implication to the contrary.

        The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

BRIDGEVIEW BANCORP, INC.,
a Delaware corporation,

BRIDGEVIEW ACQUISITION CORP.,
a Delaware corporation

and

UPBANCORP, INC.,
a Delaware corporation

February 14, 2003

I.	THE MERGER
	1.1	Effects of the Merger	A-1
	1.2	Conversion of Shares upon the Merger	A-2
	1.3	Calculation of Total Stockholders' Equity	A-2
	1.4	Consummation of the Merger; Effective Time	A-4
	1.5	Exchange of Company Common Stock	A-5
	1.6	Dissenting Shares	A-5
II.	REPRESENTATIONS AND WARRANTIES OF PURCHASER
	2.1	Organization	A-6
	2.2	Authorization	A-6
	2.3	Conflicts	A-7
	2.4	Litigation	A-7
	2.5	Government Approvals	A-7
	2.6	Adequate Funds	A-7
	2.7	Disclosure	A-8
	2.8	Insurance	A-8
	2.9	Accuracy of All Representations	A-8
III.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
	3.1	Organization	A-8
	3.2	Authorization	A-9
	3.3	Conflicts	A-9
	3.4	Capitalization and Stockholders	A-10
	3.5	Company Financial Statements; Material Changes	A-10
	3.6	Company SEC Filings	A-11
	3.7	Company Reports	A-11
	3.8	Compliance With Laws	A-11
	3.9	Litigation	A-12
	3.10	Defaults	A-12
	3.11	Absence of Material Adverse Change	A-12
	3.12	Undisclosed Liabilities	A-13
	3.13	Licenses	A-13
	3.14	Governmental and Stockholder Approvals	A-13
	3.15	Antitakeover Provisions Inapplicable	A-13
	3.16	Taxes	A-13
	3.17	Insurance	A-14
	3.18	Loans; Investments	A-15

A-i

	3.19	Interest Rate Risk Management Arrangements	A-16
	3.20	Allowance for Loan and Lease Losses	A-16
	3.21	Company Benefit Plans	A-16
	3.22	Environmental Matters	A-19
	3.23	Material Contracts	A-20
	3.24	Real Property	A-21
	3.25	Indemnification	A-24
	3.26	Insider Interests	A-24
	3.27	Fiduciary Powers	A-24
	3.28	Books and Records	A-24
	3.29	Absence of Certain Changes and Events	A-24
	3.30	Fairness Opinion	A-25
	3.31	Fees	A-25
	3.32	Proxy Statement Disclosure	A-25
	3.33	Accuracy of All Representations	A-25
IV.	COVENANTS
	4.1	Conduct of Business by the Company Until the Effective Time	A-26
	4.2	Certain Actions	A-30
	4.3	Conduct of Business by Purchaser Until the Effective Time	A-31
V.	ADDITIONAL AGREEMENTS
	5.1	Inspection of Records; Confidentiality	A-32
	5.2	Meetings of the Company	A-32
	5.3	Bank Merger	A-33
	5.4	Indemnification	A-33
	5.5	Regulatory Applications	A-33
	5.6	Financial Statements and Reports	A-34
	5.7	Stockholder Approval	A-34
	5.8	Notice	A-34
	5.9	Press Releases	A-35
	5.10	Delivery of Supplements to Disclosure Schedules	A-35
	5.11	Resolution of Company Benefit Plans	A-35
	5.12	Title to Real Estate	A-36
	5.13	Conforming Entries	A-37
VI.	CONDITIONS
	6.1	Conditions to the Obligations of the Parties	A-37
	6.2	Conditions to the Obligations of Purchaser	A-38

A-ii

	6.3	Conditions to the Obligations of the Company	A-39
VII.	TERMINATION; AMENDMENT; WAIVER
	7.1	Termination	A-40
	7.2	Termination Fee	A-41
	7.3	Expenses	A-42
	7.4	Survival of Agreements	A-42
	7.5	Amendment	A-42
	7.6	Waiver	A-42
VIII.	GENERAL PROVISIONS
	8.1	Survival	A-43
	8.2	Notice	A-43
	8.3	Applicable Law	A-44
	8.4	Waiver of Jury Trial	A-44
	8.5	Material Adverse Effect	A-45
	8.6	Headings, Etc	A-45
	8.7	Severability	A-45
	8.8	Construction	A-45
	8.9	Disclosure Schedule; Standard	A-46
	8.10	Entire Agreement; Binding Effect; Nonassignment; Counterparts	A-46

EXHIBITS

Exhibit A	Form of Stockholder Voting Agreement
Exhibit B	Form of Certificate of Merger
Exhibit C	Form of Bank Merger Agreement
Exhibit D	Form of Legal Opinion

A-iii

AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger ("Agreement") is made and entered into as of the 14th day of February, 2003, by and among Bridgeview Bancorp, Inc., a Delaware corporation ("Purchaser"), Bridgeview Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Purchaser ("Merger Sub"), and Upbancorp, Inc., a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the Boards of Directors of Purchaser, Merger Sub and the Company deem it advisable and in the best interests of their respective stockholders that Merger Sub be merged with and into the Company in accordance with the Delaware General Corporation Law ("DGCL") and this Agreement;

        WHEREAS, as an inducement for Purchaser to enter into this Agreement, certain stockholders of the Company (holding, collectively,             % of the issued and outstanding shares of common stock of the Company) will, simultaneously with the execution and delivery of this Agreement by the parties hereto, enter into a Voting Agreement in the form attached hereto as Exhibit A (the "Voting Agreement"); and

        WHEREAS, as soon as practicable following the merger of Merger Sub with and into the Company (the "Merger"), and the subsequent liquidation of the Surviving Corporation (as defined herein), Purchaser intends that Uptown National Bank of Chicago, a wholly-owned subsidiary of the Company (the "Bank"), shall merge (the "Bank Merger") with and into Bridgeview Bank and Trust, a wholly-owned subsidiary of Purchaser ("Bridgeview Bank").

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

I.

THE MERGER

        1.1    Effects of the Merger.

          (a)    Surviving Corporation.    Subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into the Company at the Effective Time (as defined below) and the separate existence of Merger Sub shall cease in accordance with the DGCL, with the Company being the continuing and surviving corporation (the "Surviving Corporation").

          (b)    Rights and Liabilities.    The Surviving Corporation shall be called "Upbancorp, Inc.," and shall possess all of the properties, privileges, immunities, powers, franchises and rights of a public as well as a private nature and be subject to all of the liabilities, restrictions and duties of the Company and Merger Sub and shall be governed by the laws of the State of Delaware.

          (c)    Certificate of Incorporation.    The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the DGCL.

          (d)    By-laws.    The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended or repealed as provided therein, or in accordance with the Certificate of Incorporation of the Surviving Corporation and the DGCL.

          (e)    Directors and Officers.    The directors of the Surviving Corporation shall be the persons who were directors of Merger Sub immediately prior to the Effective Time. The officers of the Surviving Corporation shall be the persons who were officers of Merger Sub immediately prior to the Effective Time, and such other persons as may be so designated by the directors of the Surviving Corporation.

        1.2    Conversion of Shares upon the Merger.    At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Merger Sub, the Company or the holders of shares of capital stock of Purchaser, Merger Sub or the Company, the following shall occur:

          (a)    Company Common Stock.    Each of the 835,055 shares of the common stock, par value $1.00 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares held by Dissenting Stockholders and any treasury shares) shall be converted into the right to receive $67.90, or a total of $56,700,234 (assuming no dissenting shareholders) as adjusted pursuant to Sections 1.3(c) and 1.3(d) (the "Merger Consideration"). The certificates representing outstanding Company Common Stock (each, a "Company Certificate") shall, after the Effective Time of the Merger, represent only the right to receive the Merger Consideration from Purchaser. Each holder of Company Common Stock, upon surrender to the Exchange Agent (as defined herein), in proper form for cancellation, of the Company Certificate(s), shall be entitled to receive a check from the Exchange Agent in the appropriate amount of Merger Consideration for such shares. Until so presented and surrendered in exchange for the Merger Consideration, each Company Certificate shall be deemed for all purposes to evidence ownership of the Merger Consideration. After the Effective Time, there shall be no transfer on the stock transfer books of the Company. No interest shall accrue or be payable with respect to the Merger Consideration.

          (b)    Merger Sub Common Stock.    Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, ipso facto and without any action on the part of the holder thereof, continue as one share of common stock of the Surviving Corporation and all of such shares of common stock of the Surviving Corporation shall be owned by Purchaser. Outstanding certificates representing shares of common stock of Merger Sub shall be deemed to represent an identical number of shares of common stock of the Surviving Corporation.

        1.3    Calculation of Total Stockholders' Equity.    (a) Five (5) business days after the end of the calendar month immediately preceding the scheduled Closing (as defined herein), the Company shall provide to Purchaser a calculation of the Total Stockholders' Equity as of the end of such calendar month ("Total Stockholders' Equity Statement"). Such Total Shareholders' Equity Statement shall be fully supported with appropriate schedules and workpapers (including a calculation of the allowance for loan and lease losses which meets the requirements of Section 3.20) and shall be prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), and assuming an accrual basis of accounting, except as herein provided, by McGladrey & Pullen, LLP or other independent certified public accountant to which both parties agree. For purposes of this Agreement, "Total Stockholders' Equity" shall mean only the sum of the common stock, additional paid in capital, retained earnings and treasury stock; provided, such calculation shall: (i) reflect the full payment or accrual, net of taxes, of all professional fees, including but not limited to legal, investment banking, auditing and accounting fees and expenses, incurred by the Company or its subsidiaries in connection with this Agreement and the consummation of the transactions contemplated hereunder; (ii) reflect any costs, net of taxes, associated with terminating the rights of any employee under any existing Executive Contract as defined in Section 3.21(h) or employment contract, regardless of whether such contract has in fact been terminated unless the employee has waived all rights under such employment contract, exclusive of the Retirement Agreement with Richard K. Ostrom entered into as of the date hereof; (iii) be reduced by the amount by which the allowance for loan and lease losses is less than the amounts required by Section 3.20 hereof; (iv) exclude from consideration as part of Total Shareholder Equity any funds net of taxes from the sale of securities or any extraordinary income of any kind, excluding recoveries on loans, to the extent such gain or extraordinary income occurred on or shall have occurred on or after October 1, 2002; and (v) exclude any security deposits and other deposits and prepaid rent and expenses or escrows therefor received from tenants or lessees of any of the Company's or the Company Subsidiaries' real properties for taxes, insurance, common area maintenance expenses or tenant improvements to the extent they have been recorded as income by the Company. There shall be added to the Total Stockholders' Equity an amount equal to: (i) the amount of net income of the Company earned during the period January 1, 2003 through March 31, 2003, prepared in accordance with GAAP, and assuming an accrual basis of accounting, by McGladrey & Pullen, LLP or other independent certified public accountant to which both parties agree; (ii) divided by ninety (90); and times ten (10), or such other number of days as may transpire from the end of the calendar month immediately preceding the Closing until the date of the Closing.

          (b)  If Purchaser notifies the Company of its objection to the Total Stockholders' Equity Statement within two (2) business days after receipt of the Total Stockholders' Equity Statement from the Company, the Company and Purchaser shall, within five (5) days (or such longer period as the parties may agree) following such notice (the "Resolution Period"), attempt to resolve their differences, and any resolution by them as to any disputed amounts shall be deemed to be mutually agreed upon by the Company and Purchaser. If, at the end of the Resolution Period, the amounts remaining in dispute ("Unresolved Changes") are not agreed to by Purchaser and the Company, the Unresolved Changes shall be submitted to Grant Thornton (the "Neutral Auditors") or such other independent certified public accounting firm upon which the parties mutually agree, within five (5) days after the expiration of the Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne and paid pro rata by the Company and Purchaser in proportion to the allocation of the dollar amount of the Unresolved Changes between the

  Company and Purchaser made by the Neutral Auditors such that the party with whom the Neutral Auditors, in the aggregate, agree more closely pays a lesser proportion of such fees and expenses. To the extent that the resolution of the Unresolved Changes requires the delay of the Closing Date, then the party with whom the Neutral Auditors, in the aggregate, agrees more closely shall receive a payment from the other party equal to: (i) the average monthly net income of the Company during the first quarter of 2003; (ii) times a fraction the denominator of which shall be thirty (30) and the numerator of which shall be the number of days by which the Closing Date is delayed to a maximum of thirty (30); and (iii) times the proportion by which the Neutral Auditors shall have allocated the Unresolved Changes in favor of the party with whom the Neutral Auditors agreed more closely. The Neutral Auditors' resolution of Unresolved Changes, shall be made within thirty (30) days of the submission of the Unresolved Changes thereto, shall be set forth in a written statement delivered to the Company and Purchaser and shall be deemed to be mutually agreed upon by the Company and Purchaser and shall be final and binding on the parties hereto. Any scheduled Closing hereof shall be delayed to permit resolution of the Total Stockholders' Equity Statement pursuant to this Section 1.3(b) ; provided, however, that if the statement by the Neutral Auditors is to be delivered after the last business day of the month in which the Total Shareholders' Equity Statement was delivered by the Company to the Purchaser, then the statement of the Neutral Auditors shall also include a recalculation of the Total Shareholders' Equity as of the last business day of the month preceding the proposed date of the delivery of the statement of the Neutral Auditors and such Total Shareholders' Equity calculation shall be final and binding on the parties hereto.

          (c)  The Merger Consideration shall be reduced in the event the Total Stockholders' Equity is less than $32,000,000. To the extent the Total Stockholders' Equity is less than $32,000,000, the aggregate Merger Consideration shall be reduced by 1.77 times the amount in which the Total Shareholders' Equity is less than $32,000,000, with such reduction to be pro-rated to each outstanding share of Company Common Stock accordingly.

          (d)  The Merger Consideration shall be increased in the event the Total Stockholders' Equity is greater than $32,000,000. To the extent the Total Stockholders' Equity is greater than $32,000,000, the aggregate Merger Consideration shall be increased by one dollar for each dollar in which the Total Stockholders' Equity is greater than $32,000,000, and pro-rated to each outstanding share of Company Common Stock accordingly.

        1.4    Consummation of the Merger; Effective Time.    Subject to the terms and conditions of this Agreement, the transactions contemplated by this Agreement shall be consummated (the "Closing") at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois, on the tenth day following the end of the calendar month during which all of the conditions set forth in Article VI have first been fulfilled or waived (other than the receipt of closing certificates and the legal opinion of the Company's counsel) (the date of such Closing being, the "Closing Date"). At the Closing, Purchaser, Merger Sub and the Company shall cause the Merger to become effective by causing a certificate of merger substantially in the form set forth as Exhibit B (the "Certificate of Merger") to be executed in accordance with the DGCL and to be filed with the Secretary of State of Delaware. The time at which the Merger becomes effective shall be referred to as the "Effective Time."

        1.5    Exchange of Company Common Stock.

          (a)    Surrender of Certificates.    At the Effective Time, Purchaser shall make available or cause to be made available to Registrar and Transfer Company, or a third party selected by agreement of Purchaser and the Company (the "Exchange Agent") amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments of the Merger Consideration to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time. Purchaser shall use its reasonable best efforts to cause the Exchange Agent to mail, within three (3) business days of the later to occur of (i) the approval of the stockholders of the Company of the Merger and this Agreement, or (ii) the receipt of all approvals from Governmental Authorities, to each person who was, at such date, a holder of record of issued and outstanding Company Common Stock, a letter of transmittal and instructions (the "Letter") for use in effecting the surrender of the Company Certificate(s). Within five (5) business days of the Effective Time, Purchaser shall cause the Exchange Agent to mail another Letter to all holders of record who have not returned a completed Letter and the Company Certificates. Upon surrender to the Exchange Agent of such Certificates (or such documentation and indemnification as is acceptable to and required by the Exchange Agent with respect to lost certificates), together with such Letter, duly executed and completed in accordance with the instructions thereto, the Exchange Agent shall within three (3) business days of the receipt of the required documents pay to the persons entitled thereto a check in the amount to which such persons are entitled, after giving effect to any required tax withholdings. If payment is to be made to a person other than the registered holder of the Company Certificate(s) surrendered, it shall be a condition of such payment that the Company Certificate(s) so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Company Certificate(s) surrendered or established to the satisfaction of Purchaser or the Exchange Agent that such tax has been paid or is not applicable. On the first anniversary of the Closing Date, Purchaser shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of Company Certificates outstanding at the Effective Time. Thereafter, such holders shall be entitled to look to Purchaser only as a general creditor thereof with respect to the cash payable upon due surrender of their Company Certificates.

          (b)    Escheat.    Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a former holder of Company Common Stock for any consideration delivered to a public official pursuant to applicable escheat or abandoned property laws.

        1.6    Dissenting Shares.

          (a)  Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under Section 262 of the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by applicable law. The Company shall give Purchaser prompt notice upon receipt by the Company of any such demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"). The Company shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under applicable law. Any payments made with respect to Dissenting Shares shall be made by the Surviving Corporation.

          (b)  If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment, such holder's shares of Company Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.

II.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to the Company that:

        2.1    Organization.

          (a)  Each of Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses, and to carry on its business substantially as it has been and is now being conducted. Each of Purchaser and Merger Sub has all requisite corporate power and authority to enter into this Agreement, and, upon the approval of the Governmental Authorities (as defined herein), to consummate the transactions contemplated hereby. Purchaser is duly registered with the Board of Governors of the Federal Reserve (the "Federal Reserve") as a bank holding company.

          (b)  Bridgeview Bank is an Illinois chartered bank duly organized and in existence under the laws of the State of Illinois. Bridgeview Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act (the "FDI Act") and applicable regulations thereunder, the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Bank Insurance Fund ("BIF") to the full extent permitted under applicable law. Bridgeview Bank's primary regulators are the Illinois Office of Banks and Real Estate ("OBRE") and the FDIC.

        2.2    Authorization.    The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly approved and authorized by each of Purchaser's and Merger Sub's Board of Directors and Purchaser as the sole shareholder of Merger Sub, and all necessary corporate action on the part of Purchaser and Merger Sub have been taken. This Agreement has been duly executed and delivered by Purchaser and Merger Sub and, subject to the approval of all Governmental Authorities, will constitute the valid and binding obligations of Purchaser and Merger Sub, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines.

        2.3    Conflicts.    The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of the Certificate of Incorporation or Bylaws of Purchaser or Merger Sub. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser, Merger Sub or Bridgeview Bank or their respective properties, other than any such conflicts, violations or defaults which (i) individually or in the aggregate do not have a Material Adverse Effect (as defined in Section 8.5) on Purchaser, or (ii) will be cured or waived prior to the Effective Time. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Purchaser and Merger Sub in connection with the execution and delivery of this Agreement or the consummation by Purchaser and Merger Sub of the transactions contemplated hereby, except for those relating to: (i) any application or notice with the Governmental Authorities; (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware; (iii) any filings, approvals or no action letters with or from the SEC or state securities authorities; and (iv) any antitrust filings, consents, waivers or approvals. Except as set forth on Schedule 2.3 to the Purchaser Disclosure Schedule, neither the Purchaser nor its subsidiaries is or will be required to give any notice or obtain any consent from any individual, entity or Governmental Authority in connection with the execution, delivery or consummation of this Agreement.

        2.4    Litigation.    There is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of Purchaser, threatened against or affecting Purchaser or any subsidiary of Purchaser, or any of their respective officers, directors, employees or agents, in their capacities as such, which, if adversely determined, would have a Material Adverse Effect on Purchaser, or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby.

        2.5    Government Approvals.    No fact or condition exists with respect to Purchaser or its subsidiaries which Purchaser has reason to believe will prevent it from obtaining approval of the Merger, the Bank Merger and other transactions contemplated by this Agreement by the Federal Reserve, FDIC, OBRE, Office of the Comptroller of the Currency ("OCC"), Securities and Exchange Commission ("SEC"), or any other federal or state regulatory authorities having jurisdiction over the transactions contemplated hereby (collectively, the "Governmental Authorities").

        2.6    Adequate Funds.    At the Effective Time, Purchaser will have sufficient funds and capital to carry out its obligations under this Agreement. No fact or condition exists with respect to Purchaser or its subsidiaries which Purchaser has reason to believe will prevent it from obtaining such funds.

        2.7    Disclosure.    None of the information to be supplied by Purchaser for inclusion in the Proxy Statement or any amendments thereof or supplements thereto will, at the time of the mailing of the Proxy Statement or at any time thereafter through the date of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        2.8    Insurance.    Purchaser represents that it has priced the insurance and has good reason to believe it will be able to obtain insurance of the type discussed in Section 5.4 for the amount indicated.

        2.9    Accuracy of All Representations.    The representations and warranties made by the Purchaser in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading.

III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Purchaser that:

        3.1    Organization.    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on the Company. The Company has all requisite corporate power and authority to enter into this Agreement and, upon the approval of the Governmental Authorities and the stockholders of the Company, to consummate the transactions contemplated hereby and thereby. The Company is duly registered with the Federal Reserve as a bank holding company. Copies of the Certificate of Incorporation and Bylaws of the Company and all amendments thereto set forth on Schedule 3.1(a) to the Company Disclosure Schedule are complete and correct. The "Company Disclosure Schedule" shall consist of the agreements, lists, instruments and other documentation described or referred to in this Agreement.

          (b)  The Bank is a national banking association, duly organized and in existence under the laws of the United States of America. The Bank is an "insured depository institution" as defined in the FDI Act and applicable regulations thereunder, the deposits of which are insured by the FDIC through BIF to the full extent permitted under applicable law. The Company has no direct or indirect subsidiaries other than the Bank and Broadway Clark Building Corp. ("BCBC"). The Bank has no direct or indirect subsidiaries other than BCBC.

The Bank is in good standing under the laws of the United States, with corporate power and authority to own, operate and lease its assets and properties and carry on its business substantially as it has been and is now being conducted. The Bank is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on the Company. The Bank holds all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its businesses. Copies of the Charter and Bylaws of the Bank and all amendments thereto set forth on Schedule 3.1(b) of the Company Disclosure Schedule are complete and correct.

          (c)  The Bank owns all of the issued and outstanding shares of BCBC. BCBC is a duly organized and validly existing corporation, in good standing under the laws of the State of Illinois, with corporate power and authority to own, operate and lease its assets and properties and carry on its business substantially as it has been and is now being conducted. BCBC is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified except where the failure to so qualify would not have a Material Adverse Effect on the Company. The Bank and BCBC are collectively referred to herein, as the "Company Subsidiaries". Copies of the Articles of Incorporation of BCBC and all amendments thereto set forth on Schedule 3.1(c) of the Company Disclosure Schedule are complete and correct.

        3.2    Authorization.    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Company's Board of Directors, and all necessary corporate action on the part of the Company (except for the requisite stockholder approval) has been taken. This Agreement has been duly executed and delivered by the Company and, subject to the approval of the stockholders of the Company and the Governmental Authorities, will constitute the valid and binding obligations of the Company, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines. Neither the Certificate of Incorporation nor the Bylaws of the Company will need to be amended to effectuate the transactions contemplated by this Agreement.

        3.3    Conflicts.    The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of the Certificate of Incorporation or Bylaws of the Company or the comparable organizational documents of the Company Subsidiaries. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Company Subsidiaries or their respective properties, other than any such conflicts, violations or defaults which (i) individually or in the aggregate are not material to the Company or the Company Subsidiaries, or (ii) will be cured, by valid amendment or otherwise, or waived prior to the Effective Time. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for those relating to: (i) any application or notice with the Governmental Authorities by Purchaser; (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware; (iii) any filings, approvals or no action letters with or from the SEC or state securities authorities; and (iv) any antitrust filings, consents, waivers or approvals. Except as set forth on Schedule 3.3 to the Company Disclosure Schedule, neither the Company nor the Company Subsidiaries is or will be required to give any notice or obtain any consent from any individual, entity or Governmental Authority in connection with the execution, delivery or consummation of this Agreement.

        3.4    Capitalization and Stockholders.    (a) As of the date hereof, the capital stock of the Company consists of the following:

Class of Stock	Par Value	Authorized	Issued	Outstanding	Treasury
Common	$1.00	3,000,000	1,000,000	835,055	164,945

All of the issued and outstanding shares of Company Common Stock and the securities of the Company Subsidiaries have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Company Common Stock or the securities of the Company Subsidiaries were issued in violation of any preemptive rights of the current or past stockholders of the Company, and, to the Knowledge of the Company, there exist no prior rights of any party to acquire such shares. All of the issued and outstanding shares of Company Common Stock will be entitled to vote to approve the Agreement. "Knowledge" or "to the Knowledge of" shall mean, with respect to the Company, the actual knowledge of any of the members of the board of directors of the Company or any executive officer of the Bank or the Company.

          (b)  Schedule 3.4(b) to the Company Disclosure Schedule accurately identifies the names and addresses of all of the stockholders who, to the Company's Knowledge, beneficially own (including beneficial ownership through any Company Benefit Plan as defined in Section 3.21) more than 5% of the shares of Company Common Stock and the number of shares of common stock of the Company held by each such stockholder and by each director and senior officer of the Company.

        3.5    Company Financial Statements; Material Changes.    Attached hereto as Schedule 3.5 to the Company Disclosure Schedule are the audited consolidated financial statements of the Company for the years ended December 31, 2001, 2000 and 1999, and the unaudited consolidated financial statements for the nine (9) months ended September 30, 2002 (collectively, the "Company Financial Statements"). The Company Financial Statements: (i) are true and correct in all material respects; (ii) have been prepared in accordance with GAAP (except as may be indicated in the notes thereto and, in the case of the unaudited consolidated financial statements, except for the absence of footnotes and for normal and recurring year-end adjustments which are not material); and (iii) fairly present, in all material respects, the consolidated statement of financial condition of the Company as of the dates thereof and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the periods then ended.

        3.6    Company SEC Filings.    The Company has previously made available to Purchaser true and complete copies of: (i) its proxy statements on Schedule 14A of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), relating to all meetings of stockholders (whether special or annual) during the calendar years 2000, 2001 and 2002, (ii) all other reports or filings, as amended, filed under the Exchange Act by the Company with the SEC since January 1, 1999, including without limitation, reports on Forms 10-K, 10-Q and 8-K, and filings with the SEC under the Securities Act of 1933, and (iii) beneficial ownership reports or filings relating to the Company Common Stock furnished to the Company since January 1, 1999.

        3.7    Company Reports.    (a) Except as disclosed in Schedule 3.7(a) to the Company Disclosure Schedule, since January 1, 1999, each of the Company and the Company Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Reserve, (ii) the FDIC, (iii) the OCC, and (iv) any applicable federal or state banking, insurance, securities, or other regulatory authorities (collectively, the "Company Reports"). The Company has previously made available to Purchaser true and complete copies of the Company Reports requested by Purchaser. As of their respective filing dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with the applicable provisions of the statutes, rules, and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b)  Except for examinations or reviews conducted by the Federal Reserve, the FDIC or the OCC in the regular course of the business of the Company or the Company Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated, or indicated any intent to initiate, any proceeding or investigation into the business or operations or the real estate owned or leased of the Company or the Company Subsidiaries within the past three years. Except as set forth in Schedule 3.7(b), neither the Company nor any of the Company Subsidiaries is subject to a written agreement or cease and desist order (as such terms are defined pursuant to 12 U.S.C. §1818) or a memorandum of understanding, commitment letter or resolution with the Federal Reserve, the FDIC or the OCC. To the Knowledge of the Company, there is no unresolved material violation, criticism or exception by the Federal Reserve, the FDIC or the OCC, or other agency, commission or entity contained in any report of examination or inspection or other communication.

        3.8    Compliance With Laws.    (a) Except as set forth in Schedule 3.8(a), the businesses of the Company and the Company Subsidiaries are being, and at all times since January 1, 1999, have been, conducted in compliance in all material respects with all applicable federal, state and municipal laws, statutes, ordinances, rules and regulations of any governmental entity, including, without limitation, the FDI Act, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, fair debt collection practices, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employee benefits, the Americans with Disabilities Act, and any statutes or ordinances relating to the properties occupied or used by the Company or the Company Subsidiaries, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on the Company (collectively, the "Legal Requirements").

          (b)  The policies, programs and practices of the Company and the Company Subsidiaries relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with applicable laws, orders, regulations, public policies and ordinances governing employment and terms and conditions of employment. There are no disputes, claims, or charges, pending or, to the Company's Knowledge, threatened, against the Company or the Company Subsidiaries alleging breach of any express or implied employment contract or commitment, or material breach of any applicable law, order, regulation, public policy or ordinance relating to employment or terms and conditions of employment, and, to the Knowledge of the Company, there is no basis for any valid claim or charge with regard to such matters.

        3.9    Litigation.    Except as set forth in Schedule 3.9, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the Knowledge of the Company, threatened against or affecting the Company or the Company Subsidiaries, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking damages against the Company, the Company Subsidiaries, or any of their respective officers, directors, employees or agents, in their capacities as such. Except as set forth on Schedule 3.9 to the Company Disclosure Schedule, neither the Company nor the Company Subsidiaries has received any notice from any governmental authority, business entity or other person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with any material applicable law or regulation; or (b) any actual, alleged, possible, or potential obligation on the part of the Company or the Company Subsidiaries to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature in connection with a failure to comply with any applicable law or regulation.

        3.10    Defaults.    There has not been any material default, or the occurrence of an event which with notice or lapse of time or both would constitute a default, in any obligation to be performed by the Company or the Company Subsidiaries under any material contract, commitment, or other material obligation to which the Company, the Company Subsidiaries or their respective properties is subject. Neither the Company nor the Company Subsidiaries have waived any right under any contract or commitment, except in each case where any such default or waiver, singly or in the aggregate with any other such defaults or waivers, would not have a Material Adverse Effect on the Company. To the Knowledge of the Company, no other party to any material contract or commitment to which the Company or any of the Company Subsidiaries are a party is in default in any material obligation to be performed by such party.

        3.11    Absence of Material Adverse Change.    Since December 31, 2001, there has not been, except for the transactions as contemplated herein or matters related thereto, any event or condition of any character which has had or would be reasonably expected to have a Material Adverse Effect on the Company.

        3.12    Undisclosed Liabilities.    All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or becoming due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in the audited consolidated financial statements, in accordance with GAAP ("Liabilities") have, in the case of the Company and the Company Subsidiaries, been so reflected, disclosed or reserved against in the audited consolidated financial statements of the Company as of December 31, 2001 or in the notes thereto, and the Company and the Company Subsidiaries have no other material Liabilities except Liabilities incurred since December 31, 2001, in the ordinary course of business or relating to this Agreement and the transactions contemplated herein, or described in the Company Financial Statements delivered subsequent to December 31, 2001.

        3.13    Licenses.    The Company and the Company Subsidiaries, respectively, hold all governmental registrations, licenses, permits or franchises required to be held by them and which are material with respect to the operation of their respective businesses. The Company and the Company Subsidiaries are not delinquent with respect to any material fee or payment payable in connection with such governmental registrations, licenses, permits or franchises.

        3.14    Governmental and Stockholder Approvals.    No fact or condition exists with respect to the Company or Company Subsidiaries which the Company has reason to believe will prevent, or unduly delay, the parties from obtaining approval of the Merger, the Bank Merger and other transactions contemplated by this Agreement by any Governmental Authority or the stockholders of the Company.

        3.15    Antitakeover Provisions Inapplicable.    No "business combination," "moratorium," "control share" or other state antitakeover statute or regulation, nor any provision in the Company's Certificate of Incorporation or Bylaws, or the comparable organizational documents of the Company Subsidiaries, (i) prohibits or restricts the Company's ability to perform its obligations under this Agreement, or the ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provision hereof, or (iii) would subject Purchaser to any impediment or condition in connection with the exercise of any of its rights under this Agreement.

        3.16    Taxes.    (a) Neither the Company nor any Company Subsidiary is aware of any material undisclosed or unaudited circumstance which could lead to additional tax liability. The Company and the Company Subsidiaries have each timely filed all tax and information returns, including but not limited to all required Forms 1099, 1098, 5500 and 5498, required to be filed (all such returns being correct and complete in all material respects) and have paid (or the Company has paid on behalf of the Company Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes, interest and penalties required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods ending or prior to the Closing Date. Neither the Company nor the Company Subsidiaries are delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or the Company Subsidiaries that have not been resolved or settled and no requests for waivers of the time to assess any such tax are pending or have been agreed to. The income tax returns of the Company and the Company Subsidiaries have not been audited by either the Internal Revenue Service, or any state or local taxing authorities, for any of the last ten years. Neither the Company nor the Company Subsidiaries are a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Neither the Company nor the Company Subsidiaries is required (nor will any successor be required) to include in income any adjustment pursuant to Section 481(a) of the Code by reason of any change in accounting method. Deferred taxes of the Company and the Company Subsidiaries have been accounted for in accordance with GAAP. The Company and the Company Subsidiaries have delivered to Purchaser correct and complete copies of all federal and state income tax returns and supporting schedules for all tax years since December 31, 1997.

          (b)  The Company has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where the Company was not the common parent of the group. Neither the Company nor the Company Subsidiaries are, or have been, a party to any tax allocation agreement or arrangement pursuant to which they have any contingent or outstanding liability to anyone other than the Company or the Company Subsidiaries.

          (c)  The Company and the Company Subsidiaries have each withheld amounts from their employees, stockholders or holders of deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and have notified all employees, stockholders and holders of public deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local tax laws.

        3.17    Insurance.    The Company and the Company Subsidiaries have in effect insurance coverage with reputable insurers, which in respect to amount of coverages, types and risks insured, is reasonably adequate and consistent with the practice of prudent corporations engaged in the same or similar businesses. A schedule of all insurance policies owned by the Company or the Company Subsidiaries is set forth in Schedule 3.17, together with a listing of all claims in excess of $50,000 made under each such policy during the last three years, whether such claims have been resolved or remain unresolved, except medical benefits claims. All such policies are in full force and effect; all premiums with respect thereto which are due up to and including the date as of which this representation is being made have been paid; and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in Schedule 3.17, such policies are in force in accordance with their terms, and will not terminate solely by reason of the transactions contemplated hereunder. All material claims under all policies of insurance maintained by the Company or the Company Subsidiaries have been filed in accordance with the terms of the respective policy and have been filed in a timely fashion.

        3.18    Loans; Investments.    (a) Each loan and investment reflected as an asset on the Company Financial Statements, exclusive of the financial statements for December 31, 1999 and 2000, is evidenced by appropriate and sufficient documentation in all material respects and constitutes, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally or equitable principles or doctrines; to the Knowledge of the Company, no obligor named therein is seeking to avoid the enforceability of the terms of any loan or investment under any such laws or equitable principles or doctrines and no loan or investment is subject to any defense, offset or counterclaim. All such loans originated by the Company or the Company Subsidiaries and all such loans or investments purchased by the Company or the Company Subsidiaries, were made or purchased in accordance with customary lending or investment standards of the Company and the Company Subsidiaries and in the ordinary course of business of the Company and the Company Subsidiaries. Set forth on Schedule 3.18(a) to the Company Disclosure Schedule is a complete list of other real estate owned by the Company as of December 31, 2002.

          (b)  All guarantees of indebtedness owed to the Company or the Company Subsidiaries, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable in all material respects, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally or equitable principles or doctrines.

          (c)  In originating, purchasing, underwriting, servicing, and discharging loans, mortgages, land contracts, and contractual obligations relating thereto, either for their own account or for the account of others, the Company and the Company Subsidiaries have complied in all material respects with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures with respect to such servicing.

          (d)  Except as listed on Schedule 3.18(d), none of the investments reflected in the Company Financial Statements and none of the investments made by the Company since December 31, 2001, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of the Company freely to dispose of such investment at any time. With respect to all repurchase agreements to which the Company or the Company Subsidiaries is a party, the Company or the Company Subsidiaries have a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in Schedule 3.18(d) to the Company Disclosure Schedule, neither the Company nor the Company Subsidiaries has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require the Company or the Company Subsidiaries to repurchase or otherwise reacquire any such assets. Set forth on Schedule 3.18(d) to the Company Disclosure Schedule is a complete and accurate list of each investment and debt security, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by the Company or the

  Company Subsidiaries, showing as of December 31, 2002, the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities and the cost and estimated fair value of the marketable equity securities.

          (e)  All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity," "available for sale" and "trading" held by the Company or the Company Subsidiaries, as reflected in the Company Financial Statements, were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

        3.19    Interest Rate Risk Management Arrangements.    Neither the Company nor the Bank is a party to any, nor is any property bound by, any interest rate swaps, caps, floors and option agreements or other interest rate risk management arrangements.

        3.20    Allowance for Loan and Lease Losses.    The allowance for loan and lease losses shown on the Company Financial Statements, as of such date was (and will be as of such subsequent financial statement dates and the Closing Date) calculated in a manner consistent with the requirements of GAAP and the standards applied by the OCC as stated in the Comptroller's Handbook, Allowance for Loan and Lease Losses, June 1996, and as otherwise provided in Section 4.1(a).

        3.21    Company Benefit Plans.    (a) Schedule 3.21(a)(i) to the Company Disclosure Schedule contains a list and a true and correct copy (or, a description but only with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of the Company or the Company Subsidiaries or their respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which the Company or the Company Subsidiaries maintains, to which the Company or the Company Subsidiaries contribute, or under which any employee, former employee, director or former director of the Company or the Company Subsidiaries is covered or has benefit rights and pursuant to which any liability of the Company or the Company Subsidiaries exists or is reasonably likely to occur (the "Company Benefit Plans"), and current summary plan descriptions, trust agreements, and insurance contracts and Internal Revenue Service Form 5500 or 5500-C/R (for the three most recently completed plan years) with respect thereto. Except as set forth on Schedule 3.21(a)(ii) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary maintains nor has entered into any Company Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements (including, but not limited to, severance or similar benefits) to employees or former employees of the Company or the

Company Subsidiaries or their respective beneficiaries, or other provisions, which would cause an increase in the liability of the Company or the Company Subsidiaries or to Purchaser as a result of the transactions contemplated by this Agreement or any related action thereafter, including but not limited to, the resignation or other termination of employment (a "Change in Control Benefit"). The term "Company Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.21(a), provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No Company Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither the Company nor the Company Subsidiaries has been notified by any Governmental Authority to amend any payments or other compensation paid or payable by the Company or the Company Subsidiaries under this Agreement, any Company Benefit Plan or otherwise, to or for the benefit of any employee or director of the Company or the Company Subsidiaries and, to the Knowledge of the Company, all such payments are in compliance in all material respects with all applicable rules, regulations and bulletins promulgated by the Governmental Authorities.

          (b)  Each of the Company Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("Company Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code and an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter and each pending application is included in Schedule 3.21(b) of the Company Disclosure Schedule), and, to the Knowledge of the Company, there exist no circumstances likely to have a Material Adverse Effect on the qualified status of any such Company Qualified Plan. All such Company Qualified Plans established or maintained by the Company or the Company Subsidiaries or to which the Company or the Company Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Company Qualified Plans. Except as set forth on Schedule 3.21(b), no Company Qualified Plan is a defined benefit pension plan which is subject to Title IV of ERISA. Except as specifically set forth in Schedule 3.21(b), all accrued contributions and other payments required to be made by the Company or the Company Subsidiaries to any Company Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in the Company Financial Statements. Neither the Company nor the Company Subsidiaries has accumulated any funding deficiency under Section 412 of the Code. Except as set forth in Schedule 3.21(b), for each Company Qualified Plan that is a defined benefit pension plan, the net fair market value of assets under the Plan exceeds the actuarial present value of the accumulated Plan benefits, both vested and non-vested, as determined on the basis of the actuarial methods and assumptions used for purposes of the most recent actuarial report for the Plan filed with the Internal Revenue Service. Neither the Company nor the Company Subsidiaries is in material default in performing any of their respective contractual obligations under any of the Company Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

          (c)  Except as otherwise provided in Schedule 3.21(c), there is no pending or, to the Knowledge of the Company, threatened litigation or pending claim (other than individual benefit claims made in the ordinary course) by or on behalf of or against any of the Company Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by the Company or the Company Subsidiaries which allege violations of applicable state or federal law or the terms of the Plan which are reasonably likely to result in a liability on the part of the Company or the Company Subsidiaries or any such Plan.

          (d)  The Company and the Company Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any Company Benefit Plan are, and since the inception of each such Plan have been, in material compliance with, and each such Plan is and has been operated in material accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC") and the Internal Revenue Service under ERISA, the Code and any other applicable law. No "reportable event" (as defined in Section 4043(c) of ERISA) has occurred with respect to any Company Benefit Plan for which the thirty (30) day notice period has not been waived or extended. No Company Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code) without an exemption thereto under Section 408 of ERISA or Section 4975(d) of the Code. All Company Benefit Plans that are group health plans have been operated in compliance in all material respects with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 of ERISA.

          (e)  Neither the Company nor the Company Subsidiaries has incurred, nor to the Knowledge of the Company or the Company Subsidiaries is reasonably likely to incur, any liability under Title IV of ERISA in connection with any Plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by the Company or by the Company Subsidiaries.

          (f)    Except as set forth on Schedule 3.21(f) to the Company Disclosure Schedule, neither the Company nor the Company Subsidiaries has made any payments, or is or has been a party to any agreement or any Company Benefit Plan, that under any circumstances could obligate it, the Company Subsidiaries, or any successor of either of them, to make any payment that is not or will not be deductible in full because of Section 162(m) or 280G of the Code.

          (g)  Schedule 3.21(g) to the Company Disclosure Schedule describes any obligation that the Company or the Company Subsidiaries has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverages and their ages.

          (h)  Schedule 3.21(h) to the Company Disclosure Schedule lists: (i) each employee, officer and director of the Company or the Company Subsidiaries who is eligible to receive a Change in Control Benefit, the Company Benefit Plan pursuant to which such Change in Control Benefit may arise (each such Company Benefit Plan an "Executive Contract"), showing the amount of each such Change in Control Benefit and the basis of the calculation thereof, the individual's participation in any bonus or other employee benefit plan whatsoever, and such individual's compensation from the Company or the Company Subsidiaries for each of the calendar years 1998 through 2002 as reported by the Company or the Company Subsidiaries on Form W-2 or Form 1099; and (ii) each employee, officer or director for whom a supplemental executive retirement, salary continuation, deferred compensation or indemnification plan or agreement is maintained, showing the calculations of the amounts due under each such plan or agreement and the payment schedule thereof, and the amounts accrued in the Company Financial Statements with respect thereto.

          (i)    The Company and the Company Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Company Benefit Plan with the Internal Revenue Service, the PBGC, and the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would be material to the financial condition of the Company on a consolidated basis.

          (j)    Neither the Company nor the Company Subsidiaries is a party to or bound by any collective bargaining agreement and, to the Company's Knowledge, no labor union claims to or is seeking to represent any employees of the Company or the Company Subsidiaries.

          (k)  Schedule 3.21(k) to the Company Disclosure Schedule sets forth the name and annual salary of each officer or employee of each of the Company and the Company Subsidiaries, and any profit sharing, bonus or other form of compensation paid or payable by the Company, a Company Subsidiary or a combination of any of them to or for the benefit of such person for the year ended December 31, 2002.

        3.22    Environmental Matters.    (a) For purposes of this Section 3.22, "Company Properties" means (i) the real estate owned by or subject to a ground lease for the benefit of the Company or the Company Subsidiaries and used as a banking related facility; (ii) other real estate owned, if any, by the Company or the Company Subsidiaries as defined by any federal or state financial institution regulatory agency with regulatory authority for the Company or the Company Subsidiaries; (iii) real estate that is in the process of pending foreclosure or forfeiture proceedings conducted by the Company or the Company Subsidiaries; (iv) real estate that is held in trust for others by the Company Subsidiaries; and (v) real estate owned or leased by a partnership or joint venture in which the Company or the Company Subsidiaries or an affiliate of any of them has an ownership interest.

          (b)  To the Knowledge of the Company, and except as set forth in Schedule 3.21(b), there are no present or past conditions on the Company Properties involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any material or substance: (i) which is or becomes defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended or other environmental laws, and amendments thereto and regulations promulgated thereunder; (ii) containing gasoline, oil, diesel fuel or other petroleum products, or fractions thereof; (iii) which is or becomes defined as a "hazardous waste" pursuant to Resource Conservation and Recovery Act of 1976, as amended and amendments thereto and regulations promulgated thereunder; (iv) containing polychlorinated biphenyls; (v) containing asbestos or lead-based paint; (vi) which is radioactive; (vii) which is biologically hazardous; (viii) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, policy or other environmental laws; (ix) which is defined as a "hazardous waste", "hazardous substance", "pollutant" or "contaminant" or other such term used to define a substance having an adverse affect on the environment under environmental laws; or (x) any toxic, explosive, dangerous corrosive or otherwise hazardous substance, material or waste, which is regulated by any federal, state or local governmental authority (collectively, "Hazardous Materials") or from any generation, transportation, treatment, storage, disposal, use or handling of any Hazardous Materials, and there are no above or underground tanks of any type in, on or under any of the Company Properties.

          (c)  To the Knowledge of the Company, the Company and the Company Subsidiaries are in compliance in all material respects with all federal, state and local laws relating to pollution or protection of the environment such as laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (together with all regulations and rules adopted thereunder). Neither the Company nor the Company Subsidiaries have received notice of, nor to the Knowledge of the Company are there outstanding or pending, any public or private claims, lawsuits, citations, penalties, unsatisfied abatement obligations or notices or orders of non-compliance relating to the environmental condition of the Company Properties.

          (d)  Except as set forth in Schedule 3.22(d), to the Knowledge of the Company, no Company Properties are currently undergoing remediation or cleanup of Hazardous Materials or other environmental conditions. To the extent any Company Property is listed in Schedule 3.22(d), sufficient funds have been accrued to fund the cost of such remediation.

          (e)  To the Knowledge of the Company, the Company and the Company Subsidiaries have all material governmental permits, licenses, certificates of inspection and other authorizations governing or protecting the environment necessary to conduct its present business. Further, the Company warrants and represents that to the Knowledge of the Company these permits, licenses, certificates of inspection and other authorizations are fully transferable, to the extent permitted by law, to Purchaser.

        3.23    Material Contracts.    Schedule 3.23 to the Company Disclosure Schedule sets forth a list of each contract, indenture, and other binding commitment and agreement (including any wholesale broker or loan purchase agreement, but not including documents evidencing, governing or related to loans or credits by the Company or the Company Subsidiaries or deposits or investments held by the Bank) that provides for the receipt or expenditure in excess of

$75,000 over the course of any twelve-month period, or which cannot be terminated without penalty in excess of $75,000 to which the Company or a Company Subsidiary is a party or to which the Company or the Company Subsidiaries or any of their properties are subject (collectively, the "Material Contracts" and each a "Material Contract"). True copies of each Material Contract are set forth on the Schedule 3.23 to the Company Disclosure Schedule, including all amendments and supplements thereto. Except as disclosed on Schedule 3.23 to the Company Disclosure Schedule, all of the Material Contracts are binding upon the Company or the Company Subsidiaries (as applicable) and, to the Company's Knowledge, the other parties thereto. The Company and the Company Subsidiaries have each duly performed in all material respects all of its obligations under each Material Contract to which they are a party to the extent that such obligations to perform have accrued. No breach or default under any Material Contract by the Company or the Company Subsidiaries or, to the Company's Knowledge, any other party thereto, has occurred which has had or which would be reasonably likely to have an adverse effect on the business of the Company or the Company Subsidiaries. Except as disclosed on Schedule 3.23 to the Company Disclosure Schedule, none of the Material Contracts contains an express prohibition against assignment by operation of law or a change of control of the Company or the Company Subsidiaries (or require written consent or notice to the other party), or contains any other provision which would preclude Purchaser or one of its subsidiaries from exercising and enjoying all of the rights, remedies and obligations of the Company or the Company Subsidiaries, as the case may be, under such Material Contracts.

        3.24    Real Property.    (a) Schedule 3.24(a) sets forth all real properties which are either owned or leased by the Company or the Company Subsidiaries. The Company and the Company Subsidiaries have good, sufficient and marketable title to their real properties, including any leaseholds and ground leases, and all improvements thereon and their other assets and properties, all as reflected as owned by the Company or the Company Subsidiaries in the Company Financial Statements dated as of September 30, 2002, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) such liens as set forth on Schedule 3.24(a) to the Company Disclosure Schedule. Except as set forth in Schedule 3.24(a), all buildings, structures, improvements, fixtures and appurtenances comprising that part of the real properties which are owned by or subject to a ground lease for the benefit of the Company or the Company Subsidiaries, including, but not limited to, the terra cotta and exterior facades of any buildings or improvements, are in good operating condition and repair, free of waste and neglect, and have been well maintained, reasonable wear and tear excepted. Title to all real property listed as being owned by the Company or the Company Subsidiaries on the Company Disclosure Schedule is held in fee simple. There are no parties in possession of any such real estate, other than the Company or the Company Subsidiaries and those parties listed on Schedule 3.24(a) to the Company Disclosure Schedule. The Company and the Company Subsidiaries have title or other rights to their assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and such assets are free, clear and discharged of and from any and all material liens, charges, encumbrances, security interests and/or equities. The Company's title to such properties are not subject to any exceptions which would have a Material Adverse Effect on the Company. The Company and the Company Subsidiaries have legal and valid occupancy permits and other required licenses and governmental approvals for each of the real properties.

          (b)  Except as set forth on Schedule 3.24(b) hereto, within three (3) years of the date of this Agreement, neither the Company nor any Company Subsidiary has received any notice of, nor does the Company have any Knowledge of, (i) any violations (collectively, "Violations", and individually, a "Violation") of any applicable legal requirements of any federal, state or municipal department or agency having jurisdiction against or affecting the real properties or the construction, management, ownership, maintenance, operation, use, improvement, acquisition or sale thereof (including, without limitation, building, health, safety and zoning legal requirements) (collectively, "Real Estate Laws"), whether or not officially noted or issued and related to real properties, or (ii) any condition relating to the real properties which, to the Knowledge of the Companies, would constitute a Violation. The real properties owned by or subject to a ground lease for the benefit of the Company or the Company Subsidiaries are and on the Closing Date shall be, except as disclosed on Schedule 3.24(b), in compliance, in all material respects, with any and all applicable Real Estate Laws.

          (c)  To the Knowledge of the Company there is no pending or contemplated (i) condemnation, eminent domain, or similar proceedings affecting, or which may affect, all or any portion of the real properties, (ii) proceeding to change or redefine the zoning classification of all or any portion of such real properties, (iii) change in road patterns or grades, turning lanes or rights of way which may adversely affect access to and from the real properties, (iv) oil or gas exploration operations or assessments affecting all or any portion of any of the real properties, or (v) administrative hearings or governmental requirements or other matters which might have a Material Adverse Effect on the Company.

          (d)  All real estate taxes now and heretofore due or payable with regard to the real properties owned by the Company or the Company Subsidiaries have been paid or properly accrued. To the Knowledge of the Company, there is no proposed or pending imposition of any special or other assessments for public betterments or otherwise, affecting the real properties or any portion thereof or any penalties or interest due with respect to real estate taxes assessed against all or any portion of the real properties that are payable by the Company or the Company's Subsidiaries and could result in an encumbrance against the real properties.

          (e)  The real properties have adequate water and sewer supply for the present and, to the Knowledge of the Company, with respect to the real properties owned by the Company or the Company's Subsidiaries, presently contemplated future uses of such real properties and all sewer and water supply facilities required for the present and, to the Knowledge of the Company, presently contemplated future uses of the real properties owned by the Company or the Company's Subsidiaries are properly and fully installed and operating. All other public or private utilities necessary for the operation of the real properties for their present and, to the Knowledge of the Company, presently contemplated future uses of properties owned by the Company or the Company's Subsidiaries are properly and fully installed and operating. To the Knowledge of the Company, all such utilities enter the real properties through adjoining public streets or through valid easements across adjoining private lands, and all installation, connection and capital recovery charges in connection with such utilities have been paid in full.

          (f)    To the extent any improvements have been made to any of the real properties owned by the Company or the Company's Subsidiaries, such improvements have been completed or are in the process of completion. All bills for work done or materials furnished for any work at any such real properties have been paid in full upon presentment or appropriately accrued. To the Knowledge of the Company, there are no interior or exterior structural defects or other material defects in such improvements or any material defects in the plumbing, electrical, mechanical, heating, ventilating or air-conditioning systems or other systems. Except as set forth in Schedule 3.24(f) , to the Knowledge of the Company, all such systems are in good working order and repair, and all roofs, foundations, exterior structures, and basements are in good condition and free of leaks.

          (g)  Neither the Company nor any Company Subsidiaries, nor, to the Knowledge of the Company, any owner of any of the real properties, has received or has knowledge of any notice or request from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from, to the Knowledge of the Company, any mortgagee requesting the performance of any work or alteration in respect of the real properties. There has been no damage to any portion of the real properties caused by fire or other casualty which has not been fully repaired or restored. To the Knowledge of the Company, all oil and gas burners, incinerators, furnaces and other fuel burning devices at the real properties owned by or subject to a ground lease for the benefit of the Company or the Company Subsidiaries comply with all applicable Legal Requirements, including, without limitation, all environmental laws.

          (h)  Schedule 3.24(h) contains a rent roll and a description of each lease of the real properties (collectively, the "Property Leases") wherein the Company or any of the Company Subsidiaries are the lessor or landlord. All material correspondence related to the foregoing will be made available to the Purchaser. Except as set forth in Schedule 3.24(h), the Company and each Company Subsidiary has full and exclusive right, power and authority to assign each Property Lease to which it is a party without the consent of the other party or parties thereto. Each Property Lease is legal, valid and binding as between the Company or applicable Company Subsidiary and the other party or parties thereto, and is in full force and effect. The Company or the Company Subsidiary is in good standing thereunder, free of any material default or breach whatsoever, and free of any condition which after passage of time or the giving of notice or both would constitute a material default or breach thereunder. Each act required to be performed by the Company or the Company Subsidiaries has been duly performed, and no act forbidden to be performed has been performed thereunder. Except as set forth in Schedule 3.24(h), no tenant has paid any rent more than one month in advance, and no rent credits or abatements are due to any tenant. Except as set forth in Schedule 3.24(h), (i) each rental and other payment due from each tenant under any such lease has been paid current as of the date of this Agreement and, except as subsequently disclosed, shall be paid current as of the date of Closing; to the Knowledge of the Company, each material act required to be performed by each tenant thereunder has been performed; to the Knowledge of the Company, no act forbidden to be performed by any tenant has been performed; (ii) to the Knowledge of the Company, with respect to real properties owned by or subject to a ground lease for the benefit of the Company or Company Subsidiaries, no tenant is in default or breach of any lease except as set forth on Schedule 3.24(h) nor does any condition exist which, with the passage of time or giving of notice or both, would constitute a default or breach by any such tenant.

          (i)    All leases pursuant to which the Company or the Company Subsidiaries, as lessee, lease real or personal property are, to the Knowledge of the Company, valid, effective,

and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either the Company or the Company Subsidiaries, or, to the Knowledge of the Company, the other party. Except as set forth in Schedule 3.24(i), none of such leases contains a prohibition against assignment by the Company or the Company Subsidiaries, by operation of law or otherwise, or any other provision which would preclude the Company or the Company Subsidiaries from possessing and using the leased real or personal property for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the Company or the Company Subsidiaries as of the date of this Agreement. Neither the Company nor the Company Subsidiaries have made a prior assignment for collateral purposes of any such lease.

        3.25    Indemnification.    To the Knowledge of the Company, no action or failure to take action by any director, officer, employee or agent of the Company or the Company Subsidiaries has occurred which would give rise to a claim or a potential claim by any such person for indemnification from the Company or the Company Subsidiaries under the corporate indemnification provisions adopted by the Company or the Company Subsidiaries.

        3.26    Insider Interests.    All outstanding loans and other contractual arrangements (including deposit relationships) between the Company or the Company Subsidiaries and any officer, director, principal shareholder or the related interests of such persons of the Company or the Company Subsidiaries conform to the applicable rules and regulations and requirements of all applicable regulatory agencies. No officer, director, principal shareholder or the related interests of such persons of the Company or the Company Subsidiaries has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or the Company Subsidiaries.

        3.27    Fiduciary Powers.    The Company and the Company Subsidiaries have properly administered in all material respects all accounts for which they act as fiduciary, including accounts for which they serve as trustee, agent, custodian or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulations and common law. To the Knowledge of the Company, neither the Company nor the Company Subsidiaries or employees have committed any breach of trust with respect to any such fiduciary account. The accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

        3.28    Books and Records.    The books of account, minute books, stock record books and other records of the Company and the Company Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices and all applicable laws and regulations, including the maintenance of an adequate system of internal controls. The minute books of the Company and the Company Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective stockholders, board of directors and committees of the board of directors.

        3.29    Absence of Certain Changes and Events.    Except as set forth on Schedule 3.29 to the Company Disclosure Schedule, since December 31, 2001, the Company and the Company

Subsidiaries have conducted their respective businesses only in the ordinary course of business, consistent with past practices, and with respect to each there has not been any:

          (a)  grant of any stock option or right to purchase shares of its capital stock; issuance of any security convertible into such capital stock or evidences of indebtedness (except in connection with customer deposits); grant of any registration rights; or purchase, redemption, retirement or other acquisition by it of any shares of any such capital stock;

          (b)  payment of any increase of any bonuses, salaries or other compensation to any of its shareholders, directors or officers, outside of the ordinary course of business, or entry by it into any employment, severance or similar contract with any director, officer or employee;

          (c)  cancellation or waiver of any claims or rights with a value in excess of $25,000;

          (d)  material change in accounting methods used; or

          (e)  agreement, whether oral or written, to do any of the foregoing.

        3.30    Fairness Opinion.    The Board of Directors of the Company has received an opinion, dated the date of this Agreement, from Howe Barnes Investments, Inc., that, subject to the terms, conditions and qualifications set forth therein, the Merger Consideration to be received by the stockholders of the Company is fair to the Company's stockholders from a financial point of view.

        3.31    Fees.    Other than the financial advisory services performed for the Company by Howe Barnes Investments, Inc., neither the Company, nor the Company Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed a broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company or the Company Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

        3.32    Proxy Statement Disclosure.    None of the information to be supplied by Company for inclusion in the Proxy Statement or any amendments thereof or supplements thereto will, at the time of the mailing of the Proxy Statement or at any time thereafter through the date of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.33    Accuracy of All Representations.    The representations and warranties made by the Company in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading.

IV.

COVENANTS

        4.1    Conduct of Business by the Company Until the Effective Time.    During the period commencing on the date hereof and continuing until the Effective Time, the Company agrees (except as expressly contemplated by this Agreement or to the extent that Purchaser shall otherwise consent in writing) that:

          (a)  Except as contemplated by this Agreement, the Company will, and will cause the Company Subsidiaries to carry on their respective businesses in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted, maintain their respective books in accordance with GAAP, and use all reasonable efforts to preserve intact their present business organizations, to generally keep available the services of their present officers and employees and to preserve their relationships with customers, suppliers and others having business dealings with them to the end that their respective goodwill and going businesses shall be unimpaired at the Effective Time. At the Effective Time, the Company will have an allowance for loan and lease losses at a minimum amount equal to 1.5% of total loans and leases, excluding those loans currently identified by Purchaser by separate document which shall have a reserve equal to 1% of their total outstanding balance plus such other amounts as agreed upon by the Company and Purchaser.

          (b)  The Company will, and will cause the Company Subsidiaries to, use their best efforts to comply promptly with all requirements which federal or state law may impose on any of them with respect to the Merger and will promptly cooperate with and furnish information to Purchaser in connection with any such requirements imposed upon the Purchaser in connection with the Merger.

          (c)  The Company will, and will cause the Company Subsidiaries to, use their best efforts to obtain (and to cooperate with Purchaser in obtaining) any consent, authorization or approval of, or any exemption by, any Governmental Authorities or agency, or other third party, required to be obtained or made by any of them in connection with the Merger or the taking of any action contemplated hereby. The Company will not, nor will it permit the Company Subsidiaries to, knowingly or willfully take any action that would adversely affect the ability of such party to perform its obligations under this Agreement.

          (d)  The Company will not, and will not permit the Company Subsidiaries to, sell, lease or otherwise dispose of any assets, except in the ordinary course of business, which are material, individually or in the aggregate, to the business or financial condition of the Company on a consolidated basis.

          (e)  The Company will not, and will not permit the Company Subsidiaries to, acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof; provided, however, nothing contained herein shall be construed as prohibiting the Bank from selling loans and leases in the ordinary course of business consistent with past practices.

          (f)    Except as otherwise contemplated by this Agreement, the Company will not, and will not permit the Company Subsidiaries to, enter into any agreement to, issue, sell, grant, authorize or propose the issuance or sale of, or purchase or propose the purchase of, permit the conversion of or otherwise acquire or transfer for any consideration any shares of their respective capital stocks of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, or to increase or decrease the number of shares of capital stock by split-up, reclassification, reverse split, stock dividend, stock split or change in par or stated value. No additional shares of Company Common Stock shall become subject to new grants of employee stock options, stock appreciation rights or similar stock-based employee compensation rights. The Company will be permitted to declare and pay its regular quarterly dividend.

          (g)  The Company will not, and will not permit the Company Subsidiaries to, create or incur any liabilities, in a single transaction or a series of related transactions, in excess of $75,000, provided that the foregoing shall not apply to any obligation to incur such liability which already exists as of the date hereof, other than the taking of deposits and other liabilities incurred in the ordinary course of business and consistent with past practices, or permit or suffer the imposition on any shares of stock held by it or by the Company Subsidiaries of any material lien, charge or encumbrance, provided, however, that nothing contained shall be construed as prohibiting the Bank from continuing to borrow funds from the FHLBB in the ordinary course of business, consistent with past practices.

          (h)  Except as contemplated by this Agreement, the Company will not, and will not permit the Company Subsidiaries to, grant to any director, officer or employee any increase in compensation (except in accordance with past practices for those employees who are not executive or senior management), make contributions to any Company Benefit Plan (except in accordance with (i) past practices; (ii) the terms of such plans or agreements as currently in effect as of the date of this Agreement or (iii) as required by applicable law; provided, however, that nothing contained herein shall be construed as prohibiting the Company or the Bank from making the maximum contribution to the 401(k) plan or pay any bonus (except in accordance with past practices or plans or agreements with respect to employees other than executive or senior management) or allowing the Company or the Bank to increase any severance or termination pay, or enter into or amend any employment, special termination, retention, covenant not to compete or severance agreement with any such person.

          (i)    Except as set forth on Schedule 4.1(i) to the Company Disclosure Schedule, the Company will not, and will not permit the Company Subsidiaries, to enter into, renew, extend, amend or modify any material lease or license with respect to any property, whether real or personal.

          (j)    Except as set forth on Schedule 4.1(j) to the Disclosure Schedule of the Company, neither the Company, nor the Company Subsidiaries, will enter into renew, extend, amend, or modify any continuing contract or series of related contracts involving in excess of $75,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause with less than ninety (90) days' notice and without payment of any amount as a penalty, bonus, premium or other compensation for such termination except as contemplated or permitted by this Agreement.

          (k)  Except as required by applicable law and this Agreement, the Company will not, and will not permit the Company Subsidiaries to, enter into, renew, extend, amend or modify in any material respect any collective bargaining, employee pension, profit-sharing, retirement, employee stock ownership, insurance, incentive compensation, severance, vacation, stock option, or other plan, agreement, trust, fund or arrangement for the benefit of employees, except as contemplated herein.

          (l)    The Company will, and will cause the Company Subsidiaries to, use their best efforts to maintain their respective properties and assets in their present states of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including the insurance of accounts with the FDIC. The Company will, and will cause the Company Subsidiaries to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to their insurance policies in order to preserve all rights thereunder with respect to all matters known by the Company which could reasonably give rise to a claim.

          (m)  The Company will not, and will not permit the Company Subsidiaries to, amend their respective Certificate of Incorporation, Articles of Association, or Bylaws.

          (n)  The Company will not, and will not permit the Company Subsidiaries to, enter into, renew or increase any loans or credit commitments (including letters of credit) to, or invest or agree to invest in, any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment: (i) to any person or entity in an amount in excess of $50,000, unless such a loan or credit commitment is fully secured by collateral and then only to the extent of $500,000, or in any amount which, when aggregated with any and all loans or credit commitments of the Company and the Company Subsidiaries to such person or entity, would be in excess of $500,000; (ii) to any person other than in accordance with its lending policies as in effect on the date hereof; or (iii) to any person or entity any of the loans or other extensions of credit to which, or investments in which, are on a "watch list" or similar internal report of the Company or the Company Subsidiaries; provided, however, that nothing in this subsection shall prohibit the Company or the Company Subsidiaries from honoring any contractual obligation in existence on the date of this Agreement.

          (o)  Except as otherwise agreed, the Company will not, and will not permit the Company Subsidiaries to, enter into, increase or renew any loan or credit commitment (including letters of credit) to any executive officer of the Company or the Company Subsidiaries, any five percent stockholder of the Company, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated by 12 U.S.C. 371c, 12 U.S.C. 371c-1, 12 U.S.C. 375a or 12 U.S.C. 375b, and would cause the aggregate credit exposure of the Company and/or Company Subsidiaries to such a person to increase by more than $100,000 over the level existing on the date of this Agreement. For purposes of this subsection, "control" shall have the meaning associated with that term under 12 U.S.C. 371c, or 12 C.F.R. 215.2, as applicable; provided, however, that nothing in this subsection shall prohibit the Company or the Company Subsidiaries from honoring any contractual obligation in existence on the date of this Agreement.

          (p)  The Company will promptly advise Purchaser orally and in writing of any event or series of events which has resulted in a Material Adverse Effect on the Company or which may have a Material Adverse Effect on the Company or which may adversely affect the satisfaction of any condition to the consummation of the Merger.

          (q)  Except as disclosed in Schedule 4.1(q) of the Disclosure Schedule of the Company, neither the Company, nor the Company Subsidiaries, will enter into any contract or agreement to buy, sell, exchange or otherwise deal in any tangible assets in a single transaction or a series of related transactions in excess of $100,000 in aggregate value; provided, however, that nothing in this subsection shall prohibit the Company or the Company Subsidiaries from honoring any contractual obligation in existence on the date of this Agreement.

          (r)  Except as disclosed in Schedule 4.1(r) of the Disclosure Schedule of the Company, neither the Company, nor the Company Subsidiaries, will make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount or aggregate amount of which (as the case may be) is in excess of $50,000; provided, however, that nothing in this subsection shall prohibit the Company or the Company Subsidiaries from honoring any contractual obligation in existence on the date of this Agreement.

          (s)  Neither the Company, nor the Company Subsidiaries, will change in any material respect any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except for such changes as may be appropriate in the opinion of the Chief Executive Officer of the Company, in each case, to respond to then current business, market or economic conditions or as may be required by the rules of the Governmental Authorities or by law.

          (t)    The Company and the Company Subsidiaries will file in a timely manner all required filings with all Governmental Authorities and cause such filings to be true and correct in all material respects.

          (u)  At Closing, the total assets of the Company, as calculated in accordance with GAAP, will not exceed $420,000,000.

With respect to any written request by the Company for Purchaser's consent to any non-permitted action of the Company described in this Section 4.1, Purchaser shall not withhold its consent unreasonably, and the Company shall be entitled to conclusively presume that Purchaser has consented to any such action unless the Company shall have received Purchaser's written objection to such action within two (2) Business Days after delivery to Purchaser of such written request. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that neither Purchaser nor any of its subsidiaries by reason of this Agreement shall be deemed (until consummation of the Merger) to control, directly or indirectly, the Company or any Company Subsidiary, shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or any Company Subsidiary.

        4.2    Certain Actions.

          (a)  From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, none of the Company, any Company Subsidiary or any of their respective directors, officers, employees, investment bankers, financial advisors, counsel, accountants, representatives or agents, shall, directly or indirectly: (i) make, encourage, facilitate, solicit, induce, assist or initiate any inquiry or proposal, or participate in any negotiations with, or provide any information to, any corporation, partnership, agent, attorney, financial advisor, or other person (other than Purchaser, an affiliate of Purchaser or an officer, employee or other authorized representative of Purchaser or such affiliate, or counsel for Purchaser or its directors and financial advisor, solely for use in connection with the transactions contemplated hereby) relating to any Competing Proposal; (ii) furnish any information to any person in connection with, or participate in any negotiations with respect to, or knowingly take any other action designed to facilitate, any Competing Proposal; or (iii) participate in any discussions regarding any Competing Proposal; provided, however, that if, at any time prior to approval of this Agreement by the stockholders of Company, the Board of Directors of Company determines in good faith, after receipt of advice from outside counsel, that the failure to provide such information or to participate in such negotiations or discussions would likely be inconsistent with its fiduciary duties to Company's stockholders under applicable law, Company may, in response to a proposal that was not solicited by it and that did not otherwise result from a breach of this Section 4.2(a), and that has been determined by the Company's Board of Directors to be a Superior Proposal, subject to the Company giving Purchaser at least two (2) Business Days' written notice of its intention to do so, (x) furnish information with respect to the Company to any person pursuant to a customary confidentiality agreement provided that a copy of all such information is delivered simultaneously to Purchaser, and (y) participate in negotiations regarding such proposal. The Company shall as promptly as practicable notify Purchaser orally and in writing of any inquiry, request for information or any proposal in connection with a Competing Proposal, the material terms and conditions of such request or proposal (including a copy thereof, a summary of if in writing, and any related correspondence) and the identity of the person making such request or proposal. The Company will keep Purchaser reasonably informed of the status and details (including amendments or proposed amendments) of such request or proposal on a current basis, and will respond promptly in writing to any reasonable inquiry by Purchaser concerning the foregoing. The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any person conducted heretofore by the Company or its representatives with respect to the foregoing.

          (b)  For purposes of this Agreement, "Competing Proposal" shall mean, whether in the form of an actual or intended proposal to or from a completed action by or other communication with, as the case may be, any person (or group of persons) other than Purchaser and the Purchaser's subsidiaries (a "Third Party"), any of: (i) a merger (whether or not the Company is the surviving corporation) or consolidation, or any similar transaction (other than the Merger) of any company with either the Company or any significant subsidiary (as defined in Rule 1.2 of Regulation S-X of the SEC) (a "Significant Subsidiary") of the Company; (ii) a purchase, lease or other acquisition of all or substantially all the assets of either the Company or any Significant Subsidiary of the Company; (iii) a purchase or other acquisition, in one or a series of related transactions, of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) which would cause such person or group to become the beneficial owner of securities representing 10% or more of the voting power of either the Company or any Significant Subsidiary of the Company; (iv) a tender or exchange offer to acquire securities representing 10% or more of the voting power of the Company; (v) a public proxy or consent solicitation made to stockholders of the Company seeking proxies in opposition to any proposal relating to any aspect of the Merger that has been recommended by the board of directors of the Company; (vi) a liquidation, dissolution, or recapitalization of the Company or Bank; (vii) a sale outside the ordinary course of business of a significant amount of assets of the Company or any Significant Subsidiary; (viii) a purchase or sale of shares of capital stock of the Company or any Significant Subsidiary; (ix) any similar transactions involving Company or the Bank, other than the transactions contemplated by this Agreement; (x) the filing of an application or notice with the Federal Reserve, the FDIC, the OBRE, or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (ix) above; or (xi) the making of a bona fide proposal to the Company or its stockholders, by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (ix) above. For purposes of this Agreement, a "Superior Proposal" shall mean any Competing Proposal (on its most recently amended or modified terms, if amended or modified) that the Board of Directors of Company determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of the Company, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the Competing Proposal, and any proposed changes to this Agreement that may be proposed by Purchaser in response to such Competing Proposal). For purposes of the foregoing, Purchaser acknowledges that Howe Barnes Investments, Inc. is a financial advisor of nationally recognized reputation.

        4.3    Conduct of Business by Purchaser Until the Effective Time.    During the period commencing on the date hereof and continuing until the Effective Time, the Purchaser agrees (except as expressly contemplated by this Agreement or to the extent that the Company shall otherwise consent in writing) that:

          (a)  Purchaser will, and will cause its subsidiaries to, use their reasonable best efforts to comply promptly with all requirements which federal or state law may impose on any of them with respect to the Merger, and will promptly cooperate with and furnish information to the Company in connection with any such requirements imposed upon the Company in connection with the Merger.

          (b)  Purchaser will, and will cause its subsidiaries to, use their reasonable best efforts to obtain any consent, authorization or approval of, or any exemption by, any Governmental Authorities or agency, or other third party, required to be obtained or made by any of them in connection with the Merger or the taking of any action contemplated hereby. Purchaser will not, nor will it permit its subsidiaries to, knowingly or willfully take any action that would adversely affect the ability of such party to perform its obligations under this Agreement.

          (c)  Purchaser will promptly advise the Company orally and in writing of any event or series of events which has resulted in a Material Adverse Effect on Purchaser or which may have a Material Adverse Effect on Purchaser or which may adversely affect the satisfaction of any condition to the consummation of the Merger.

V.

ADDITIONAL AGREEMENTS

        5.1    Inspection of Records; Confidentiality.    (a) The Company shall afford to Purchaser and Purchaser's accountants, counsel and other representatives full access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information and accountants' work papers, related to both the audit of the Company and preparation of tax returns, developed by the Company or the Company Subsidiaries or their accountants or attorneys, and will permit the Company's representatives to discuss such information directly with Purchaser's officers, directors, key employees, attorneys and accountants.

          (b)  In the event that this Agreement is terminated, each party shall upon request of the other party return all nonpublic documents furnished to it hereunder or destroy all documents or portions thereof that contain nonpublic information furnished by the other party pursuant hereto and, in any event, shall hold all nonpublic information received pursuant hereto in the same degree of confidence with which it maintains its own like information unless or until such information is or becomes a matter of public knowledge or is or becomes known to the party receiving the information through persons other than the party providing such information. Notwithstanding anything to the contrary contained herein, the provisions of the Confidentiality Agreement, dated October 10, 2002, by and between the Company and the Purchaser shall remain in full force and effect.

        5.2    Meetings of the Company.    The Company shall provide to Purchaser the agenda for or a summary of the business proposed to be discussed at: (i) all meetings of the Boards of Directors of the Company and the Company Subsidiaries, and (ii) all meetings of the committees of each such Board of Directors, including without limitation the audit and executive committees thereof. The Company shall give reasonable notice to Purchaser of any such meeting. The Company shall provide to Purchaser all information provided to the directors for, during and after all such Board of Directors and committee meetings, when the same are provided to such directors, including minutes of prior meetings, financial reports and any other analyses prepared by senior management of the Company; provided, however, that the Company shall provide information relating to a Competing Proposal only in accordance with Section 4.2 hereof. All such information provided to Purchaser shall be treated in confidence as provided in Section 5.1(b) hereof. The Company shall allow two representatives of Purchaser to attend as an observer all meetings of the Board of Directors of the Company and the Company Subsidiaries and all committee meetings; provided, however, that such representatives shall be excluded from all discussions relating to a Competing Proposal or the terms and conditions of this Agreement.

        5.3    Bank Merger.    The Company and Purchaser intend to take all action necessary and appropriate to cause to be entered into the Bank Merger Agreement, substantially on the terms and in the form attached hereto as Exhibit C, pursuant to which Bridgeview Bank and the Bank shall merge as soon as practicable after the consummation of the Merger.

        5.4    Indemnification.    Except as may be limited by applicable law, the Company hereby agrees to maintain all rights of indemnification currently provided by the Company and the Company Subsidiaries in favor of their current and former employees, directors, officers and agents on terms no less favorable than those provided in the Articles of Incorporation or By-Laws of the Company, the indemnification agreements entered into by the Company, or otherwise in effect on the date of this Agreement or as required by Delaware law for a period of four (4) years from the Effective Time with respect to matters occurring prior to the Effective Time. In the event the Purchaser or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing, or surviving corporation or entity of such reorganization, consolidation, merger, or transaction, or (ii) liquidates, dissolves, or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision will be made so that such surviving corporation or transferee and its successors and assigns assume the obligations set forth in this Section 5.4. Purchaser agrees that, prior to or at the Effective Time, it will use its reasonable best efforts to provide under its directors' and officers' liability insurance prior acts and omissions coverage for current and former employees, officers, directors and agents of the Company and the Company Subsidiaries for at least three (3) years, which insurance shall contain at least the same coverage and amounts, and contains terms and conditions not less advantageous as that coverage currently provided by the Company or the Bank; provided, however, that Purchaser shall not be required to pay in excess of $120,000 to obtain such policy, and if Purchaser is unable to obtain the insurance required by this Section 5.4, Purchaser shall obtain as much comparable insurance as possible for such maximum amount.

        5.5    Regulatory Applications.    Purchaser shall, within thirty (30) days of the date hereof, file the applicable applications with the Governmental Authorities. Purchaser shall use its reasonable best efforts to respond as promptly as practicable to all inquiries received concerning said applications and to satisfy all conditions that may be required; provided, however, that Purchaser shall have no obligation to accept non-standard conditions or restrictions with respect to the aforesaid approval of the Governmental Authorities. In the event of an adverse or unfavorable determination by any regulatory authority, or in the event the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by Purchaser. Purchaser shall deliver a copy of the nonconfidential portions of all regulatory applications to the Company in advance of filing them (in order to provide the Company with an opportunity to review and comment) and copies of all responses, written communications from or to regulatory authorities relating to such applications, the Merger or this Agreement (to the extent permitted by law), and Purchaser shall deliver a final copy of the nonconfidential portions of all regulatory applications to the Company promptly after they are filed with the appropriate regulatory authority. Purchaser shall advise the Company periodically of the status of its regulatory applications.

        5.6    Financial Statements and Reports.    From the date hereof and prior to the Effective Time: (a) the Company will deliver to Purchaser, not later than ninety (90) days after the end of any fiscal year, its Annual Report on Form 10-K (and all schedules and exhibits thereto) for the fiscal period then ended as filed with the SEC, which shall be prepared in conformity with GAAP and the rules and regulations of the SEC; (b) the Company will deliver to Purchaser, not later than thirty (30) days after the end of any fiscal quarter, the quarterly reports filed with the OCC, FDIC or Federal Reserve by the Company or any of the Company Subsidiaries which shall be prepared in accordance with the rules and regulations of the such agency; (c) the Company will deliver to Purchaser not later than forty-five (45) days after the end of each of its fiscal quarters, its report on Form 10-Q for such quarter as filed with the SEC which shall be prepared in conformity with GAAP and the rules and regulations of the SEC; and (d) the Company will deliver to Purchaser (to the extent permitted by law), any and all other material reports filed with the SEC, the OCC, the FDIC, or any other regulatory agency within five (5) business days of the filing of any such report.

        5.7    Stockholder Approval.    As soon as practicable after the date hereof, the Company shall file a proxy statement with the SEC and the Company shall use its best efforts to cause the proxy statement to be released by the SEC (the "Proxy Statement"). Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. The Company shall call a meeting of its stockholders to be held as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and the Merger (the "Meeting"). In connection with the Meeting, (i) the Company shall mail the Proxy Statement to the Stockholders; provided, however, that the Proxy Statement shall not be mailed to the Stockholders until the SEC has released the proxy statement and Howe Barnes Investments, Inc., has delivered to the Board of Directors of the Company for inclusion in the Proxy Statement an opinion, dated the mailing date, to the effect the Merger Consideration is fair to the Stockholders from a financial point of view in standard industry form with respect to transaction of this nature; (ii) the Board of Directors of the Company shall recommend to the stockholders the approval of this Agreement and the Merger; and (iii) the Board of Directors of the Company shall otherwise use its best efforts to the extent consistent with its fiduciary duties to obtain such stockholders' approval.

        5.8    Notice.    At all times prior to the Effective Time, each party shall give prompt notice which shall include a complete description of the pertinent facts and circumstances, to the other of the occurrence or its knowledge of any event or condition that would cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the date of this Agreement or as of the Effective Time, or any of its obligations set forth in this Agreement required to be performed at or prior to the Effective Time not to be performed in all material respects at or prior to the Effective Time, including without limitation, any event, condition, change or occurrence which individually, or in the aggregate with any other events, conditions or changes that have occurred after the date hereof, has resulted or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect on it. After receipt of any such notice disclosing a material breach which gives rise to a right to terminate this Agreement pursuant to Section 7.4(d), the nondisclosing party may, within five (5) business days thereof, notify the disclosing party of its intent to terminate this Agreement pursuant to Section 7.1(d); provided, however, that the disclosing party shall have the right to cure such breach within thirty (30) days thereof but no later than the Effective Time. In the event the nondisclosing party fails to notify the disclosing party of its intent to terminate within five (5) business days after receipt of any notice hereunder, the nondisclosing party shall be deemed to have waived its right of termination as to any such breach arising out of or with respect to the events, conditions, change or occurrence described in such notice; provided, however, that any particular breach that is deemed to have been waived by the nondisclosing party may thereafter be considered by the nondisclosing party in determining the aggregate contribution of all events, conditions, changes and occurrences described by the disclosing party pursuant to this Section 5.8 toward the occurrence of a material breach by the disclosing party.

        5.9    Press Releases.    Purchaser and the Company shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by law, or with respect to employee meetings, neither party shall issue any press release, publicity statement or other public notice relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other, which consent shall not be unreasonably withheld.

        5.10    Delivery of Supplements to Disclosure Schedules.    Five (5) business days prior to the Effective Time, the Company will supplement or amend the Company Disclosure Schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Company Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of the Company contained in Article III hereof and in order to determine the fulfillment of the conditions set forth in Article VI hereof as of the Effective Time, the Company Disclosure Schedule shall be deemed to include only the information contained therein on the date hereof and any information previously disclosed by the Company pursuant to Section 5.8 as to which Purchaser is deemed to have waived its right of termination; provided, however, that delivery of such supplements containing information which causes any representation or warranty of the Company to be false or materially misleading will not cure any breach hereunder of such representations or warranties.

        5.11    Resolution of Company Benefit Plans.    The Company and Purchaser shall cooperate in effecting the following treatment of the Company Benefit Plans, except as mutually agreed upon by Purchaser and the Company prior to the Effective Time:

          (a)  At the Effective Time, Purchaser (or a subsidiary of Purchaser) shall be substituted for the Company as the sponsoring employer under those Company Benefit Plans with respect to which the Company or the Company Subsidiaries is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in the Company or the Company Subsidiaries with respect to each such plan. The Company, the Company Subsidiaries and Purchaser will use all reasonable efforts (i) to effect said substitutions and assumptions, and (ii) to amend such plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

          (b)  As promptly as practicable after the Effective Time, Purchaser shall provide, or cause any subsidiary of Purchaser to provide, to each employee of the Company and the Company Subsidiaries as of the Effective Time ("Company Employees") the opportunity to participate in each employee benefit plan and program maintained by Purchaser or the applicable subsidiary of Purchaser for similarly situated employees (the "Purchaser Benefit Plans"); provided, however, that with respect to such Purchaser Benefit Plans, Company Employees shall be given credit for service with the Company or the Company Subsidiaries in determining eligibility for and vesting in benefits thereunder, but not for purposes of benefit accrual; provided, further that Company Employees shall not be subject to any waiting periods or pre-existing condition exclusions under the Purchaser Benefit Plans to the extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under the Company Benefit Plans; provided, further, that to the extent that the initial period of coverage for Company Employees under any Purchaser Benefit Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, Company Employees shall be given credit under the applicable Purchaser Benefit Plans for any deductibles and co-insurance payments made by such Company Employees under the Company Benefit Plans during the balance of such 12-month period of coverage. Nothing in the preceding sentence shall obligate Purchaser to provide or cause to be provided any benefits duplicative of those provided under any Company Benefit Plan continued pursuant to subparagraph (a) above, including, but not limited to, extending participation in any Purchaser Benefit Plan which is an "employee pension benefit plan" under ERISA with respect to any year during which benefits are accrued by Company Employees under the Company defined benefit plan or allocations are made to Company Employees under the 401(k) Plan. Except as otherwise provided in this Agreement, the power of Purchaser or any Purchaser Subsidiary to amend or terminate any benefit plan or program, including any Company Benefit Plan, shall not be altered or affected. Moreover, this Agreement shall not confer upon any Company Employee any rights or remedies hereunder and shall not constitute a contract of employment or create the rights, to be retained or otherwise, in employment with Purchaser or any subsidiary of Purchaser.

          (c)  Purchaser agrees to pay to certain employees of the Company or Company Subsidiaries thirty (30) days after the Closing Date but in no event later than June 30, 2003, assuming the Closing has occurred, the amounts as set forth in a separate letter from the Purchaser to the Company dated as of the date of this Agreement.

          (d)  Prior to the Effective Time, the Company shall have terminated and paid out all benefits accrued under the deferred compensation plan established for the benefit of the directors and under the Supplemental Retirement Plan and any other senior executive retirement plan.

        5.12    Title to Real Estate.    As soon as practical after the date hereof, but in any event no later than thirty (30) days after the date hereof, the Company, at its own expense, shall obtain and make available to Purchaser at the main office of the Company or other mutually agreeable location with respect to all real estate owned or leased pursuant to a ground lease by the Company, or any Company Subsidiary, the following documents:

          (a)  an owner's preliminary report of title covering a date subsequent to the date hereof, issued by Chicago Title and Trust or such other title insurance company as is reasonably acceptable to Purchaser, showing fee simple title in the Company or such Company Subsidiary in such real estate or the appropriate leasehold interest of the Company or such Company Subsidiary subject only to (i) the standard exceptions to title customarily contained in a policy on ALTA 1970 Owner's Form B; (ii) liens of current state and local property taxes which are not delinquent or subject to penalty; (iii) rights of parties in possession disclosed on Schedule 3.24(a) and (iv) acts done or suffered by Purchaser;

          (b)  surveys of what is commonly known as 4753 N. Broadway and the 6041 N. Clark Street on or after the date hereof prepared by a licensed Illinois land surveyor and certified to the Company and the Purchaser as having been prepared in accordance with ALTA/ASCM standards for urban property; and

          (c)  copies of any and all (i) leases of the real properties, (ii) environmental assessments or tests, engineering or architectural reports or inspections or other materials concerning the condition of any of the real properties that are in the possession of the Company or any of the Company Subsidiaries or any of their agents or representatives, (iii) copies of the most recent tax bills and assessment notices; (iv) notices of building code violations received during the past three years; (v) as-built plans and specifications, certificates of occupancy, building registrations, building permits, critical examination reports with respect to the exterior, facade and exterior metal, repair permits, and high-rise emergency preparedness certificates; and (vi) a schedule of all insurance policies.

        5.13    Conforming Entries.    The Company agrees that it shall, and shall cause the Company Subsidiaries, to: (i) make any accounting adjustments or entries to its books of account and other financial records; (ii) make or not make additional provisions to Bank's loan loss reserve; (iii) sell or transfer any investment securities held by it; (iv) charge-off any Loan; (v) create any new reserve account or make additional provisions to any other existing reserve account; (vi) make changes in any accounting method; (vii) accelerate, defer or accrue any anticipated obligation, expense or income item; and (viii) make any other adjustments which would affect the financial reporting of the Surviving Corporation, on a consolidated basis after the Effective Time, in any case as Purchaser shall reasonably request; provided, however, that neither the Company nor any Company Subsidiary shall be obligated to take any such requested action until immediately prior to the Closing and at such time as the Company shall have received reasonable assurances that all conditions precedent to the Company's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied. No such adjustment which the Company or any Company Subsidiary would not have been required to make but for the provisions of this Section 5.13 shall result in a breach of any warranty or representation made herein, have any effect on the amount of the Merger Consideration, or delay the Closing.

VI.

CONDITIONS

        6.1    Conditions to the Obligations of the Parties.    Notwithstanding any other provision of this Agreement, the obligations of Purchaser on the one hand, and the Company on the other hand, to consummate the Merger are subject to the following conditions precedent:

          (a)  No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger or the Bank Merger shall have been issued and shall remain in effect.

          (b)  This Agreement and the Merger shall have been duly approved by the requisite vote of the stockholders of the Company at a duly called meeting.

          (c)  Purchaser shall have received approvals of the Governmental Authorities to acquire the Company and to consummate the transactions contemplated hereby and all required waiting periods relating thereto shall have expired.

        6.2    Conditions to the Obligations of Purchaser.    Notwithstanding any other provision of this Agreement, the obligations of Purchaser to consummate the Merger are subject to the following additional conditions precedent:

          (a)  All of the representations and warranties made by the Company in this Agreement and in any documents or certificates provided by the Company shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time, except for information contained in a subsequent Company Disclosure Schedule relating to an event or series of events arising after the date hereof which does not have a Material Adverse Effect on the Company.

          (b)  The Company shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied by it prior to or at the Effective Time, and shall have removed all material Violations, if any, or shall have accrued funds for the purpose of correcting same, issued or existing with respect to the real properties owned by or subject to a ground lease for the benefit of the Company or Company Subsidiaries which relate to the period up to and including the Closing. It shall be a condition to Purchaser's obligation to close the transaction contemplated by this Agreement that, on the date of the Closing the real properties owned by or subject to a ground lease for the benefit of the Company and Company Subsidiaries will be in full compliance in all material respects with all Real Estate Laws, or shall have accrued funds for the purpose of correcting same.

          (c)  Except as specifically contemplated herein, there shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit Purchaser's ownership or operation of all or a material portion of the Company's business or assets, whether immediately at the Effective Time or as of some future date, whether specified or to be specified, or would compel Purchaser to dispose of or hold separate all or a material portion of the Company's business or assets, whether immediately at the Effective Time or as of some future date, whether specified or to be specified as a result of this Agreement, or which would render Purchaser or the Company unable to consummate any material aspects of the transactions contemplated by this Agreement.

          (d)  To the extent any material lease, license, loan or financing agreement or other contract or agreement to which the Company or the Company Subsidiaries, as the case may be, is a party requires the consent of, waiver from, or notice to, the other party thereto as a result of the transactions contemplated by this Agreement, such consent, waiver or notice shall have been obtained or given.

          (e)  From the date hereof to the Effective Time, there shall be and have been no change that would have or would reasonably be expected to have a Material Adverse Effect on the Company, provided that any such Material Adverse Effect was not caused by a material breach of this Agreement by Purchaser.

          (f)    Purchaser shall have received a certificate signed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying that based upon his knowledge, the conditions set forth in Sections 6.2(a), (b) and (e) hereto have been satisfied.

          (g)  The Bank Merger Agreement shall have been duly authorized and approved by the Company and the Bank and the other terms and conditions of the Bank Merger Agreement shall have been satisfied so as to permit the Bank Merger to be consummated as contemplated thereby.

          (h)  Purchaser shall have received an opinion of Hinshaw & Culbertson, counsel for the Company, substantially in the form of Exhibit D hereto.

          (i)    Any and all bills for fees and expenses of the Company or the Company Subsidiaries incurred or projected to be incurred by the Company or the Company Subsidiaries in connection with this Agreement and the consummation of the transactions contemplated herein (including any and all legal, investment banking, audit and accounting fees and expenses) shall be presented and paid in full or fully accrued prior to the Closing and for purposes of calculating Total Stockholders' Equity pursuant to Section 1.3(a).

        6.3    Conditions to the Obligations of the Company.    Notwithstanding any other provision of this Agreement, the obligations of the Company to consummate the Merger are subject to the following additional conditions precedent:

          (a)  All of the representations and warranties made by Purchaser in this Agreement and in any documents or certificates provided by Purchaser shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, except for information contained in a subsequent notice from Purchaser to the Company relating to an event or series of events arising after the date hereof which does not have a Material Adverse Effect on Purchaser.

          (b)  Purchaser shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

          (c)  The Company shall have received a certificate signed by the Chief Executive Officer of Purchaser, dated as of the Closing Date, that based upon such Chief Executive Officer's knowledge, the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

          (d)  The Company shall have received an updated fairness opinion from Howe Barnes Investments, Inc. dated the date of the Proxy Statement.

          (e)  The Company shall have received evidence satisfactory to it that the Merger Consideration has been deposited with the Exchange Agent pursuant to the Exchange Agent Agreement.

          (f)    The Company shall have received evidence satisfactory to it that the Purchaser has complied with the last sentence of Section 5.4 by purchasing such insurance as specified therein.

VII.

TERMINATION; AMENDMENT; WAIVER

        7.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time:

          (a)  By mutual written consent of the Board of Directors of Purchaser and the Board of Directors of the Company;

          (b)  By either Purchaser or the Company, if any of the conditions to such party's obligation to consummate any aspect of the Merger shall have become impossible to satisfy prior to the August 1, 2003 (the "Termination Date") (unless such impossibility shall be due to the action or failure to act in breach of this Agreement by the party seeking to terminate this Agreement);

          (c)  By Purchaser at any time after the stockholders of Company fail to approve this Agreement and the Merger in a vote taken at a meeting duly convened for that purpose; or by Purchaser because the Company fails to call such a meeting in accordance with this Agreement;

          (d)  By Purchaser or the Company in the event of a breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy any closing conditions, in the case of Purchaser, set forth in Section 6.2 hereof, or, in the case of Company, Section 6.3 hereof, except in each case, for any such breach which has been disclosed pursuant to Section 5.8 and waived by the non- disclosing party pursuant to Section 5.8 or cured by the disclosing party prior to the Effective Time and within the time period specified in Section 5.8;

          (e)  By either party after the Termination Date, in the event the Merger has not been consummated by such date (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein);

          (f)    By the Company, if (i) the Company has complied with the provisions of Section 4.2, (ii) the Company's Board of Directors shall have determined, in its good faith judgment and in accordance with Section 4.2, that it has received a Superior Proposal and that it would be in the best interests of Company's stockholders to pursue such Superior Proposal and (iii) the Company shall have tendered, in immediately available funds, the payments contemplated by Section 7.2(a); provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(f) until the expiration of five (5) business days after the Superior Proposal referenced in this Section 7.1(f) has been delivered to Purchaser, together with such other information required pursuant to Section 4.2 and a summary of the terms of any such Superior Proposal;

          (g)  By Purchaser, if, after the date hereof, any Third Party shall have commenced or, made a Competing Proposal, and thereafter the Board of Directors of the Company shall have withdrawn, or materially and adversely modified or changed its recommendation of this Agreement or any aspect of the Merger and the stockholders of the Company do not approve this Agreement and the Merger;

          (h)  By (i) Purchaser if the Company commits a willful breach of its obligations under this Agreement or by (ii) the Company if Purchaser commits a willful act or omission that constitutes a breach of its obligations under this Agreement; and in each instance such willful act or omission that constitutes a breach is not cured within ten (10) days after receipt by the breaching party of written demand for cure by the non-breaching party. For purposes of this Agreement, a "willful breach" means a knowing and intentional violation by a party of any of its covenants, agreements or obligations under this Agreement;

        7.2    Termination Fee.

          (a)  In the event this Agreement is terminated (i) by the Company as provided in Section 7.1(f) or as provided in Section 7.1(b) due to the failure to satisfy the conditions of Section 6.1(b); or (ii) by Purchaser as provided in any of Sections 7.1(c) or 7.1(g), then the Company shall pay to Purchaser, if it has not already done so, in immediately available funds, an amount equal to $2,500,000 within ten (10) business days after demand for payment by Purchaser following such termination, except that if the termination is caused by the failure to satisfy the conditions of Section 6.1(b), then such payment shall be limited to $500,000 unless the Company has received, or a Third Party has commenced, a Competing Proposal.

          (b)  In the event this Agreement is terminated under the circumstances set forth in Section 7.1(b), or by Purchaser under Section 7.1(d) and both of the following conditions are satisfied:

            (i)    The Company has received, or a Third Party has commenced, a Competing Proposal after the date hereof and prior to the termination of this Agreement; and

            (ii)  The Company and a Third Party enter into an agreement (the "Signing Event") within twelve (12) months following the termination of this Agreement,

  then the Company shall pay to Purchaser, in immediately available funds, an amount equal to $2,500,000 within ten (10) business days after demand for payment by Purchaser following the

  Signing Event. Such payment shall be in lieu of and not in addition to any payment due under Section 7.2(a).

          (c)  In the event (i) this Agreement is terminated by Purchaser other than as permitted by Section 7.1 and (ii) Purchaser is acquired by another entity within twelve (12) months following the termination of this Agreement, then Purchaser shall pay to Company, in immediately available funds, an amount equal to $2,500,000 within ten (10) business days after demand for payment by Company following such acquisition.

          (d)  In the event this Agreement is terminated by either Purchaser or the Company on account of the inability of Purchaser to obtain any necessary approval of the Governmental Authorities, Purchaser shall pay to the Company in immediately available funds an amount equal to $250,000 within ten (10) business days after demand for payment by the Company following such termination; provided, however, the payment required by this Section 7.2(d) shall not be required in the event the failure to obtain any such approval is the result of regulatory matters relating to the Company and/or the Bank.

        7.3    Expenses.    Except as provided elsewhere herein, Purchaser and Company shall each bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel. In the event one of the parties hereto files suit to enforce this Section 7.3 or a suit seeking to recover costs and expenses or damages for breach of this Agreement pursuant to Section 7.2, the costs, fees, charges and expenses (including attorneys' fees and expenses) of the prevailing party in such litigation (and any related litigation) shall be borne by the non-prevailing party.

        7.4    Survival of Agreements.    In the event of termination of this Agreement by either Purchaser or the Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 5.1(b), 5.9, 7.2, 7.3 and 7.4 hereof shall survive the termination hereof.

        7.5    Amendment.    This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders of the Company but, after such approval, no amendment shall be made which changes the form of consideration or adversely affects or decreases the value of the consideration to be received by the stockholders of the Company without the further approval of such stockholders or which in any other way adversely affects the rights of the stockholders of the Company without the further required approval of the stockholders so affected. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Purchaser and the Company may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof and thereof, as may be required to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby.

        7.6    Waiver.    Any term, provision or condition of this Agreement (other than requirements for stockholder approval and required approvals of the Governmental Authorities)

may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same except as provided in Section 5.8. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by Purchaser of the Company or the Company of Purchaser prior to or after the date hereof shall estop or prevent either party from exercising any right hereunder or be deemed to be a waiver of any such right.

VIII.

GENERAL PROVISIONS

        8.1    Survival.    All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective Time) shall not survive the Effective Time.

        8.2    Notice.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

(a)	if to Purchaser or Merger Sub:	Bridgeview Bancorp, Inc. 7940 South Harlem Avenue
Bridgeview, Illinois 60455
		Attention:	William L. Conaghan, Vice Chairman and Chief Executive Officer
		Telephone	(708) 594-7400
Number:
		Facsimile	(708) 594-3677
Number:
	with a copy to:	Vedder, Price, Kaufman & Kammholz 222 North LaSalle Street, Suite 2600 Chicago, Illinois 60601 Attention: James M. Kane, Esq.
		Telephone	(312) 609-7533
Number:
		Facsimile	(312) 609-5005
Number:

(b)	if to the Company:	Upbancorp, Inc. 4753 N. Broadway Chicago, Illinois 60640
		Attention:	Richard K. Ostrom, Chairman, President and Chief Executive Officer
		Telephone	(773) 878-2000
Number:
		Facsimile	(773) 989-5780
Number:
	with a copy to:	Hinshaw & Culbertson 222 North LaSalle Street, Suite 300 Chicago, Illinois 60601 Attention: Timothy M. Sullivan, Esq.
		Telephone	(312) 704-3852
Number:
		Facsimile	(312) 704-3001
Number:

        8.3    Applicable Law.

          (a)  This Agreement shall be construed and interpreted in all respects, including validity, interpretation and effect, by the laws of the State of Delaware with respect to matters of corporate laws and, with respect to all other matters, by the laws of the State of Illinois, except to the extent that the federal laws of the United States apply, and without giving effect to the conflict of laws provisions thereof.

          (b)  In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal or state court located in Cook County, Illinois (and elsewhere with respect to appellate courts with jurisdiction over such matter) in the event any dispute arises our of this Agreement or any of the transactions contemplated hereby, and consents to service of process by notice as provided in Section 8.2 of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in Cook County, Illinois.

        8.4    Waiver of Jury Trial.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH

PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 8.4.

        8.5    Material Adverse Effect.    "Material Adverse Effect" means, with respect to Purchaser or the Company, as the case may be, any condition, event, change or occurrence that has or may reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations, of the Company or Purchaser on a consolidated basis; or (ii) impair in any material respect the ability of the Company or Purchaser to perform its obligations under this Agreement; it being understood that a Material Adverse Effect shall not include: (1) a change with respect to, or effect on, the Company or Purchaser resulting from a change in law, rule, regulation, GAAP or regulatory accounting principles, as such would apply to the financial statements of the Company or Purchaser on a consolidated basis; (2) a change with respect to, or effect on, the Company or Purchaser resulting from expenses (such as legal, accounting and investment bankers fees) incurred in connection with the transactions contemplated by this Agreement, including the costs of litigation defending any of the transactions contemplated herein; (3) the payment of any amounts due to, or the provision of any benefits to, any officer or employee under employment contracts or employee benefit plans, severance agreements, consulting agreements or other arrangements in existence as of the date hereof; (4) a change with respect to, or effect on, the Company or Purchaser resulting from any other matter affecting similarly situated depository institutions generally (including financial institutions and their holding companies) including changes in general economic conditions and changes in prevailing interest and deposit rates; or (5) actions or omissions by the Company or Purchaser taken (A) with the prior written consent of the Company or Purchaser, as the case may be, (B) in contemplation of the transactions contemplated hereby or (C) as required or permitted hereunder.

        8.6    Headings, Etc.    The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.7    Severability.    If any term, provision, covenant or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

        8.8    Construction.    (a)  Any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

          (b)  In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding;" (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Chicago, Illinois time; (vi) "including" means including, but not limited to; (vii) all references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; and (ix) the captions and headings of Articles, Sections, Schedules and Exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning of interpretation of this Agreement or any of its provisions. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

        8.9    Disclosure Schedule; Standard.    The Disclosure Schedule of the Company sets forth, among other things, items the disclosure which the Company deems necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III hereof; provided, that the mere inclusion of an item in a the Disclosure Schedule of the Company as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the Company.

        8.10    Entire Agreement; Binding Effect; Nonassignment; Counterparts.    Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

BRIDGEVIEW BANCORP, INC.
/s/ WILLIAM L. CONAGHAN
By:	William L. Conaghan
Its:	Chief Executive Officer
BRIDGEVIEW ACQUISITION CORP.
/s/ WILLIAM L. CONAGHAN
By:	William L. Conaghan
Its:	Chairman
UPBANCORP, INC.
/s/ RICHARD K. OSTROM
By:	Richard K. Ostrom
Its:	Chairman, President and Chief Executive Officer

Howe Barnes Investments, Inc. 135 South LaSalle Street Chicago, Illinois 60603-4398 312 655 3000 Member of the New York Stock Exchange

Annex B

April 18, 2003

Board of Directors
Upbancorp, Inc.
4753 N. Broadway
Chicago, IL 60640

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of Upbancorp, Inc. ("Upbancorp") of the consideration to be paid for the exchange of common shares in the merger (the "Merger") of Upbancorp with Bridgeview Bank Group ("Bridgeview"), pursuant to the Agreement and Plan of Merger, dated February 14, 2003, by and between Upbancorp and Bridgeview (the "Merger Agreement").

Pursuant to the Merger Agreement, Upbancorp will merge with and into a newly-formed subsidiary of Bridgeview, and Upbancorp shall be the surviving corporation in the Merger. Each share of Upbancorp common stock outstanding immediately prior to the effective time of the Merger (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be exchanged for $67.90/share or $56,700,234 in cash, subject to adjustment. (the "Total Consideration"). The terms of the Merger are more fully set forth in the Merger Agreement.

For purposes of this opinion and in connection with our review of the proposed transaction, we have, among other things:

  1.
  Participated in discussions with representatives of Upbancorp concerning the company's financial condition, businesses, assets, earnings, prospects, and such senior management's views as to its future financial performance;

  2.
  Reviewed the terms of the Merger Agreement;

  3.
  Reviewed certain publicly available financial statements, both audited (where available) and unaudited, and related financial information of Upbancorp and Bridgeview. For Bridgeview, we have reviewed the three most recent Annual Reports and FRB Y-9 filings, as well as its FRB Y-6 quarterly filings for March 31,

Board of Directors
Upbancorp, Inc.

    2002, June 30, 2002, September 30, 2002 and December 31, 2002. For Upbancorp, we have reviewed the three most recent Annual Reports on Form 10-K and the respective Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002, September 30, 2002 and the FRB Y-9 for December 31, 2002. Additionally, we reviewed internally generated reports relating to asset/liability management, asset quality and so forth;

  4.
  Discussed and reviewed certain aspects of the past and current business operations, financial condition, and future prospects of Upbancorp with certain members of management;

  5.
  Reviewed reported market prices and historical trading activity of Upbancorp common stock;

  6.
  Reviewed certain aspects of the financial performance of Upbancorp and Bridgeview and compared such financial performance of Upbancorp and Bridgeview, together with stock market data relating to Upbancorp and Bridgeview common stock, with similar data available for certain other financial institutions and certain of their publicly traded securities; and

  7.
  Reviewed certain of the financial terms, to the extent publicly available, of certain recent business combinations involving other financial institutions.

We have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by Upbancorp, Bridgeview, and their respective representatives, and of the publicly available information that was reviewed by us. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances, and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of Upbancorp and Bridgeview at September 30, 2002 and December 31, 2002 are adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of Upbancorp or Bridgeview, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Upbancorp or Bridgeview, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.

Board of Directors
Upbancorp, Inc.

Howe Barnes Investments, Inc. ("HBI"), as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, and valuations for other purposes. In the ordinary course of our business HBI acts as a market maker, buying and selling the common stock of Upbancorp for our own account and for the accounts of our customers. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of Upbancorp and will receive a fee for our services.

HBI's opinion as expressed herein is limited to the fairness, from a financial point of view, of the consideration to be received by holders of Upbancorp common stock in the Acquisition and does not address Upbancorp's underlying business decision to proceed with the Merger. We have been retained on behalf of the Board of Directors of Upbancorp, and our opinion does not constitute a recommendation to any holder of Upbancorp common stock as to how such holder should vote with respect to the Merger Agreement at any meeting of holders of Upbancorp common stock.

Subject to the foregoing and based on our experience as investment bankers, our activities as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Consideration is fair, from a financial point of view, to the holders of Upbancorp common stock.

Sincerely, HOWE BARNES INVESTMENTS, INC.
/s/ PAUL A. O'CONNOR Paul A. O'Connor, First Vice President

Annex C

SECTION 262 OF THE
DELAWARE GENERAL CORPORATION LAW

§262 Appraisal rights.

(a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)    Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

        (1)    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

        (2)    Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3)    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)    Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)    Appraisal rights shall be perfected as follows:

        (1)    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2)    If the merger or consolidation was approved pursuant to §228 or §253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)    Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)    At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)    After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)    From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY FOR SHARES OF COMMON STOCK SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF THE SHAREHOLDERS
OF UPBANCORP, INC., TO BE HELD ON
May 20, 2003

        The undersigned hereby appoints Delbert R. Ellis and Marvin L. Kocian, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Upbancorp, Inc., to be held at Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois 60640, on Tuesday, May 20, 2003, at 9:45 A.M., local time, or any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

1.    MERGER: Approval of the principal terms of the Agreement and Plan of Merger, dated February 14, 2003, by and between the Company and Bridgeview Bancorp, Inc. ("Bridgeview"), and Bridgeview Acquisition Corp., a wholly owned subsidiary of Bridgeview, which provides for the merger of Bridgeview Acquisition Corp. with and into the Company.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /
2.	ELECTION OF DIRECTORS:
	/ / FOR all nominees listed below (except as marked to the contrary below)	/ / WITHHOLD AUTHORITY to vote for all nominees listed below
Stephen W. Edwards and Alfred E. Hackbarth, Jr.

(continued and to be signed on other side)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

3.    ADJOURNMENT:    Approval of the potential adjournment of the Annual Meeting, if necessary, to solicit proxies for additional votes in favor of the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

4.    TRANSACTION OF OTHER BUSINESS:    In accordance with their discretion, upon all other matters that may properly come before said Meeting and any adjournment thereof.

Please Sign Here

	Dated:	, 2003
Note: Please date proxy and sign it exactly as name or names appear above. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.

QuickLinks

Questions And Answers About The Merger
Summary
Market Price Data
Annual Meeting
The Merger
Bridgeview Bancorp, Inc.
Election of Directors
Relationship With Independent Public Accountants
  Adjournment of the Annual Meeting
Cautionary Statement Regarding Forward-Looking Statements
Where You Can Find More Information
Shareholders' Proposals for 2004 Annual Meeting
  Annex A

Annex B
Annex C